ING (lion logo)

ING USA ANNUITY AND LIFE INSURANCE COMPANY
(FORMERLY GOLDEN AMERICAN LIFE INSURANCE COMPANY)


                              PROSPECTUS SUPPLEMENT
                              DATED JANUARY 2, 2004

                         SUPPLEMENT TO PROSPECTUSES FOR
     GOLDENSELECT GUARANTEE ANNUITY AND SMARTDESIGN MULTI-RATE INDEX ANNUITY
         GROUP AND INDIVIDUAL MODIFIED GUARANTEED ANNUITY CONTRACTS AND
    FIXED ACCOUNT I, FIXED ACCOUNT II, AND GOLDEN AMERICAN GUARANTEED ACCOUNT

The information in this Supplement updates and amends certain information contained in the May 1, 2003 Prospectuses for the GoldenSelect Guarantee Annuity and SmartDesign Multi-Rate Index Annuity group and individual modified guaranteed annuity contracts and the Fixed Account I, Fixed Account II, and Golden American Guaranteed Accounts. Please read this Supplement carefully and keep it with your Prospectus for future reference.

MERGER AND NAME CHANGE

Effective January 1, 2004 (the "Merger Date") and pursuant to certain regulatory approvals, Equitable Life Insurance Company of Iowa, United Life & Annuity Insurance Company, and USG Annuity & Life Company (the "Merger Companies") merged with and into their affiliate, Golden American Life Insurance Company ("Golden American").

As of the Merger Date, the Merger Companies ceased to exist and were succeeded by Golden American. All contracts previously issued by the Merger Companies became contracts of Golden American. The merger will have no effect on your contract. The merger was structured to have no adverse tax consequences (including federal tax consequences) for any contract owner.

On the Merger Date, Golden American was renamed ING USA Annuity and Life Insurance Company ("ING USA").

REDOMESTICATION

Immediately prior to the merger, Golden American changed its state of domicile from Delaware to Iowa and became an Iowa stock life insurance company.

The redomestication, merger and name change were all effective January 1, 2004.

FINANCIAL INFORMATION

Attached to this Supplement is a copy of the Current Report on Form 8-K filed by ING USA with the Securities and Exchange Commission on January 2, 2004. This Report contains additional information about the merger, including certain financial statements of the Merger Companies and of ING USA.

ADDITIONAL INFORMATION

If you have any questions, please contact your registered representative, or write or call our Customer Contact Center at P.O. Box 9271, Des Moines, Iowa 50306-9271, 1-800-366-0066.




ING USA ANNUITY AND LIFE INSURANCE COMPANY
ING USA Annuity and Life Insurance Company is a stock company domiciled in Iowa.

127479--Golden MVA Post Merger                                          01/02/04

                                      INDEX



                                                                           Page
                                                                           ----

Item 2.   Acquisition or Disposition of Assets                               3

Item 5.   Other Events                                                       3

Item 7.   Financial Statements and Exhibits                                  5

          (a) Financial Statements of Business Acquired                      5
          (b) Pro Forma Financial Information in Accordance
              with Accounting  Principles Generally Accepted
              in the United States of America                                5
          (c) Exhibits                                                      14


Item 2.   Acquisition or Disposition of Assets

          On January 1, 2004 (the "merger date"), Equitable Life Insurance Company of Iowa ("ELIC"), USG Annuity & Life Company ("USG"), and
          United Life & Annuity Insurance Company ("ULA") (the "Merger Companies"), merged with and into Golden American Life Insurance
          Company ("Golden"). Also on January 1, 2004, immediately after the merger, Golden changed its name to ING USA Annuity and Life Insurance Company ("ING USA" or the "Company"). As of the merger date, the Merger Companies ceased to exist and were succeeded by the Company. ING USA is domiciled in Iowa and is a wholly-owned subsidiary of Lion Connecticut Holdings Inc., which is an indirect, wholly-owned subsidiary of ING Groep N.V. ("ING"), a global financial services holding company based in The Netherlands.

          Statement of Financial Accounting Standards No. 141, Business Combinations, excludes transfers of net assets or exchanges of shares between entities under common control, and notes that certain provisions under Accounting Principles Board Opinion No. 16, Business Combinations ("APB 16"), provide a source of guidance for such transactions. In accordance with APB 16, financial information of the combined entity is presented as if the entities had been combined for the full year, and all comparative financial statements are restated and presented as if the entities had previously been combined, in a manner similar to a pooling-of-interests.

          Prior to the merger date, the Merger Companies were affiliated companies of ING USA and indirect, wholly-owned subsidiaries of ING. ELIC was domiciled in Iowa and offered various insurance products, including deferred and immediate annuities, variable annuities, and interest sensitive and traditional life insurance. ULA was also domiciled in Iowa and primarily offered annuity related insurance products, as well as life and health insurance that was ceded to other insurers. USG was domiciled in Oklahoma and offered various insurance products, including deferred fixed annuities, immediate annuities, and interest-sensitive life insurance.

          Each Board of Directors and each sole shareholder of the Merger Companies and the Board of Directors and sole shareholder of the Company approved the merger plan on June 25, 2003 (see Exhibit 99.8). The State of Iowa Insurance Division and the Department of Insurance of the State of Oklahoma also approved the merger.


Item 5.   Other Events

          Golden was renamed from "Golden American Life Insurance Company" to "ING USA Annuity and Life Insurance Company." The name change occurred immediately after the merger of ELIC, USG, and ULA with and into Golden, with the Company remaining as the surviving corporation under the name ING USA Annuity and Life Insurance Company.

          The Company, formerly a Delaware insurance company, changed its state of domicile from Delaware to Iowa and became an Iowa insurance company immediately prior to the merger of ELIC, USG, and ULA, with and into Golden. On July 16, 2003, the Insurance Division of the State of Iowa approved the Restated Articles of Incorporation, effectively approving the re-domestication of the Company. The re-domestication was effective on January 1, 2004.

Item 7.   Financial Statements and Exhibits

          (a)  Financial Statements of Businesses Acquired

               Included are the financial statements of ELIC (the survivor to the merger with Ameribest Life Insurance Company, an affiliate, on January 1, 2003), USG, and ULA, prepared in conformity with statutory accounting principles ("SAP") (financial statements for these entities were not historically prepared in conformity with accounting principles generally accepted in the United States of America ("GAAP")). These statements include audited statutory basis financial statements for the years ended December 31, 2002 and 2001, as well as unaudited statutory basis financial statements for the nine months ended September 30, 2003 and September 30, 2002 (financial statements for the three months ended September 30 are not required for statutory purposes).

               See (c) Exhibits for financial statements.

          (b) Pro Forma Financial Information in Accordance with Accounting Principles Generally Accepted in the United States of America

               Unaudited Pro Forma  Condensed  Consolidated  Balance Sheet as of
                 September  30, 2003
               Unaudited Pro Forma Condensed  Consolidated  Statements of Income
                 for the Nine Months Ended September 30, 2003 and 2002
               Unaudited Pro Forma Condensed  Consolidated  Statements of Income
                 for the Years Ended December 31, 2002, 2001, and 2000
               Notes to Unaudited  Pro Forma  Condensed  Consolidated  Financial
                 Statements as of September 30, 2003, and for the periods ended December 31, 2002, 2001, and 2000, and September 30, 2003 and 2002

               The following unaudited pro forma condensed consolidated financial information is based on the historical financial statements of ING USA, ELIC, USG, and ULA, and has been prepared to illustrate the effects of the merger of ELIC, USG, and ULA, with and into Golden. The unaudited pro forma condensed consolidated financial information is presented for illustration purposes only, and is not necessarily indicative of the operating results or financial position that would have occurred if the merger had been consummated, nor is it necessarily indicative of future operating results or financial position of the consolidated company.

Unaudited Pro Forma Condensed Consolidated Balance Sheet as of
September 30, 2003
--------------------------------------------------------------------------------



                                                                                                        Pro Forma       Pro Forma
(Millions)                                      ING USA         ELIC          USG          ULA         Adjustments     Consolidated
                                             -------------  ------------  ------------  ---------  -----------------   -------------
Assets
Investments:
  Fixed maturities, available for sale,
    at fair value                            $    5,458.8   $   3,800.2   $   6,337.5   $  611.7   $        -          $   16,208.2
  Equity securities, at fair value:
    Common stock                                        -          20.5             -          -            -                  20.5
    Preferred stock                                     -           0.4           1.3          -            -                   1.7
    Investment in mutual funds                        9.3         120.0             -          -            -                 129.3
    Investment in subsidiaries                          -       1,878.8             -          -     (1,878.8)(1)                 -
    Mortgage loans on real estate                   770.3         954.3       1,501.3       38.0            -               3,263.9
    Real estate                                         -           3.0           3.7          -            -                   6.7
    Policy loans                                     17.2         127.9          31.9        0.9            -                 177.9
    Short-term investments                              -         127.2          22.0          -            -                 149.2
    Other investments                                26.6         207.0         (77.3)       8.4       (135.0)(2)              29.7
                                             -------------  ------------  ------------  ---------  -----------------   -------------
Total investments                                 6,282.2       7,239.3       7,820.4      659.0     (2,013.8)             19,987.1

Cash and cash equivalents                            55.5          22.3         570.7        2.0            -                 650.5
Accrued investment income                            64.5          48.5          77.8        7.0            -                 197.8
Reinsurance recoverable                              14.3           6.4           0.7          -            -                  21.4
Receivable for securities sold                       21.7          37.5          58.1       14.9            -                 132.2
Deferred policy acquisition costs                   796.9         791.5         145.8        2.8            -               1,737.0
Value of business acquired                            8.7          70.2          33.8        3.3            -                 116.0
Other assets                                         16.2           9.4           1.4       (0.1)           -                  26.9
Assets held in separate accounts                 14,692.5         980.4             -       60.8            -              15,733.7
                                             -------------  ------------  ------------  ---------  -----------------   -------------
Total assets                                 $   21,952.5   $   9,205.5   $   8,708.7   $  749.7   $ (2,013.8)         $   38,602.6
                                             =============  ============  ============  =========  =================   =============

Liabilities and Shareholder's Equity
Policy liabilities and accruals:
  Future policy benefits and
    claims reserves                          $    5,395.9   $   5,449.0   $   7,266.4   $  577.5   $        -          $   18,688.8
Notes to affiliates                                 170.0             -             -          -       (135.0)(2)              35.0
Due to affiliates                                     9.1          22.2          20.7        1.3            -                  53.3
Payables for securities purchased                    42.4          66.6          83.3       14.8            -                 207.1
Borrowed money                                      111.0         207.8         784.6          -            -               1,103.4
Current income taxes                                 22.2         (19.3)        (22.4)      (1.7)           -                 (21.2)
Deferred income taxes                               129.3         (75.2)        (47.8)      (8.9)           -                  (2.6)
Other liabilities                                    36.4          99.4          88.8        1.7            -                 226.3
Liabilities related to separate accounts         14,692.5         980.4             -       60.7            -              15,733.6
                                             -------------  ------------  ------------  ---------  -----------------   -------------
Total liabilities                                20,608.8       6,730.9       8,173.6      645.4       (135.0)             36,023.7
                                             -------------  ------------  ------------  ---------  -----------------   -------------
Shareholder's equity
  Common stock                                        2.5           5.0           2.5        8.4        (15.9)(1)(3)            2.5
  Additional paid-in capital                      1,358.4       3,600.3       1,468.2      188.7     (2,815.7)(1)(3)        3,799.9
  Accumulated other comprehensive income             77.0         289.7         130.6       13.6       (207.6)(1)             303.3
  Retained deficit                                  (94.2)     (1,420.4)     (1,066.2)    (106.4)     1,160.4 (1)          (1,526.8)
                                             -------------  ------------  ------------  ---------  -----------------   -------------
Total shareholder's equity                        1,343.7       2,474.6         535.1      104.3     (1,878.8)              2,578.9
                                             -------------  ------------  ------------  ---------  -----------------   -------------
Total liabilities and shareholder's equity   $   21,952.5   $   9,205.5   $   8,708.7   $  749.7   $ (2,013.8)         $   38,602.6
                                             =============  ============  ============  =========  =================   =============

Unaudited Pro Forma Condensed Consolidated Statement of Income for the
9 Months Ended September 30, 2003
--------------------------------------------------------------------------------


                                                                                                        Pro Forma        Pro Forma
(Millions)                                      ING USA         ELIC          USG          ULA         Adjustments     Consolidated
                                             -------------  ------------  -----------  -----------  ----------------   -------------
Revenue:
  Premiums                                   $          -   $      20.6   $      0.7   $        -   $         -        $       21.3
  Fee income                                        221.2          35.6         11.2          1.8             -               269.8
  Net investment income                             167.8         221.1        345.9         27.3          (7.6)(2)           754.5
  Net realized capital gains (losses)                87.8          (1.5)        (0.6)         8.9             -                94.6
  Other income (loss)                                (0.1)          6.3          1.0            -             -                 7.2
                                             -------------  ------------  -----------  -----------  ----------------   -------------
Total revenue                                       476.7         282.1        358.2         38.0          (7.6)            1,147.4
                                             -------------  ------------  -----------  -----------  ----------------   -------------
Benefits, losses and expenses:
  Benefits:
    Interest credited and other
      benefits to policyholders                     271.7         226.0        276.3         20.0             -               794.0
  Underwriting, acquisition, and
    insurance expenses:
      General expenses                               81.7          45.0         26.2          2.4             -               155.3
      Commissions                                   175.2          26.6         34.1          0.4             -               236.3
      Policy acquisition costs deferred            (150.3)       (151.3)       (43.3)        (0.3)            -              (345.2)
  Amortization of deferred policy
     acquisition costs and value of
     business acquired                              129.9          56.1         44.5          5.7             -               236.2
  Other:
    Expense and charges reimbursed
      under modified coinsurance agreements         (88.8)         89.3            -            -             -                 0.5
    Interest expense                                 10.3           5.0          4.6            -          (7.6)(2)            12.3
                                             -------------  ------------  -----------  -----------  ----------------   -------------
Total benefits, losses and expenses                 429.7         296.7        342.4         28.2          (7.6)            1,089.4
                                             -------------  ------------  -----------  -----------  ----------------   -------------
Income (loss) before income taxes                    47.0         (14.6)        15.8          9.8             -                58.0
Income tax expense (benefit)                          7.3          (5.6)         5.5          3.4             -                10.6
Equity in subsidiaries                                  -          50.0            -            -         (50.0)(4)               -
                                             -------------  ------------  -----------  -----------  ----------------   -------------
Net income (loss)                            $       39.7   $      41.0   $     10.3   $      6.4   $     (50.0)       $       47.4
                                             =============  ============  ===========  ===========  ================   =============

Unaudited Pro Forma Condensed Consolidated Statement of Income for the
9 Months Ended September 30, 2002
--------------------------------------------------------------------------------



                                                                                                        Pro Forma       Pro Forma
(Millions)                                      ING USA         ELIC          USG          ULA         Adjustments     Consolidated
                                             -------------  ------------  -----------  -----------  -----------------  -------------
Revenue:
  Premiums                                   $          -   $      23.4   $      0.9   $        -   $         -        $       24.3
  Fee income                                        167.3          42.0         16.1          3.0             -               228.4
  Net investment income                             132.3         162.9        293.8         33.3          (9.6)(2)           612.7
  Net realized capital gains (losses)                 0.4         (34.3)       (55.2)        (6.9)            -               (96.0)
  Other income (loss)                                   -           6.3          2.0            -             -                 8.3
                                             -------------  ------------  -----------  -----------  -----------------  -------------
Total revenue                                       300.0         200.3        257.6         29.4          (9.6)              777.7
                                             -------------  ------------  -----------  -----------  -----------------  -------------
Benefits, losses and expenses:
  Benefits:
    Interest credited and other
      benefits to policyholders                     212.1         178.3        274.2         20.3             -               684.9
  Underwriting, acquisition, and
    insurance expenses:
      General expenses                              106.1          36.2         24.4          1.2             -               167.9
      Commissions                                   239.8          33.7         60.3          0.4             -               334.2
      Policy acquisition costs deferred            (242.9)       (145.3)       (66.2)           -             -              (454.4)
  Amortization of deferred policy
    acquisition costs and value of
    business acquired                               129.2          72.5         36.3          3.4             -               241.4
  Other:
    Expense and charges reimbursed
      under modified coinsurance
      agreements                                    (77.6)         74.1            -            -             -                (3.5)
    Interest expense                                 12.7           5.1          4.6            -          (9.6)(2)            12.8
                                             -------------  ------------  -----------  -----------  -----------------  -------------
Total benefits, losses and expenses                 379.4         254.6        333.6         25.3          (9.6)              983.3
                                             -------------  ------------  -----------  -----------  -----------------  -------------
Income (loss) before income taxes                   (79.4)        (54.3)       (76.0)         4.1             -              (205.6)
Income tax expense (benefit)                        (25.7)        (19.5)       (26.6)         1.4             -               (70.4)
Equity in subsidiaries                                  -        (103.1)           -            -         103.1(4)                -
                                             -------------  ------------  -----------  -----------  -----------------  -------------
Income (loss) before cumulative effect
  of change in accounting principle          $      (53.7)  $    (137.9)  $    (49.4)  $      2.7   $     103.1        $     (135.2)
                                             =============  ============  ===========  ===========  =================  =============

Unaudited Pro Forma Condensed Consolidated Statement of Income for the
Year Ended December 31, 2002
--------------------------------------------------------------------------------



                                                                                                        Pro Forma        Pro Forma
(Millions)                                      ING USA         ELIC          USG          ULA         Adjustments     Consolidated
                                             -------------  ------------  -----------  -----------  -----------------  -------------
Revenue:
  Premiums                                   $          -   $      30.2   $      1.1   $        -   $           -      $       31.3
  Fee income                                        204.0          54.0         20.0          3.7               -             281.7
  Net investment income                             197.7         249.7        416.6         44.1           (12.2)(2)         895.9
  Net realized capital gains (losses)                 4.2         (43.7)       (65.7)         2.1               -            (103.1)
  Other income (loss)                                 3.5          10.3          2.4          0.1               -              16.3
                                             -------------  ------------  -----------  -----------  -----------------  -------------
Total revenue                                       409.4         300.5        374.4         50.0           (12.2)          1,122.1
                                             -------------  ------------  -----------  -----------  -----------------  -------------
Benefits, losses and expenses:
  Benefits:
    Interest credited and other
      benefits to policyholders                     276.5         246.0        370.5         26.8               -             919.8
  Underwriting, acquisition, and
    insurance expenses:
      General expenses                              139.7          46.5         33.0          1.0               -             220.2
      Commissions                                   288.7          41.5         71.7          0.6               -             402.5
      Policy acquisition costs deferred            (292.2)       (186.6)       (80.2)           -               -            (559.0)
  Amortization of deferred policy
    acquisition costs and value
    of business acquired                            127.8         126.0         44.5          3.8               -             302.1
  Other:
    Expense and charges reimbursed
      under modified coinsurance
      agreements                                   (104.9)        100.9            -            -               -              (4.0)
    Interest expense                                 16.0           6.9          6.1            -           (12.2)(2)          16.8
                                             -------------  ------------  -----------  -----------  -----------------  -------------
Total benefits, losses and expenses                 451.6         381.2        445.6         32.2           (12.2)          1,298.4
                                             -------------  ------------  -----------  -----------  -----------------  -------------
Income (loss) before income taxes                   (42.2)        (80.7)       (71.2)        17.8               -            (176.3)
Income tax expense (benefit)                        (12.5)        (29.0)       (24.9)         6.2               -             (60.2)
Equity in subsidiaries                                  -         (76.0)           -            -            76.0(4)              -
                                             -------------  ------------  -----------  -----------  -----------------  -------------
Income (loss) before cumulative effect
  of change in accounting principle          $      (29.7)  $    (127.7)  $    (46.3)  $     11.6   $        76.0      $    (116.1)
                                             =============  ============  ===========  ===========  =================  =============

Unaudited Pro Forma Condensed Consolidated Statement of Income for the
Year Ended December 31, 2001
--------------------------------------------------------------------------------



                                                                                                        Pro Forma        Pro Forma
(Millions)                                      ING USA         ELIC           USG         ULA         Adjustments     Consolidated
                                             -------------  ------------  -----------  -----------  -----------------  -------------
Revenue:
  Premiums                                   $          -   $      33.2   $      1.1   $        -   $           -      $       34.3
  Fee income                                        188.9          56.7         23.9          4.8               -             274.3
  Net investment income                              94.4         234.7        481.0         54.1           (14.3)(2)         849.9
  Net realized capital gains (losses)                (6.5)        (32.7)       (55.5)         1.3               -             (93.4)
  Other income (loss)                                   -           9.4          1.4            -               -              10.8
                                             -------------  ------------  -----------  -----------  -----------------  -------------
Total revenue                                       276.8         301.3        451.9         60.2           (14.3)          1,075.9
                                             -------------  ------------  -----------  -----------  -----------------  -------------

Benefits, losses and expenses:
  Benefits:
    Interest credited and other
      benefits to policyholders                     209.0         179.2        356.1         38.9               -             783.2
  Underwriting, acquisition, and
    insurance expenses:
      General expenses                              119.9          94.7         23.3          3.3               -             241.2
      Commissions  C                                232.4          51.0         35.4          0.7               -             319.5
      Policy acquisition costs deferred            (128.2)       (312.6)       (47.1)        (0.6)              -            (488.5)
  Amortization of deferred policy
    acquisition costs and value of
    business acquired                                49.6          55.6         65.3          4.4               -             174.9
  Goodwill                                            4.2          13.0         19.1          1.1               -              37.4
  Other:
    Expense and charges reimbursed
      under modified coinsurance
      agreements                                   (225.6)        224.6            -            -               -              (1.0)
    Interest expense                                 19.4           7.3         10.8          0.3           (14.3)(2)          23.5
                                             -------------  ------------  -----------  -----------  -----------------  -------------
Total benefits, losses and expenses                 280.7         312.8        462.9         48.1           (14.3)          1,090.2
                                             -------------  ------------  -----------  -----------  -----------------  -------------
Income (loss) before income taxes                    (3.9)        (11.5)       (11.0)        12.1               -             (14.3)
Income tax expense (benefit)                          0.1           0.5          2.8          4.6               -               8.0
Equity in subsidiaries                                  -         (17.8)           -            -            17.8(4)              -
                                             -------------  ------------  -----------  -----------  -----------------  -------------
Net income (loss)                            $       (4.0)  $     (29.8)  $    (13.8)  $      7.5   $        17.8      $      (22.3)
                                             =============  ============  ===========  ===========  =================  =============

Unaudited Pro Forma Condensed Consolidated Statement of Income for the
Year Ended December 31, 2000
--------------------------------------------------------------------------------


                                                                                                        Pro Forma        Pro Forma
(Millions)                                       ING USA         ELIC         USG          ULA         Adjustments     Consolidated
                                             -------------  ------------  -----------  -----------  -----------------  -------------

Revenue:
  Premiums                                   $          -   $      33.0   $      2.3   $        -   $           -      $       35.3
  Fee income                                        167.9          68.7         42.5          7.6               -             286.7
  Net investment income                              64.1         198.6        506.1         60.8           (14.3)(2)         815.3
  Net realized capital gains (losses)                (6.6)        (25.8)       (84.8)        (8.2)              -            (125.4)
  Other income (loss)                                   -          10.0          1.4            -               -              11.4
                                             -------------  ------------  -----------  -----------  -----------------  -------------
Total revenue                                       225.4         284.5        467.5         60.2           (14.3)          1,023.3
                                             -------------  ------------  -----------  -----------  -----------------  -------------
Benefits, losses and expenses:
  Benefits:
    Interest credited and other
      benefits to policyholders                     199.9         183.7        352.6         44.1               -             780.3
  Underwriting, acquisition, and
    insurance expenses:
      General expenses                               89.5          86.4         10.8          2.5               -             189.2
      Commissions                                   213.7          70.7         41.3          3.9               -             329.6
      Policy acquisition costs deferred            (168.4)       (303.1)       (59.3)        (4.1)              -            (534.9)
   Amortization of deferred policy
     acquisition costs and value of
     business acquired                               60.0          31.8         18.8          2.9               -             113.5
   Goodwill                                           4.2          13.0         19.1          1.1               -              37.4
   Other:
     Expense and charges reimbursed
       under modified coinsurance
       agreements                                  (225.8)        218.8            -            -               -              (7.0)
     Interest expense                                19.9           2.8          0.8            -           (14.3)(2)           9.2
                                             -------------  ------------  -----------  -----------  -----------------  -------------
Total benefits, losses and expenses                 193.0         304.1        384.1         50.4           (14.3)            917.3
                                             -------------  ------------  -----------  -----------  -----------------  -------------
Income (loss) before income taxes                    32.4         (19.6)        83.4          9.8               -             106.0
Income tax expense (benefit)                         13.2          (2.2)        35.8          3.8               -              50.6
Equity in subsidiaries                                  -          66.8            -            -           (66.8)(4)             -
                                             -------------  ------------  -----------  -----------  -----------------  -------------
Net income (loss)                            $       19.2   $      49.4   $     47.6   $      6.0   $       (66.8)     $       55.4
                                             =============  ============  ===========  ===========  =================  =============

1.   Pro Forma Consolidation

     Statement of Financial Accounting Standards No. 141, Business Combinations ("FAS 141"), excludes transfers of net assets or exchanges of shares between entities under common control, and notes that certain provisions under Accounting Principles Board Opinion No. 16, Business Combinations ("APB 16"), provide a source of guidance for such transactions. In accordance with APB 16, financial information of the combined entity is presented as if the entities had been combined for the full year, and all comparative financial statements are restated and presented as if the entities had previously been combined, in a manner similar to a pooling-of-interests.

     The unaudited pro forma condensed consolidated financial statements have been prepared in a manner similar to a pooling-of-interests, in accordance with the provisions of APB 16 in order to present the condensed financial position and results of operations of ING USA Annuity and Life Insurance Company ("ING USA"), Equitable Life Insurance Company of Iowa ("ELIC"), United Life & Annuity Insurance Company ("ULA"), and USG Annuity & Life Company ("USG"), as if the entities had previously been combined. The unaudited pro forma condensed consolidated balance sheet and income statements give effect to the consolidation transaction as if it had occurred on September 30, 2003 and January 1, 2000, respectively.

     Following is a description of the pro forma adjustments that have been made to the financial statements. All pro forma adjustments are elimination entries related to intercompany transactions between the entities, as required by accounting principles generally accepted in the United States of America. There were no other pro forma adjustments.

     (1) Prior to the merger, ING USA and USG were wholly owned subsidiaries of ELIC. The pro forma adjustment eliminates the ELIC investment in ING USA and USG subsidiaries.

     (2) Prior to the merger, ING USA had an outstanding surplus note payable to ELIC. The pro forma adjustment eliminates the surplus note and related interest between ING USA and ELIC.

     (3) All of the shares of capital stock of ELIC, USG, and ULA, will be canceled and retired, and ceased to exist, as of the merger with ING USA.

     (4) Prior to the merger, ING USA and USG were wholly owned subsidiaries of ELIC. The pro forma adjustment eliminates the ELIC equity in ING USA and USG income.

2.   Accounting for Goodwill and Intangible Assets

     The cumulative effect of change in accounting principle for the unaudited pro forma condensed consolidated income statements for the nine months ended September 30, 2002, and the year ended December 31, 2002, reflects the adoption of Financial Accounting Standards Board Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets, ("FAS 142"). During 2002, ING USA and the Merger Companies adopted FAS 142.

     The adoption of this standard resulted in an impairment loss of $1,298.5 million in 2002. This impairment loss represented the entire carrying amount of goodwill, net of accumulated amortization, and is recorded as a change in accounting principle for the nine months ended September 30, 2002 and the year ended December 31, 2002.

     Effective January 1, 2002, ING USA and the Merger Companies applied the non-amortization provision (net of tax) of the new standard, which resulted in an increase in net income of $37.0 million for the twelve months ended December 31, 2002. Had ING USA and the Merger Companies been accounting for goodwill under FAS 142 for all periods presented, the Company's net income
     (loss) would have been as follows:



                                                                                    Year ended        Year ended
                                                                                   December 31,      December 31,
     (Millions)                                                                        2001              2000
                                                                                  --------------    --------------

     Pro forma consolidated net income (loss)                                     $      (22.3)     $        55.4

     Add back goodwill amortization, net of tax                                           37.0               37.0
                                                                                  --------------    --------------
     Adjusted pro forma consolidated net income                                   $       14.7      $        92.4
                                                                                  ==============    ==============


3.   Statutory Merger

     On January 1, 2003, Ameribest Life Insurance Company ("AMB"), an affiliated life insurance company domiciled in Georgia, was merged with ELIC.

     As FAS 141 excludes transfers of net assets or exchanges of shares between entities under common control, the merger was based on certain provisions under APB 16, which provide a source of guidance for such transactions.

     The unaudited pro forma condensed consolidated financial statements have been prepared in a manner similar to a pooling-of-interests, in accordance with the provisions of APB 16, in order to present the condensed results of operations of ELIC and AMB as if the entities had previously been combined. The pro forma condensed consolidated income statements give effect to the consolidation transaction as if it had occurred on January 1, 2000.

     The September 30, 2002, balances within the September 30, 2003, statutory financial statements have been restated as a result of this merger (see
     Exhibit 99.5).



     (c)    Exhibits

            Reference
            Number            Page       Exhibit Description

            99.1              1-44       Audited statutory basis financial  statements for the years ended December 31,  2002 and
                                         2001,  for Equitable  Life Insurance  Company of Iowa,  including  Report of Independent
                                         Auditors.

            99.2              1-27       Audited statutory  basis financial statements for the years  ended December 31, 2002 and
                                         2001, for Ameribest Life Insurance Company, including Report of Independent Auditors.

            99.3              1-4        Unaudited  statutory basis financial  statements for the nine months ended September 30,
                                         2003 and 2002, for Equitable Life  Insurance  Company of Iowa  (including the effects of the merger with Ameribest Life Insurance Company, an affiliate).

            99.4              1-35       Audited statutory basis financial  statements for the years ended December 31,  2002 and
                                         2001, for USG Annuity & Life Company, including Report of Independent Auditors.

            99.5              1-4        Unaudited statutory  basis financial  statements for the nine months ended September 30,
                                         2003 and 2002, for USG Annuity & Life Company.

            99.6              1-34       Audited statutory basis financial  statements for the years ended December 31,  2002 and
                                         2001,  for United Life & Annuity  Insurance  Company,  including  Report of  Independent
                                         Auditors.

            99.7              1-4        Unaudited  statutory basis financial  statements for the nine months ended September 30,
                                         2003 and 2002, for United Life & Annuity Insurance Company.

            99.8              1-4        Agreement  and plan of  merger  of USG  Annuity  & Life  Company,  United  Life & Annuity
                                         Insurance  Company,  and Equitable  Life Insurance  Company of Iowa into Golden  American
                                         Life Insurance Company to be renamed ING USA Annuity & Life Insurance Company

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                               ING USA Annuity and Life Insurance Company
                               -------------------------------------------------
                                                (Registrant)



Date  January 2, 2004          /s/ David A. Wheat
      ---------------          -------------------------------------------------
                               David A. Wheat
                               Senior Vice President and Chief Financial Officer



                               /s/ Keith Gubbay
                               -------------------------------------------------
                               Keith Gubbay
                               President

                                                                    Exhibit 99.1


                         Report of Independent Auditors


Board of Directors and Stockholder
Equitable Life Insurance Company of Iowa

We have audited the accompanying statutory basis balance sheets of Equitable Life Insurance Company of Iowa ("the Company" and a wholly owned subsidiary of ING America Insurance Holdings, Inc.) as of December 31, 2002 and 2001, and the related statutory basis statements of operations, changes in capital and surplus, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As described in Note 1 to the financial statements, the Company presents its financial statements in conformity with accounting practices prescribed or permitted by the Iowa Department of Regulatory Agencies of the State of Iowa, Iowa Insurance Division, which practices differ from accounting principles generally accepted in the United States. The variances between such practices and accounting principles generally accepted in the United States are described in Note 1. The effects on the financial statements of these variances are not reasonably determinable but are presumed to be material.

In our opinion, because of the effects of the matter described in the preceding paragraph, the financial statements referred to above do not present fairly, in conformity with accounting principles generally accepted in the United States, the financial position of Equitable Life Insurance Company of Iowa at December 31, 2002 and 2001 or the results of its operations or its cash flows for the years then ended.

However, in our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Equitable Life Insurance Company of Iowa at December 31, 2002 and 2001, and the results of its operations and its cash flows for the years then ended, in conformity with accounting practices prescribed or permitted by the Iowa Insurance Division.

As discussed in Note 3 to the financial statements, in 2001 the Company changed various accounting policies to be in accordance with the revised NAIC Accounting Practices and Procedures Manual, as adopted by the Iowa Insurance Division.


                                                           /s/ Ernst & Young LLP



March 21, 2003

                    Equitable Life Insurance Company of Iowa
                        Balance Sheets - Statutory Basis
--------------------------------------------------------------------------------

                                                                                              December 31
                                                                                        2002                2001
                                                                                  ---------------     ---------------
                                                                                             (In Thousands)


Admitted assets
Cash and invested assets:
     Bonds                                                                        $    2,925,958      $    2,628,098
     Preferred stocks                                                                        441                 490
     Common stocks                                                                       120,285                 306
     Subsidiaries                                                                        811,079             761,039
     Mortgage loans                                                                      859,953             842,253
     Real estate, less accumulated depreciation
       (2002 - $339; 2001- $531)                                                           3,651               5,254
     Policy loans                                                                        130,790             139,826
     Other invested assets                                                               180,117             266,358
     Cash and short-term investments                                                      25,102              67,592
                                                                                  ---------------     ---------------
Total cash and invested assets                                                         5,057,376           4,711,216

Deferred and uncollected premiums, less loading
   (2002 - $785, 2001 - $751)                                                             64,607               5,736
Accrued investment income                                                                 43,330              40,604
Reinsurance balances recoverable                                                             785               1,020
Data processing equipment, less accumulated
   depreciation (2002-$5,459; 2001-$3,243)                                                   186                 373
Indebtedness from related parties                                                        107,057              29,687
Federal income tax recoverable                                                            50,531              34,688
Separate account assets                                                                  959,377           1,406,693
Other assets                                                                             303,168             273,482
                                                                                  ---------------     ---------------
Total admitted assets                                                             $    6,586,417      $    6,503,499
                                                                                  ===============     ===============


See accompanying notes - statutory basis.

                    Equitable Life Insurance Company of Iowa
                  Balance Sheets - Statutory Basis (continued)
--------------------------------------------------------------------------------

                                                                                              December 31
                                                                                        2002                2001
                                                                                  ---------------     ---------------
                                                                                              (In Thousands,
                                                                                          except share amounts)


Liabilities and capital and surplus
Liabilities:
     Policy and contract liabilities:
         Life and annuity reserves                                                $    4,015,244      $    3,580,706
         Deposit type contracts                                                          189,296             152,193
         Policyholders' funds                                                                310                 282
         Dividends payable                                                                23,795              24,385
         Unpaid claims                                                                     2,227               8,122
                                                                                  ---------------     ---------------
     Total policy and contract liabilities                                             4,230,872           3,765,688

     Accounts payable and accrued expenses                                                26,439              26,012
     Indebtedness to related parties                                                      66,200              21,091
     Asset valuation reserve                                                              25,738              26,060
     Interest maintenance reserve                                                         13,573              17,123
     Borrowed money                                                                      148,996             135,948
     Other liabilities                                                                   (14,220)             66,062
     Separate account liabilities                                                        959,377           1,406,693
                                                                                  ---------------     ---------------
Total liabilities                                                                      5,456,975           5,464,677

Capital and surplus:
     Common stock: $1.00 par value; authorized 7,500,000
       shares, issued and outstanding 5,000,300 shares                                     5,000               5,000
     Additional paid-in capital                                                        1,215,324             700,324
     Unassigned (deficit) surplus                                                        (90,882)            333,498
                                                                                  ---------------     ---------------
Total capital and surplus                                                              1,129,442           1,038,822
                                                                                  ---------------     ---------------
Total liabilities and capital and surplus                                         $    6,586,417      $    6,503,499
                                                                                  ===============     ===============


See accompanying notes - statutory basis.

                    Equitable Life Insurance Company of Iowa
                   Statements of Operations - Statutory Basis
--------------------------------------------------------------------------------


                                                                                          Year ended December 31
                                                                                         2002                2001
                                                                                  ---------------     ---------------
                                                                                             (In Thousands)

Premiums and other revenues:
     Life, annuity, and accident and health premiums                              $    1,832,175       $    2,645,375
     Policy proceeds and dividends left on deposit                                         1,840                1,263
     Net investment income                                                               228,150              232,779
     Amortization of interest maintenance reserve                                         (2,570)               2,299
     Commissions, expense allowances and reserve adjustments on
       reinsurance ceded                                                                     (80)                  91
     Other income                                                                         23,058               41,581
                                                                                  ---------------      ---------------
Total premiums and other revenues                                                      2,082,573            2,923,388

Benefits paid or provided:
     Death benefits                                                                       44,630               41,922
     Annuity benefits                                                                    119,150              103,305
     Surrender benefits                                                                  638,053              464,583
     Interest on policy or contract funds                                                  6,192                7,043
     Other benefits                                                                        7,209                6,906
     Life contract withdrawals                                                            47,009               49,110
Increase in life, annuity, and accident and health reserves                            1,186,223            2,055,065
Net transfers from separate accounts                                                    (135,686)             (98,628)
                                                                                  ---------------      ---------------
Total benefits paid or provided                                                        1,912,780            2,629,306

Insurance expenses:
     Commissions                                                                         157,842              205,363
     General expenses                                                                     45,159               81,288
     Insurance taxes, licenses and fees, excluding federal income
       taxes                                                                               3,801                9,080
                                                                                  ---------------      ---------------
Total insurance expenses                                                                 206,802              295,731
                                                                                  ---------------      ---------------
Loss from operations before policyholder dividends,                                      (37,009)              (1,649)
   federal income taxes and net realized capital losses


                     Equitable Life Insurance Company of Iowa
                   Statements of Operations - Statutory Basis (continued)
--------------------------------------------------------------------------------


                                                                                          Year ended December 31
                                                                                         2002                2001
                                                                                  ---------------     ---------------
                                                                                             (In Thousands)


Dividends to policyholders                                                                23,406              25,228
                                                                                  ---------------     ---------------
Loss from operations before federal income taxes and                                     (60,415)            (26,877)
   net realized capital losses
Federal income taxes                                                                      38,715              (1,605)
                                                                                  ---------------     ---------------
Loss from operations before net realized capital losses                                  (99,130)            (25,272)
Net realized capital losses net of income taxes 2002 - $(10,288);
   2001 - $(7,441) and excluding net transfers to the interest
   maintenance reserve 2002- $3,295; 2001- $3,720                                        (20,665)            (37,807)
                                                                                  ---------------     ---------------
Net loss                                                                          $     (119,795)     $      (63,079)
                                                                                  ===============     ===============



See accompanying notes - statutory basis.

                    Equitable Life Insurance Company of Iowa
         Statements of Changes in Capital and Surplus - Statutory Basis
--------------------------------------------------------------------------------


                                                                                          Year ended December 31
                                                                                         2002                2001
                                                                                  ---------------     ---------------
                                                                                             (In Thousands)

Common stock:
   Balance at beginning and end of year                                           $        5,000      $         5,000
                                                                                  ===============     ================

Paid-in and contributed surplus:
   Balance at beginning of year                                                          700,324              248,743
   Capital contributions                                                                 515,000              451,581
                                                                                  ---------------     ----------------
   Balance at end of year                                                         $    1,215,324      $       700,324
                                                                                  ===============     ================

Unassigned deficit:
     Balance at beginning of year                                                        333,498              344,924
     Net loss                                                                           (119,795)             (63,079)
     Change in net unrealized capital gains or losses                                   (307,450)              35,976
     Change in nonadmitted assets                                                        (58,477)              65,659
     Change in asset valuation reserve                                                       322               12,378
     Change in net deferred income tax excluding tax effect
       of nonadmitted assets                                                              61,020               30,125
     Change in accounting principle, net of tax                                                -               (6,073)
     Transfer of prepaid pension assets                                                        -              (87,412)
     Cession of existing risks, net of tax                                                     -                1,000
                                                                                  ---------------     ----------------
     Balance at end of year                                                       $      (90,882)     $       333,498
                                                                                  ===============     ================
Total capital and surplus                                                         $    1,129,442      $     1,038,822
                                                                                  ===============     ================

See accompanying notes - statutory basis.

                    Equitable Life Insurance Company of Iowa
                   Statements of Cash Flows - Statutory Basis
--------------------------------------------------------------------------------


                                                                                          Year ended December 31
                                                                                         2002                2001
                                                                                  ---------------     ---------------
                                                                                             (In Thousands)

Operations
Premiums, policy proceeds, and other considerations received,
   net of reinsurance paid                                                        $    1,775,113      $    2,647,810
Net investment income received                                                           274,233             243,697
Commission and expense allowances received on reinsurance ceded                              (54)                 91
Benefits paid                                                                           (862,628)           (673,320)
Net transfers to separate accounts                                                       148,848             111,689
Insurance expenses paid                                                                 (199,451)           (274,085)
Dividends paid to policyholders                                                          (23,568)            (25,413)
Federal income taxes (paid) received                                                     (45,836)             71,450
Net other (expenses) revenues                                                           (697,081)             41,873
                                                                                  ---------------     ---------------
Net cash provided by operations                                                          369,576           2,143,792

Investments
Proceeds from sales, maturities, or repayments of investments:
     Bonds                                                                             3,559,637           2,401,946
     Preferred stocks                                                                        357              11,844
     Common stocks                                                                       103,451              61,428
     Mortgage loans                                                                        2,241                   -
     Other invested assets                                                                51,647               6,951
     Miscellaneous proceeds                                                               84,561               1,989
     Net tax on capital gains                                                                  -              (7,441)
                                                                                  ---------------     ---------------
Net proceeds from sales, maturities, or repayments of investments                      3,801,894           2,476,717
Cost of investments acquired:
     Bonds                                                                             3,938,840           2,938,801
     Preferred stocks                                                                    556,492             451,581
     Mortgage loans                                                                      121,122             179,837
     Other invested assets                                                                   844               3,835
     Miscellaneous applications                                                          106,945                   -
                                                                                  ---------------     ---------------
Total cost of investments acquired                                                     4,724,243           3,574,054
Net (decrease) increase in policy loans                                                   (9,656)              1,185
                                                                                  ---------------     ---------------
Net cash used in investment activities                                                  (912,693)         (1,098,522)


                    Equitable Life Insurance Company of Iowa
             Statements of Cash Flows - Statutory Basis (continued)
--------------------------------------------------------------------------------


                                                                                          Year ended December 31
                                                                                         2002                2001
                                                                                  ---------------     ---------------
                                                                                             (In Thousands)


Financing and miscellaneous activities
Cash provided:
     Capital and surplus paid-in                                                         506,300             446,508
     Borrowed money                                                                       13,008              13,660
     Premium and other deposit type funds                                                 20,799             (21,565)
     Other uses                                                                          (39,480)         (1,699,700)
                                                                                  ---------------     ---------------
Net cash provided by (used in) financing and
   miscellaneous activities                                                              500,627          (1,261,097)
                                                                                  ---------------     ---------------
Net decrease in cash and short-term investments                                          (42,490)           (215,827)
Cash and short-term investments:
     Beginning of year                                                                    67,592             283,419
                                                                                  ---------------     ---------------
     End of year                                                                  $       25,102      $       67,592
                                                                                  ===============     ===============

See accompanying notes - statutory basis.

                    Equitable Life Insurance Company of Iowa
                 Notes to Financial Statements - Statutory Basis
--------------------------------------------------------------------------------

1.   Nature of Operations and Significant Accounting Policies

     Equitable Life Insurance Company of Iowa (the Company) is domiciled in Iowa and is a wholly owned subsidiary of ING America Insurance Holdings, Inc. ("ING AIH"). The Company offers various insurance products including deferred and immediate annuities, variable annuities, and interest sensitive and traditional life insurance. These products are marketed by the Company's career agency force, independent insurance agents, broker/dealers, and financial institutions. The Company's primary customers are individuals. The Company is presently licensed in 49 states, the District of Columbia and Puerto Rico.

     The preparation of financial statements of insurance companies requires management to make estimates and assumptions that affect amounts reported in the financial statements and accompanying notes. Such estimates and assumptions could change in the future as more information becomes known, which could impact the amounts reported and disclosed herein.

     Basis of Presentation

     The accompanying financial statements of the Company have been prepared in conformity with accounting practices prescribed or permitted by the State of Iowa (Iowa Insurance Division), which practices differ from accounting principles generally accepted in the United States ("GAAP"). The most significant variances from GAAP are as follows:

     Investments: Investments in bonds and mandatorily redeemable preferred stocks are reported at amortized cost or market value based on the National Association of Insurance Commissioners ("NAIC") rating; for GAAP, such fixed maturity investments are designated at purchase as held-to-maturity, trading or available-for-sale. Held-to-maturity investments are reported at amortized cost, and the remaining fixed maturity investments are reported at fair value with unrealized capital gains and losses reported in operations for those designated as trading and as a separate component of other comprehensive income in stockholder's equity for those designated as available-for-sale.

     For structured securities, when a negative yield results from a revaluation based on new prepayment assumptions (i.e., undiscounted cash flows are less than current book value), an other than temporary impairment is considered to have occurred and the asset is written down to the value of the undiscounted cash flows. For GAAP, assets are re-evaluated based on the discounted cash flows using a current market rate. Impairments are recognized when there has been an adverse change in cash flows and the fair value is less than book. The asset is then written down to fair value.

                    Equitable Life Insurance Company of Iowa
                 Notes to Financial Statements - Statutory Basis
--------------------------------------------------------------------------------

1.   Nature of Operations and Significant Accounting Policies (continued)

     Basis of Presentation (continued)

     Investments in real estate are reported net of related obligations rather than on a gross basis. Real estate owned and occupied by the Company is included in investments rather than reported as an operating asset as under GAAP, and investment income and operating expenses include rent for the Company's occupancy of those properties. Changes between depreciated cost and admitted asset investment amounts are credited or charged directly to unassigned surplus rather than income as would be required under GAAP.

     Derivative instruments that meet the criteria of an effective hedge are valued and reported in a manner that is consistent with the hedged asset or liability. Embedded derivatives are not accounted for separately from the host contract. Under GAAP, the effective and ineffective portions of a single hedge are accounted for separately, an embedded derivative within a contract that is not clearly and closely related to the economic characteristics and risk of the host contract is accounted for separately from the host contract and valued and reported at fair value, and the change in fair value for cash flow hedges is credited or charged directly to a separate component of shareholders' equity rather than to income as required for fair value hedges.

     In addition, the Company invests in structured securities including mortgage-backed securities/collateralized mortgage obligations, asset-backed securities, collateralized debt obligations, and commercial mortgage-backed securities. For these structured securities, management compares the undiscounted cash flows to the carrying value. An other than temporary impairment is considered to have occurred when the undiscounted cash flows are less than the carrying value.

     Valuation Reserves: The asset valuation reserve ("AVR") is determined by an NAIC-prescribed formula and is reported as a liability rather than as a valuation allowance or an appropriation of surplus. The change in AVR is reported directly to unassigned surplus.

     Under a formula prescribed by the NAIC, the Company defers the portion of realized gains and losses on sales of fixed-income investments, principally bonds and mortgage loans, attributable to changes in the general level of interest rates and amortizes those deferrals over the remaining period to maturity based on groupings of individual securities sold in five-year bands. The net deferral is reported as the interest maintenance reserve
     (IMR) in the accompanying balance sheets.

                    Equitable Life Insurance Company of Iowa
                 Notes to Financial Statements - Statutory Basis
--------------------------------------------------------------------------------

1.   Nature of Operations and Significant Accounting Policies (continued)

     Basis of Presentation (continued)

     Realized gains and losses on investments are reported in operations net of federal income tax and transfers to the IMR. Under GAAP, realized capital gains and losses are reported in the statements of operations on a pretax basis in the period that the asset giving rise to the gain or loss is sold and valuation allowances are provided when there has been a decline in value deemed other than temporary, in which case the provision for such declines is charged to income.

     Valuation allowances, if necessary, are established for mortgage loans based on the difference between the net value of the collateral, determined as the fair value of the collateral less estimated costs to obtain and sell, and the recorded investment in the mortgage loan. Under GAAP, such allowances are based on the present value of expected future cash flows discounted at the loan's effective interest rate or, if foreclosure is probable, on the estimated fair value of the collateral.

     The initial valuation allowance and subsequent changes in the allowance for mortgage loans as a result of a temporary impairment are charged or credited directly to unassigned surplus, rather than being included as a component of earnings as would be required under GAAP.

     Policy Acquisition Costs: The costs of acquiring and renewing business are expensed when incurred. Under GAAP, acquisition costs related to traditional life insurance, to the extent recoverable from future policy revenues, are deferred and amortized over the premium-paying period of the related policies using assumptions consistent with those used in computing policy benefit reserves. For universal life insurance and investment products, to the extent recoverable from future gross profits, acquisition costs are amortized generally in proportion to the present value of expected gross margins from surrender charges and investment, mortality, and expense margins.

     Premiums: Life premiums are recognized as revenue when due. Premiums for annuity policies with mortality and morbidity risk, except for guaranteed interest and group annuity contracts, are also recognized as revenue when due. Premiums received for annuity policies without mortality or morbidity risk and for guaranteed interest and group annuity contracts are recorded using deposit accounting.

                    Equitable Life Insurance Company of Iowa
                 Notes to Financial Statements - Statutory Basis
--------------------------------------------------------------------------------

1.   Nature of Operations and Significant Accounting Policies (continued)

     Basis of Presentation (continued)

     Under GAAP, premiums for traditional life insurance products, which include those products with fixed and guaranteed premiums and benefits and consist primarily of whole life insurance policies, are recognized as revenue when due. Group insurance premiums are recognized as premium revenue over the time period to which the premiums relate. Revenues for universal life, annuities and guaranteed interest contracts consist of policy charges for the cost of insurance, policy administration charges, amortization of policy initiation fees and surrender charges assessed during the period.

     Benefit and Contract Reserves: Life policy and contract reserves under statutory accounting practices are calculated based upon both the net level premium and Commissioners' Reserve Valuation methods using statutory rates for mortality and interest. GAAP requires that policy reserves for traditional products be based upon the net level premium method utilizing reasonably conservative estimates of mortality, interest, and withdrawals prevailing when the policies were sold. For interest-sensitive products, the GAAP policy reserve is equal to the policy fund balance plus an unearned revenue reserve which reflects the unamortized balance of early year policy loads over renewal year policy loads.

     Reinsurance: For business ceded to unauthorized reinsurers, statutory accounting practices require that reinsurance credits permitted by the
     treaty  be  recorded  as  an  offsetting   liability  and  charged  against
     unassigned surplus. Under GAAP, an allowance for amounts deemed uncollectible would be established through a charge to earnings. Statutory income recognized on certain reinsurance treaties representing financing arrangements is not recognized on a GAAP basis.

     Policy and contract liabilities ceded to reinsurers have been reported as reductions of the related reserves rather than as assets as required under GAAP.

     Commissions allowed by reinsurers on business ceded are reported as income when received rather than being deferred and amortized with deferred policy acquisition costs as required under GAAP.

     Subsidiaries: The accounts and operations of the Company's subsidiaries are not consolidated with the accounts and operations of the Company as would be required under GAAP.

                    Equitable Life Insurance Company of Iowa
                 Notes to Financial Statements - Statutory Basis
--------------------------------------------------------------------------------

1.   Nature of Operations and Significant Accounting Policies (continued)

     Basis of Presentation (continued)

     Nonadmitted Assets: Certain assets designated as "nonadmitted," principally deferred federal income tax assets, disallowed interest maintenance reserves, non-operating software, past-due agents' balances, furniture and equipment, intangible assets, and other assets not specifically identified as an admitted asset within the Accounting Practices and Procedures Manual are excluded from the accompanying balance sheets and are charged directly to unassigned surplus. Under GAAP, such assets are included in the balance sheet.

     Employee Benefits: For purposes of calculating the Company's postretirement benefit obligation, only vested participants and current retirees are included in the valuation. Under GAAP, active participants not currently vested are also included.

     Universal Life and Annuity Policies: Revenues for universal life and annuity policies consist of the entire premium received and benefits incurred represent the total of death benefits paid and the change in policy reserves. Under GAAP, premiums received in excess of policy charges would not be recognized as premium revenue and benefits would represent the excess of benefits paid over the policy account value and interest credited to the account values.

     Policyholder Dividends: Policyholder dividends are recognized when declared rather than over the term of the related policies.

     Deferred Income Taxes: Deferred tax assets are provided for and admitted to an amount determined under a standard formula. This formula considers the amount of differences that will reverse in the subsequent year, taxes paid in prior years that could be recovered through carrybacks, surplus limits and the amount of deferred tax liabilities available for offset. Any deferred tax assets not covered under the formula are non-admitted.
     Deferred taxes do not include any amounts for state taxes. Under GAAP, a deferred tax asset is recorded for the amount of gross deferred tax assets that are expected to be realized in future years and a valuation allowance is established for the portion that is not realizable.

     Surplus Notes: Surplus notes are reported as a component of surplus. Under statutory accounting practices, no interest is recorded on the surplus notes until payment has been approved by the Iowa Division of Insurance. Under GAAP, surplus notes are reported as liabilities and the related interest is reported as a charge to earnings over the term of the note.

     Statements of Cash Flows: Cash and short-term investments in the statements of cash flows represent cash balances and investments with initial maturities of one year or less.

                    Equitable Life Insurance Company of Iowa
                 Notes to Financial Statements - Statutory Basis
--------------------------------------------------------------------------------

1.   Nature of Operations and Significant Accounting Policies (continued)

     Under GAAP, the corresponding caption of cash and cash equivalents include cash balances and investments with initial maturities of three months or less.

     Reconciliation to GAAP

     The effects of the preceding variances from GAAP on the accompanying statutory basis financial statements have not been determined, but are presumed to be material.

     Other significant accounting practices are as follows:

     Investments

     Bonds,   preferred  stocks,  common  stocks,   short-term  investments  and
     derivative instruments are stated at values prescribed by the NAIC, as follows:

          Bonds not backed by other loans are principally stated at amortized cost using the interest method.

          Single class and multi-class mortgage-backed/asset-backed securities are valued at amortized cost using the interest method including anticipated prepayments. Prepayment assumptions are obtained from dealer surveys or internal estimates and are based on the current interest rate and economic environment. The retrospective adjustment method is used to value all such securities except for higher-risk asset backed securities, which are valued using the prospective method.

          Redeemable preferred stocks rated as high quality or better are reported at cost or amortized cost. All other redeemable preferred stocks are reported at the lower of cost, amortized cost, or market value. Nonredeemable preferred stocks are reported at market value or the lower of cost or market value as determined by the Securities Valuation Office of the NAIC ("SVO").

          Common stocks are reported at market value as determined by the SVO and the related unrealized capital gains/(losses) are reported in unassigned surplus along with adjustment for federal income taxes.

          The Company analyzes the general account investments to determine whether there has been an other than temporary decline in fair value below the amortized cost basis. Management considers the length of the time and the extent to which the market value has been less than cost; the financial condition and near-term prospects of the issuer; future economic conditions and market forecasts; and the Company's intent and ability to retain the investment in the issuer for a period of time sufficient to allow for recovery in market value. If it is probable that all amounts due according to the contractual terms of a debt security will not be collected, an other than temporary impairment is considered to have occurred.

                    Equitable Life Insurance Company of Iowa
                 Notes to Financial Statements - Statutory Basis
--------------------------------------------------------------------------------

1.   Nature of Operations and Significant Accounting Policies (continued)

     Investments (continued)

          The Company uses interest rate swaps, caps and floors, options and certain other derivatives as part of its overall interest rate risk management strategy for certain life insurance and annuity products. As the Company only uses derivatives for hedging purposes, the Company values all derivative instruments on a consistent basis with the hedged item. Upon termination, gains and losses on those instruments are included in the carrying values of the underlying hedged items and are amortized over the remaining lives of the hedged items as adjustments to investment income or benefits from the hedged items. Any unamortized gains or losses are recognized when the underlying hedged items are sold.

          Interest rate swap contracts are used to convert the interest rate characteristics (fixed or variable) of certain investments to match those of the related insurance liabilities that the investments are supporting. The net interest effect of such swap transactions is reported as an adjustment of interest income from the hedged items as incurred.

          Interest rate caps and floors are used to limit the effects of changing interest rates on yields of variable rate or short-term assets or liabilities. The initial cost of any such agreement is amortized to net investment income over the life of the agreement. Periodic payments that are receivable as a result of the agreements are accrued as an adjustment of interest income or benefits from the hedged items.

          The derivatives are reported in a manner that is consistent with the hedged asset or liability. All derivatives are reported at amortized cost with the exception of the S&P Options. The S&P Options are reported at fair value since the liabilities that are being hedged are reported at fair value. The unrealized gains or losses from the S&P Options are reported in investment income. Upon termination of a derivative that qualified for hedge accounting, the gain or loss is deferred in IMR or adjusts the basis of the hedged item.

          The Company's insurance subsidiaries are reported at their underlying statutory basis net assets plus the admitted portion of goodwill. Dividends from subsidiaries are included in net investment income. The remaining net change in the subsidiaries' equity is included in the change in net unrealized capital gains or losses.

          Mortgage loans are reported at amortized cost, less allowance for impairments.

          Policy loans are reported at unpaid principal balances.

                    Equitable Life Insurance Company of Iowa
                 Notes to Financial Statements - Statutory Basis
--------------------------------------------------------------------------------

1.   Nature of Operations and Significant Accounting Policies (continued)

     Investments (continued)

          Land is reported at cost. Real estate occupied by the company is reported at depreciated cost; other real estate is reported at the lower of depreciated cost or fair value. Depreciation is calculated on a straight-line basis over the estimated useful lives of the properties.

          For reverse repurchase agreements, Company policies require a minimum of 102% of the fair value of securities purchased under reverse repurchase agreements to be maintained as collateral. Cash collateral received is invested in short-term investments and the offsetting collateral liability is included in miscellaneous liabilities.

          Rollover dollar repurchase agreements are accounted for as collateral borrowings, where the amount borrowed is equal to the sales price of the underlying securities.

          Short-term investments are reported at amortized cost. Short-term investments include investments with maturities of less than one year at the date of acquisition.

          Other invested assets are reported at amortized cost using the effective interest method. Other invested assets primarily consist of residual collateralized mortgage obligations and partnership interests.

          Realized capital gains and losses are determined using the specific identification basis.

     Aggregate Reserve for Life Policies and Contracts

     Life, annuity, and accident and health reserves are developed by actuarial methods and are determined based on published tables using statutorily specified interest rates and valuation methods that will provide, in the aggregate, reserves that are greater than or equal to the minimum or guaranteed policy cash value or the amounts required by law. Interest rates range from 2.25% to 10%.

     The Company waives the deduction of deferred fractional premiums upon the death of the insured. It is the Company's practice to return a pro rata portion of any premium paid beyond the policy month of death, although it is not contractually required to do so for certain issues.

                    Equitable Life Insurance Company of Iowa
                 Notes to Financial Statements - Statutory Basis
--------------------------------------------------------------------------------

1.   Nature of Operations and Significant Accounting Policies (continued)

     Aggregate Reserve for Life Policies and Contracts (continued)

     The methods used in valuation of substandard policies are as follows:

          For life, endowment and term policies issued substandard, the standard reserve during the premium-paying period is increased by 50% of the gross annual extra premium. Standard reserves are held on Paid-Up Limited Pay contracts.

          For reinsurance accepted with table rating, the reserve established is a multiple of the standard reserve corresponding to the table rating. For reinsurance with flat extra premiums, the standard reserve is increased by 50% of the flat extra.

     The amount of insurance in force for which the gross premiums are less than the net premiums, according to the standard of valuation required by the State of Iowa is $246,911,000 at December 31, 2002. The amount of reserves for policies on which gross premiums are less than the net premiums deficiency reserves is $1,617,000 at December 31, 2002.

     The tabular interest has been determined from the basic data for the calculation of policy reserves for all direct ordinary life insurance and for the portion of group life insurance classified as group Section 79. The tabular interest of funds not involving life contingencies is calculated as the current year reserves, plus payments, less prior year reserves, less funds added.

     Guaranteed Minimum Death Benefits

     Guaranteed minimum death benefits ("GMDB") are features offered with a variable annuity contract that provide a minimum level of proceeds, regardless of account balance, in the event of the policyholder's death. The GMDB can either remain constant or increase, depending on the underlying guarantee. The GMDB features of many companies' variable annuity contracts contain a "dollar-for-dollar" withdrawal provision, which provides for a reduction in the GMDB on a dollar-for-dollar basis when a partial withdrawal occurs.

                    Equitable Life Insurance Company of Iowa
                 Notes to Financial Statements - Statutory Basis
--------------------------------------------------------------------------------

1.   Nature of Operations and Significant Accounting Policies (continued)

     Guaranteed Minimum Death Benefits (continued)

     As a result of the equity market performance over the past several years, a number of variable annuity policies could have account values that are less than the GMDB. A policy holder with a sizeable minimum death benefit and a policy with a dollar-for-dollar withdrawal provision could withdraw all but a required minimal account value or transfer a portion of their variable annuity contract to another carrier, while maintaining a significant GMDB.

     For Statutory reserves, Actuarial Guideline 33, "Determining CARVM Reserves for Annuity Contract with Elective Benefits" (AG 33), defines the methodology and assumptions that are to be used to determine the minimum statutory reserves for annuity contracts. The purpose of Actuarial Guideline 34, "Variable Annuity Minimum Guaranteed Death Benefit Reserves" (AG 34) is "to interpret the standards for the valuation of reserves for Minimum Guaranteed Death Benefits included in variable annuity contracts."

     There is currently discussion whether AG 34 supersedes AG 33 when calculating the GMDB reserves or whether AG 33 and AG 34 should be applied jointly. Given the inherent ambiguity and controversy as to whether AG 34 supersedes AG 33 or whether AG 33 and AG 34 both apply in determining the appropriate reserves, and given the heightened interest of rating agencies regarding this issue, the Company has performed an initial assessment of its potential exposure related to GMDB's under the dollar-for-dollar features of its variable annuity products. The difference in interpretation as to the appropriate integration of AG 33 and AG 34 computational guidance could result in higher statutory reserve balances of approximately $35,000,000 as of December 31, 2002. The company has a wholly owned insurance subsidiary in which the difference in interpretation could result in higher reserve balances of approximately $85,000,000 as of December 31, 2002.

     Reinsurance

     Reinsurance premiums, commissions, expense reimbursements, and reserves related to reinsured business are accounted for on bases consistent with those used in accounting for the original policies issued and the terms of the reinsurance contracts. Reserves are based on the terms of the reinsurance contract and are consistent with the risks assumed. Premiums and benefits ceded to other companies have been reported as a reduction of premium revenue and benefits expense. Amounts applicable to reinsurance ceded for reserves and unpaid claim liabilities have been reported as reductions of these items, and expense allowances received in connection with reinsurance ceded have been reflected in operations.

                    Equitable Life Insurance Company of Iowa
                 Notes to Financial Statements - Statutory Basis
--------------------------------------------------------------------------------

1.   Nature of Operations and Significant Accounting Policies (continued)

     Electronic Data Processing Equipment

     Electronic data processing equipment is carried at cost less accumulated depreciation. Depreciation for major classes of assets is calculated on a straight-line basis over the estimated useful lives of the assets.

     Participating Insurance

     Participating business approximates less than 11% of the Company's ordinary life insurance in force and 2% of premium income. The amount of dividends to be paid is determined annually by the Board of Directors. Amounts allocable to participating policyholders are based on published dividend projections or expected dividend scales. Dividends of $23,406,000 and $25,228,000 were incurred 2002 and 2001, respectively.

     Pension Plans

     The Company provides noncontributory retirement plans for substantially all employees and certain agents. Pension costs are charged to operations as contributions are made to the plan. The Company also provides a contributory retirement plan for substantially all employees.

     Nonadmitted Assets

     Nonadmitted assets are summarized as follows:

                                                                                              December 31
                                                                                        2002                2001
                                                                                  ---------------     ---------------
                                                                                              (In Thousands)


     Deferred federal income taxes                                                $      157,392       $      94,807
     Agents' debit balances                                                                  253                 705
     Furniture and equipment                                                               4,337               6,411
     Leasehold improvements                                                                1,033                   -
     Deferred and uncollected premium                                                        426                 372
     Commuted commission                                                                   1,108                   -
     Suspense debts                                                                        3,586               5,135
     Other                                                                                   231               2,459
                                                                                  ---------------      --------------
     Total nonadmitted assets                                                     $      168,366       $     109,889
                                                                                  ===============      ==============


     Changes in nonadmitted assets are generally reported directly in surplus as an increase or decrease in nonadmitted assets. Certain changes are reported directly in surplus as a change in unrealized capital gains or losses.

                    Equitable Life Insurance Company of Iowa
                 Notes to Financial Statements - Statutory Basis
--------------------------------------------------------------------------------

1.   Nature of Operations and Significant Accounting Policies (continued)

     Cash Flow Information

     Cash and short-term investments include cash on hand, demand deposits and short-term fixed maturity instruments (with a maturity of less than one year at date of acquisition).

     The Company borrowed  $1,253,710,000 and repaid $1,253,710,000 in 2002, and
     borrowed   $784,500,000  and  repaid  $784,500,000   during,   2001.  These
     borrowings were on a short-term basis, at an interest rate that approximated current money market rates and exclude borrowings from reverse dollar repurchase transactions. Interest paid on borrowed money was $204,000 and $1,646,000 during 2002 and 2001, respectively.

     Separate Accounts

     Separate account assets and liabilities held by the Company represent funds held for the benefit of the Company's variable life and annuity policy and contract holders who bear all of the investment risk associated with the policies. Such policies are of a non-guaranteed nature. All net investment experience, positive or negative, is attributed to the policy and contract holders' account values. The assets and liabilities of these accounts are carried at fair value.

     Reserves related to the Company's mortality risk associated with these policies are included in life and annuity reserves. The operations of the separate accounts are not included in the accompanying statements of operations.

     Reclassifications

     Certain prior year amounts in the Company's statutory basis financial statements have been reclassified to conform to the 2002 financial statement presentation.

                    Equitable Life Insurance Company of Iowa
                 Notes to Financial Statements - Statutory Basis
--------------------------------------------------------------------------------

2.   Permitted Statutory Basis Accounting Practices

     The financial statements of the Company are presented on the basis of accounting practices prescribed or permitted by the State of Iowa. The Iowa State Insurance Division recognizes only statutory accounting practices prescribed or permitted by the State of Iowa for determining and reporting the financial condition and results of operations of an insurance company, for determining its solvency in under the Iowa Insurance Laws. The National Association of Insurance Commissioners' (NAIC) Accounting Practices and Procedures Manual has been adopted as a component of prescribed or permitted practices by the state of Iowa. The Commissioner of Insurance has the right to permit other specific practices that deviate from prescribed practices.

     The Company is required to identify those significant accounting practices that are permitted, and obtain written approval of the practices from the Iowa Division of Insurance. As of December 31, 2002 and 2001, the Company had no such permitted accounting practices.


3.   Accounting Changes

     The Company prepares its statutory financial statements in conformity with accounting practices prescribed or permitted by the State of Iowa.
     Effective January 1, 2001, the State of Iowa required that insurance companies domiciled in the State of Iowa prepare their statutory basis financial statements in accordance with the NAIC Accounting Practices and Procedures Manual subject to any deviations prescribed or permitted by the State of Iowa insurance commissioner.

     Accounting changes adopted to conform to the provisions of the NAIC Accounting Practices and Procedures Manual are reported as changes in accounting principles. The cumulative effect of changes in accounting principles is reported as an adjustment to unassigned surplus in the period of the change in accounting principle. The cumulative effect is the difference between the amount of capital and surplus at the beginning of the year and the amount of capital and surplus that would have been reported at that date if the new accounting principles had been applied retroactively for all prior periods.

     As a result of these changes, the Company reported a change of accounting principle, as an adjustment that decreased unassigned funds surplus, by $6,073,000 as of January 1, 2001. Included in this total adjustment is a reduction in unassigned funds of approximately $12,670,000 related to guaranty funds, post retirement benefits and other assessments and an increase in unassigned funds of approximately $6,597,000 related to mortgage loans and bonds.

                    Equitable Life Insurance Company of Iowa
                 Notes to Financial Statements - Statutory Basis
--------------------------------------------------------------------------------

4.   Investments

     The amortized cost and fair value of bonds and equity securities are as follows:



                                                                                  Gross                Gross
                                                               Amortized        Unrealized           Unrealized           Fair
                                                                  Cost             Gains               Losses             Value
                                                            ---------------    ---------------    ---------------    ---------------
                                                                                         (In Thousands)

     At December 31, 2002:
     U.S. Treasury securities and obligations of
       U.S. government corporations and agencies            $        6,605     $          643     $            -     $        7,248
     States, municipalities, and political
       subdivisions                                                    248                 11                  -                259
     Foreign government                                            172,130             12,466              4,538            180,058
     Public utilities securities                                   185,449              8,495              3,681            190,263
     Corporate securities                                        1,324,320             85,202             12,026          1,397,496
     Mortgage-backed securities                                    874,791             38,253             20,820            892,224
     Other structured securities                                   363,055             22,346             19,667            365,734
                                                            ---------------    ---------------    ---------------    ---------------
     Total fixed maturities                                      2,926,598            167,416             60,732          3,033,282

     Preferred stocks                                                  441                  -                  -                441
     Common stocks                                                 120,051                234                  -            120,285
                                                            ---------------    ---------------    ---------------    ---------------
     Total equity securities                                      120,492                234                  -             120,726
                                                            ---------------    ---------------    ---------------    ---------------
     Total                                                  $    3,047,090     $      167,650     $       60,732     $    3,154,008
                                                            ===============    ===============    ===============    ===============

     At December 31, 2001:
     U.S. Treasury securities and obligations of
       U.S. government corporations and agencies            $       35,463     $          306     $          730     $       35,039
     States, municipalities, and political
       subdivisions                                                    248                  -                  1                247
     Foreign government                                            111,157              3,952              3,077            112,032
     Public utilities securities                                   103,304              1,839              4,541            100,602
     Corporate securities                                        1,130,256             37,173             22,792          1,144,637
     Mortgage-backed securities                                    873,372             27,484             17,543            883,313
     Other structured securities                                   374,298             13,007             20,626            366,679
                                                            ---------------   ----------------    ---------------   ----------------
     Total fixed maturities                                      2,628,098             83,761             69,310          2,642,549

     Preferred stocks                                                  490                  -                  -                490
     Common stocks                                                     306                  -                  -                306
                                                            ---------------   ----------------    ---------------   ----------------
     Total equity securities                                           796                  -                  -                796
                                                            ---------------   ----------------    ---------------   ----------------
     Total                                                  $    2,628,894    $        83,761     $       69,310    $     2,643,345
                                                            ===============   ================    ===============   ================

                    Equitable Life Insurance Company of Iowa
                 Notes to Financial Statements - Statutory Basis
--------------------------------------------------------------------------------

4.   Investments (continued)

     The amortized cost and fair value of investments in bonds at December 31, 2002, by contractual maturity, are shown below. Expected maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.



                                                                                     Amortized              Fair
                                                                                        Cost                Value
                                                                                  ---------------      ---------------
                                                                                              (In Thousands)


     December 31, 2002
     Maturity:
        Due in 1 year or less                                                     $       16,683       $       16,833
        Due after 1 year through 5 years                                                 499,720              530,636
        Due after 5 years through 10 years                                               863,485              909,340
        Due after 10 years                                                               308,864              318,514
                                                                                  ---------------      ---------------
                                                                                       1,688,752            1,775,323
     Mortgage-backed securities                                                          874,791              892,225
     Other structured securities                                                         363,055              365,734
                                                                                  ---------------      ---------------
     Total                                                                        $    2,926,598       $    3,033,282
                                                                                  ===============      ===============


     At December 31, 2002, investments in certificates of deposit and bonds, with an admitted asset value of $3,809,000, were on deposit with state insurance departments to satisfy regulatory requirements.

     Reconciliation of bonds from amortized cost to carrying value as of December 31, 2002 and 2001 is as follows:

                                                                                              December 31
                                                                                        2002                2001
                                                                                  ---------------     ---------------
                                                                                              (In Thousands)


     Amortized cost                                                               $    2,926,598       $   2,628,098
     Less nonadmitted bonds                                                                 (640)                  -
                                                                                  ---------------      --------------
     Carrying value                                                               $    2,925,958       $   2,628,098
                                                                                  ===============      ==============


     Proceeds from the sales of investments in bonds and other fixed maturity interest securities were $1,740,357,000 and $797,331,000 in 2002 and 2001, respectively. Gross gains of $37,919,000 and $22,517,000 and gross losses of $36,614,000 and $10,345,000 during 2002 and 2001, respectively, were realized on those sales. A portion of the gains realized in 2002 and 2001 has been deferred to future periods in the interest maintenance reserve.

                    Equitable Life Insurance Company of Iowa
                 Notes to Financial Statements - Statutory Basis
--------------------------------------------------------------------------------

4. Investments (continued)

     Major categories of net investment income are summarized as follows:

                                                                                              December 31
                                                                                        2002                2001
                                                                                  ---------------     ---------------
                                                                                              (In Thousands)


     Equity securities - affiliated                                               $           35       $         351
     Equity securities - unaffiliated                                                          -              26,000
     Bonds                                                                               230,384             205,052
     Mortgage loans                                                                       65,648              62,637
     Contract loans                                                                        7,840               7,844
     Real estate                                                                             757                 362
     Other                                                                               (58,410)            (51,849)
                                                                                  ---------------      --------------
     Total investment income                                                             246,254             250,397

     Investment expenses                                                                 (18,104)            (17,618)
                                                                                  ---------------      --------------
     Net investment income                                                        $      228,150       $     232,779
                                                                                  ===============      ==============

     As part of its overall investment strategy, the Company has entered into agreements to purchase securities as follows:

                                                                                              December 31
                                                                                        2002                2001
                                                                                  ---------------     ---------------
                                                                                              (In Thousands)


     Investment purchase commitments                                              $       47,317       $      14,909


     The Company entered into reverse dollar repurchase transactions to increase its return on investments and improve liquidity. Reverse dollar repurchases involve a sale of securities and an agreement to repurchase substantially the same securities as those sold. The reverse dollar repurchases are accounted for as short term collateralized financing and the repurchase obligation is reported in borrowed money. The repurchase obligation totaled $95,801,000 at December 31, 2002. The securities underlying these agreements are mortgage-backed securities with a book value and fair value of $95,936,000 at December 31, 2002. The securities have a weighted average coupon of 5.6% and have maturities ranging from December 2017 through December 2032. The primary risk associated with short-term collateralized borrowings is that the counterparty may be unable to perform under the terms of the contract. The Company's exposure is limited to the excess of the net replacement cost of the securities over the value of the short-term investments, which was not material at December 31, 2002. The Company believes the counterparties to the reverse dollar repurchase agreements are financially responsible and that the counterparty risk is minimal.

                    Equitable Life Insurance Company of Iowa
                 Notes to Financial Statements - Statutory Basis
--------------------------------------------------------------------------------

4.   Investments (continued)

     The Company participates in reverse repurchase transactions. Such transactions include the sale of corporate securities to a major securities dealer and a simultaneous agreement to repurchase the same security in the near term. The proceeds are invested in new securities of intermediate durations. The terms of the reverse repurchase agreements call for payment of interest at a rate of 1.4%. The agreements mature prior to the end of January 2003. At December 31, 2002 the amount due on these agreements included in borrowed money is $3,000,000. The securities underlying these agreements are mortgage-backed securities with a book value and fair value of $3,176,000. The securities have a weighted average coupon of 6.0% and have a maturity of November 2032.

     The maximum and minimum lending rates for long-term mortgage loans during 2002 were 7.7% and 3.0%. Fire insurance is required on all properties covered by mortgage loans and must at least equal the excess of the loan over the maximum loan which would be permitted by law on the land without the buildings.

     The maximum percentage of any loan to the value of collateral at the time of the loan, exclusive of insured or guaranteed or purchase money mortgages, was 81.9% on commercial properties. As of December 31, 2002, the Company held no mortgages with interest more than 180 days overdue. Total interest due on mortgages as of December 31, 2002 is $23,000.


5.   Derivative Financial Instruments Held for Purposes Other than Trading

     The Company enters into interest rate and currency contracts, including swaps, caps, floors, and options, to reduce and manage risks, which include the risk of a change in the value, yield, price, cash flows, exchange rates or quantity of, or a degree of exposure with respect to, assets, liabilities, or future cash flows, which the Company has acquired or incurred. Hedge accounting practices are supported by cash flow matching, scenario testing and duration matching.

     The Company uses interest rate swaps to reduce market risks from changes in interest rates and to alter interest rate exposure arising from mismatches between assets and liabilities. Interest rate swap agreements generally involve the exchange of fixed and floating interest payments over the life of the agreement without an exchange of the underlying principal amount. Currency swap agreements generally involve the exchange of local and foreign currency payments over the life of the agreements without an exchange of the underlying principal amount. Interest rate cap and interest rate floor agreements owned entitle the Company to receive payments to the extent reference interest rates exceed or fall below strike levels in the contracts based on the notional amounts.

                    Equitable Life Insurance Company of Iowa
                 Notes to Financial Statements - Statutory Basis
--------------------------------------------------------------------------------

5. Derivative Financial Instruments Held for Purposes Other than Trading (continued)

     Premiums paid for the purchase of interest rate contracts are included in other invested assets and are being amortized to interest expense over the remaining terms of the contracts or in a manner consistent with the financial instruments being hedged.

     Amounts paid or received, if any, from such contracts are included in interest expense or income. Accrued amounts payable to or receivable from counterparties are included in other liabilities or other invested assets.

     Gains or losses realized as a result of early terminations of interest rate contracts are amortized to investment income over the remaining term of the items being hedged to the extent the hedge is considered to be effective; otherwise, they are recognized upon termination.

     Interest rate contracts that are matched or otherwise designated to be associated with other financial instruments are recorded at fair value if the related financial instruments mature, are sold, or are otherwise terminated or if the interest rate contracts cease to be effective hedges. Changes in the fair value of derivatives are recorded as investment income. The Company manages the potential credit exposure from interest rate contracts through careful evaluation of the counterparties' credit standing, collateral agreements, and master netting agreements.

     The Company is exposed to credit loss in the event of nonperformance by counterparties on interest rate contracts; however, the Company does not anticipate nonperformance by any of these counterparties. The amount of such exposure is generally the unrealized gains in such contracts.

     The table below summarizes the Company's interest rate contracts included in other invested assets at December 31, 2002 and 2001:


                                                                                                  December 31, 2002
                                                                                  -------------------------------------------------
                                                                                    Notional            Carrying            Fair
                                                                                     Amount               Value             Value
                                                                                  ---------------     -------------    ------------
                                                                                                    (In Thousands)


     Interest rate contracts:
          Swaps                                                                   $      266,098       $         -     $    (4,428)
          Caps owned                                                                     743,000             2,508             908
          Options owned                                                                  856,438            30,325          30,325
                                                                                  ---------------      ------------    ------------
     Total derivatives                                                            $    1,865,536       $    32,833     $    26,805
                                                                                  ===============      ============    ============

                    Equitable Life Insurance Company of Iowa
                 Notes to Financial Statements - Statutory Basis
--------------------------------------------------------------------------------

5. Derivative Financial Instruments Held for Purposes Other than Trading (continued)


                                                                                                  December 31, 2001
                                                                                  -------------------------------------------------
                                                                                    Notional            Carrying           Fair
                                                                                     Amount               Value            Value
                                                                                  ---------------     -------------    ------------
                                                                                                    (In Thousands)


     Interest rate contracts:
          Swaps                                                                   $       50,000      $        69      $         2
          Caps owned                                                                   1,115,000            2,547            2,256
          Options owned                                                                  762,920           60,495           45,720
                                                                                  ---------------     ------------     ------------
     Total derivatives                                                            $    1,927,920      $    63,111      $    47,978
                                                                                  ===============     ============     ============


6.   Concentrations of Credit Risk

     The Company held less-than-investment-grade corporate bonds with an aggregate book value of $215,727,000 and $251,252,000 and with an aggregate market value of $200,968,000 and $236,887,000 at December 31, 2002 and
     2001, respectively. Those holdings amounted to 7.4% of the Company's investments in bonds and 3.37% of total admitted assets at December 31, 2002. The holdings of less-than-investment-grade bonds are widely diversified and of satisfactory quality based on the Company's investment policies and credit standards.

     The Company held unrated bonds of $68,548,000 and $196,630,000 with an aggregate NAIC market value of $73,861,000 and $199,043,000 at December 31, 2002 and 2001, respectively. The carrying value of these holdings amounted to 2.3% of the Company's investment in bonds and 1.0% of the Company's total admitted assets at December 31, 2002.

     At December 31, 2002, the Company's commercial mortgages involved a concentration of properties located in California (17.7%) and Texas (8%). The remaining commercial mortgages relate to properties located in 38 other states. The portfolio is well diversified; covering many different types of income-producing properties on which the Company has first mortgage liens. The maximum mortgage outstanding on any individual property is $17,353,000.

                    Equitable Life Insurance Company of Iowa
                 Notes to Financial Statements - Statutory Basis
--------------------------------------------------------------------------------

7.   Annuity Reserves

     At December 31, 2002 and 2001, the Company's annuity reserves, including those held in separate accounts and deposit fund liabilities that are subject to discretionary withdrawal with adjustment, subject to discretionary withdrawal without adjustment, and not subject to discretionary withdrawal provisions are summarized as follows:

                                                                                           December 31, 2002
                                                                                      Amount               Percent
                                                                                  ---------------      ---------------
                                                                                             (In Thousands)


     Subject to discretionary withdrawal (with adjustment):
        With market value adjustment                                              $    1,538,465              34%
        At book value less surrender charge                                              846,121              18
        At fair value                                                                  1,079,649              23
                                                                                  ---------------      ---------------
     Subtotal                                                                          3,464,235              75
     Subject to discretionary withdrawal (without adjustment)
        at book value with minimal or no charge or adjustment                            447,961              10
     Not subject to discretionary withdrawal                                             664,896              15
                                                                                  ---------------      ---------------
     Total annuity reserves and deposit fund liabilities before reinsurance            4,577,092             100%
                                                                                                       ===============
     Less reinsurance ceded                                                              559,044
                                                                                  ---------------
     Net annuity reserves and deposit fund liabilities                            $    4,018,048
                                                                                  ===============



                                                                                           December 31, 2001
                                                                                      Amount               Percent
                                                                                  ---------------      ---------------
                                                                                             (In Thousands)


     Subject to discretionary withdrawal (with adjustment):
        With market value adjustment                                              $    1,329,562              30%
        At book value less surrender charge                                              718,764              16
        At fair value                                                                  1,365,750              30
                                                                                  ---------------      ---------------
     Subtotal                                                                          3,414,076              76
     Subject to discretionary withdrawal (without adjustment)
        at book value with minimal or no charge or adjustment                            452,336              10
     Not subject to discretionary withdrawal                                             653,795              14
                                                                                  ---------------      ---------------
     Total annuity reserves and deposit fund liabilities before reinsurance            4,520,207             100%
                                                                                                       ===============
     Less reinsurance ceded                                                              542,676
                                                                                  ---------------
     Net annuity reserves and deposit fund liabilities                            $    3,977,531
                                                                                  ===============


                    Equitable Life Insurance Company of Iowa
                 Notes to Financial Statements - Statutory Basis
--------------------------------------------------------------------------------

8.   Employee Benefit Plans

     Pension Plan and Postretirement Benefits

     Effective December 31, 2001, the qualified noncontributory defined benefit retirement plans of the Company, along with certain other US subsidiaries of ING AIH, were merged into one plan which is recognized in ING AIH's financial statements. As a result of this plan merger, the Company transferred its qualified pension asset to ING North America Insurance Corporation, an affiliate. In addition, the Company maintains a nonqualified unfunded Supplemental Employees Retirement Plan ("SERP").

     The Company also provides certain health care and life insurance benefits for retired employees.


                                                                                       Pension Benefits         Other Benefits
                                                                                     2002         2001        2002         2001
                                                                                  ----------   ----------  ----------   ----------
                                                                                                   (In Thousands)


     Change in plan assets
     Fair value of plan assets at beginning of year                               $       -    $ 151,069   $       -    $       -
     Actual return on plan assets                                                         -       (7,383)          -            -
     Employer contribution                                                              301          199         471          383
     Plan participants' contributions                                                     -            -         376          234
     Benefits paid                                                                     (301)      (5,086)       (847)        (617)
     Business combinations, divestitures and
        settlements                                                                       -     (138,799)          -            -
                                                                                  ----------   ----------  ----------   ----------
     Fair value of plan assets at end of year                                     $       -    $       -   $       -    $       -
                                                                                  ==========   ==========  ==========   ==========

     Funded status
     Unamortized prior service credit                                             $     318    $     346   $     746    $     844
     Unrecognized net (gain) or loss                                                  3,715       (2,539)     (2,566)         885
     Remaining net obligation at initial date of
        application                                                                     (31)         (33)          -       (3,341)
     Accrued liabilities                                                            (12,117)     (10,789)     (4,874)      (3,771)
                                                                                  ----------   ----------  ----------   ----------
     Net liability recorded                                                       $  (8,115)   $ (13,015)  $  (6,694)   $  (5,383)
                                                                                  ==========   ==========  ==========   ==========

                    Equitable Life Insurance Company of Iowa
                 Notes to Financial Statements - Statutory Basis
--------------------------------------------------------------------------------
8.   Employee Benefit Plans (continued)

     Pension Plan and Postretirement Benefits (continued)

     A summary of assets, obligations and assumptions of the Pension and Other Postretirement Benefits Plans are as follows:



                                                                                       Pension Benefits         Other Benefits
                                                                                     2002         2001        2002         2001
                                                                                  ----------  ----------  ----------   ----------
                                                                                                   (In Thousands)


     Change in benefit obligation
     Benefit obligation at beginning of year                                       $  13,015  $  73,510   $   5,383    $   7,452
     Service cost                                                                        546      1,820         210          211
     Interest cost                                                                     1,008      5,643         400          564
     Contribution by plan participants                                                     -          -         376          234
     Actuarial gain (loss)                                                            (6,153)     5,767         373       (2,811)
     Benefits paid                                                                      (301)    (5,085)       (847)        (618)
     Plan amendments                                                                       -       (114)        799            -
     Business combinations, divestitures,
       curtailments, settlements and special
       termination benefits                                                                -    (68,526)          -          351
                                                                                  ----------  ----------  ----------   ----------
     Benefit obligation at end of year                                            $    8,115  $  13,015   $   6,694    $   5,383
                                                                                  ==========  ==========  ==========   ==========

     Components of net periodic benefit cost
     Service cost                                                                 $      546    $  1,820  $     210    $     212
     Interest cost                                                                     1,008       5,643        400          565
     Expected return on plan assets                                                        -     (13,750)         -            -
     Amortization of recognized transition obligation
       or transition asset                                                                 2      (2,452)       304          304
     Amount of recognized gains and losses                                               100           -        (42)         109
     Amount of prior service cost recognized                                             (28)          -        701          (98)
     Amount of gain or loss recognized due to a
       settlement or curtailment                                                          -            -          -          351
                                                                                  ----------  ----------  ----------  ----------
     Total net periodic benefit cost                                               $   1,628  $  (8,739)  $   1,573   $   1,443
                                                                                  ==========  ==========  ==========  ==========

                    Equitable Life Insurance Company of Iowa
                 Notes to Financial Statements - Statutory Basis
--------------------------------------------------------------------------------

8.   Employee Benefit Plans (continued)

     Pension Plan and Postretirement Benefits (continued)

     In addition, the Company has a pension benefit obligation and another benefits obligation for non-vested employees as of December 31, 2002 and 2001 in the amount of $682,000 and $842,000, and $2,633,000 and $1,708,000
     (OPEB obligation), respectively.

     Assumptions used in determining the accounting for the defined benefit plans and other post-retirement benefit plans as of December 31, 2002 and 2001 were as follows:

                                                                                       2002                  2001
                                                                                  ---------------      ---------------


     Weighted-average discount rate                                                     6.75%               7.50%
     Rate of increase in compensation level                                             3.75%               4.50%
     Expected long-term rate of return on assets                                        9.00%               9.25%


     The annual assumed rate of increase in the per capita cost of covered benefits (i.e., health care cost trend rate) for the medical plan is 10% graded to 5.0% thereafter. The health care cost trend rate assumption has a significant effect on the amounts reported. For example, increasing the assumed health care cost trend rates by one percentage point in each year would increase the accumulated postretirement benefit obligation for the medical plan as of December 31, 2002 by $1,159,000. Decreasing the assumed health care cost trend rates by one percentage point in each year would decrease the accumulated postretirement benefit obligation for the medical plan as of December 31, 2002 by $1,139,000.

     401(k) Plan

     The Savings Plan is a defined contribution plan, which is available to substantially all employees. Participants may make contributions to the plan through salary reductions up to a maximum of $11,000 for 2002 and $10,500 for 2001. Such contributions are not currently taxable to the participants. The Company matches up to 6% of pre-tax eligible pay at 100%. Company matching contributions were $681,000 and $522,000 for 2002 and 2001, respectively.

                    Equitable Life Insurance Company of Iowa
                 Notes to Financial Statements - Statutory Basis
--------------------------------------------------------------------------------

9.   Separate Accounts

     Separate account assets and liabilities represent funds segregated by the Company for the benefit of certain policy and contract holders who bear the investment risk. All such policies are of a nonguaranteed return nature. Revenues and expenses on the separate account assets and related liabilities equal the benefits paid to the separate account policy and contract holders.

     A reconciliation of the amounts transferred to and from the separate accounts is presented below:

                                                                                              December 31,
                                                                                        2002                 2001
                                                                                  ---------------      ---------------
                                                                                             (In Thousands)


     Transfers as reported in the summary of operations of the Separate Accounts
        Statement:
          Transfers to separate accounts                                          $       33,970        $      52,388
          Transfers from separate accounts                                                169,689             151,018
                                                                                  ---------------       ---------------
     Net transfers from separate accounts                                               (135,719)              (98,630)

     Reconciling adjustments:
        Miscellaneous transfers                                                               33                     2
                                                                                  ---------------       ---------------
     Transfers as reported in the Statement of Operations                         $     (135,686)       $      (98,628)
                                                                                  ===============       ===============


                                                                                              December 31,
                                                                                        2002                 2001
                                                                                  ---------------       ---------------
                                                                                             (In Thousands)

      Reserves for separate accounts by withdrawal characteristics:
      Subject to discretionary withdrawal:
           With market value adjustment                                           $            -       $            -
           At book value without market value adjustment less current surrender charge
             of 5% or more                                                               931,533            1,365,751
           At market value                                                                     -                    -
           At book value without market value adjustment less current surrender charge
             of less than 5%                                                                   -                    -
     Subtotal                                                                                  -                    -
     Not subject to discretionary withdrawal                                                   -                    -
                                                                                  ---------------       --------------
     Total separate account reserves                                              $      931,533        $   1,365,751
                                                                                  ===============       ==============

                    Equitable Life Insurance Company of Iowa
                 Notes to Financial Statements - Statutory Basis
--------------------------------------------------------------------------------

10.  Reinsurance

     The Company is involved in both ceded and assumed reinsurance with other companies for the purpose of diversifying risk and limiting exposure on larger risks. As of December 31, 2002, the Company's retention limit for acceptance of risk on life insurance policies had been set at various levels up to $500,000.

     To the extent that the assuming companies become unable to meet their obligations under these treaties, the Company remains contingently liable to its policyholders for the portion reinsured. To minimize its exposure to significant losses from retrocessionaire insolvencies, the Company evaluates the financial condition of the retrocessionaire and monitors concentrations of credit risk.

     Assumed premiums amounted to $1,299,151,000 and $2,113,275,000 for the years ended December 31, 2002 and 2001, respectively.

     The Company's ceded reinsurance arrangements reduced certain items in the accompanying financial statements by the following amounts:

                                                                                              December 31,
                                                                                        2002                 2001
                                                                                  ---------------      ---------------
                                                                                             (In Thousands)


     Premiums                                                                     $        4,833        $       4,080
     Benefits paid or provided                                                             7,821                8,023
     Policy and contract liabilities at year end                                         586,918              592,643


     During 2002 and 2001, the Company had ceded blocks of insurance under reinsurance treaties to provide funds for financing and other purposes. These reinsurance transactions, generally known as "financial reinsurance," represent financing arrangements. Financial reinsurance has the effect of increasing current statutory surplus while reducing future statutory surplus as the reinsurers recapture amounts.

                    Equitable Life Insurance Company of Iowa
                 Notes to Financial Statements - Statutory Basis
--------------------------------------------------------------------------------

11.  Federal Income Taxes

     The Company files a consolidated federal income tax return with its subsidiaries. The method of tax allocation is governed by a written tax sharing agreement. The tax sharing agreement provides that each member of the consolidated return shall reimburse the Company for its respective share of the consolidated federal income tax liability and shall receive a benefit for its losses at the statutory rate.

     The components of the net deferred tax asset/(liability) at December 31 are as follows:

                                                                                              December 31,
                                                                                        2002                 2001
                                                                                  ---------------      ---------------
                                                                                             (In Thousands)


     Total gross deferred tax assets                                              $      162,399       $      102,914
     Total deferred tax liabilities                                                       (5,007)              (6,542)
                                                                                  ---------------      ---------------
     Net deferred tax asset                                                              157,392               96,372
     Deferred tax asset nonadmitted                                                     (157,392)             (94,807)
                                                                                  ---------------      ---------------
     Net admitted deferred tax asset                                                           -                1,565
                                                                                  ===============      ===============
     (Increase) in nonadmitted asset                                              $      (62,585)      $      (28,560)
                                                                                  ===============      ===============

     Current income taxes incurred consist of the following major components:

                                                                                              December 31,
                                                                                        2002                 2001
                                                                                  ---------------      ---------------
                                                                                             (In Thousands)


     Federal taxes on stand alone operations                                      $      (17,296)      $       (1,605)
     Federal taxes paid to affiliates under tax sharing agreement                         67,278                    -
     Consolidated operations loss carryback utilized                                     (11,267)                   -
                                                                                  ---------------      ---------------
     Total taxes on operations                                                            38,715               (1,605)
     Federal taxes on capital gains                                                       (1,559)                7,441
     Federal taxes paid to affiliates under tax sharing agreement                          3,896                     -
     Consolidated capital loss carrybacks utilized                                       (12,625)                    -
                                                                                  ---------------      ----------------
     Total current taxes incurred                                                 $        28,427      $         5,836
                                                                                  ================     ================

                    Equitable Life Insurance Company of Iowa
                 Notes to Financial Statements - Statutory Basis
--------------------------------------------------------------------------------

11.  Federal Income Taxes (continued)

     The main components of deferred tax assets and deferred tax liabilities are as follows:

                                                                                              December 31,
                                                                                        2002                 2001
                                                                                  ---------------      ---------------
                                                                                             (In Thousands)


     Deferred tax assets resulting from book/tax differences in:
        Operations loss carryforwards                                             $       72,725       $            -
        Deferred acquisition costs                                                        30,319               23,779
        Investments                                                                       19,753               24,545
        Insurance reserves                                                                19,428              36,376
        Policyholder dividends                                                             8,328               8,535
        Nonadmitted assets                                                                 3,709               4,886
        Unrealized loss on investments                                                       704                 288
        Other                                                                              7,433               4,505
                                                                                  ---------------      --------------
     Total deferred tax assets                                                           162,399             102,914
     Deferred tax assets nonadmitted                                                    (157,392)            (94,807)
                                                                                  ---------------      --------------
     Admitted deferred tax assets                                                 $        5,007       $       8,107
                                                                                  ===============      ==============

     Deferred tax liabilities resulting from book/tax differences in:
        Due & deferred premiums                                                   $        2,488       $       2,410
        Fixed assets                                                                       2,164               3,516
        Other                                                                                355                 616
                                                                                  ---------------      --------------
     Total deferred tax liabilities                                                        5,007               6,542
                                                                                  ---------------      --------------
     Net admitted deferred tax asset                                              $            -       $       1,565
                                                                                  ===============      ==============

     The change in net deferred income taxes is comprised of the following:

                                                                                              December 31,
                                                                                        2002                 2001          Change
                                                                                  ---------------      ---------------   ----------
                                                                                                    (In Thousands)


     Total deferred tax assets                                                    $      162,399       $      102,914     $ 59,485
     Total deferred tax liabilities                                                        5,007                6,542       (1,535)
                                                                                  ---------------      ---------------    ---------
     Net deferred tax asset                                                       $      157,392       $       96,372       61,020
                                                                                  ===============      ===============
     Tax effect of items in surplus:
        Unrealized gains (losses)                                                                                             (416)
     Change in non-admitted assets                                                                                           1,191
                                                                                                                          ---------
     Change in net deferred income tax                                                                                    $  61,795
                                                                                                                          =========


                    Equitable Life Insurance Company of Iowa
                 Notes to Financial Statements - Statutory Basis
--------------------------------------------------------------------------------

11.  Federal Income Taxes (continued)

     The provision for federal income tax expense and change in deferred taxes differs from the amount obtained applying the statutory Federal income tax rate to income (including capital losses) before income taxes for the following reasons:

                                                                                    Year Ended
                                                                                    December 31,
                                                                                        2002
                                                                                  ---------------
                                                                                   (In Thousands)


     Ordinary income                                                              $      (60,415)
     Capital gains (losses)                                                              (37,073)
                                                                                  ---------------
     Total pre-tax book income                                                    $      (97,488)
                                                                                  ===============

     Provision computed at statutory rate                                         $      (34,121)
     Interest maintenance reserve                                                            900
     Other                                                                                  (147)
                                                                                  ---------------
     Total                                                                        $      (33,368)
                                                                                  ===============

     Federal income taxes incurred                                                $       28,427
     Change in net deferred income taxes                                                 (61,795)
                                                                                  ---------------
     Total statutory income taxes                                                 $      (33,368)
                                                                                  ===============


     The amount of federal income taxes incurred that will be available for recoupment in event of future net losses is $12,514,000 from 2001.

     The Company has operations loss carryforwards of $207,784,000, which expire in 2017.

     The Company has a receivable from United States Treasury of $52,531,000 and $34,688,000 for federal income taxes as of December 31, 2002 and 2001, respectively.

     Prior to 1984, the Company was allowed certain special deductions for federal income tax reporting purposes that were required to be accumulated in a "policyholders' surplus account" (PSA). In the event those amounts are distributed to shareholders, or the balance of the account exceeds certain limitations prescribed by the Internal Revenue Code, the excess amounts would be subject to income tax at current rates. Income taxes also would be payable at current rates if the Company ceases to qualify as a life insurance company for tax reporting purposes, or if the income tax deferral status of the PSA is modified by future tax legislation. Management does not intend to take any actions nor does management expect any events to occur that would cause income taxes to become payable on the PSA balance. Accordingly, the Company has not accrued income taxes on the PSA balance of $14,388,000 at December 31, 2002. However, if such taxes were assessed, the amount of the taxes payable would be $5,036,000. No deferred tax liabilities are recognized related to the PSA.

                    Equitable Life Insurance Company of Iowa
                 Notes to Financial Statements - Statutory Basis
--------------------------------------------------------------------------------

12.  Investment in and Advances to Subsidiaries

     Amounts invested in and advanced to the Company's subsidiaries are summarized as follows:

                                                                                              December 31,
                                                                                        2002                 2001
                                                                                  ---------------      ---------------
                                                                                             (In Thousands)


     Common stock                                                                 $      811,079       $      761,038
     (Payable) receivable from subsidiaries                                                2,102                2,445

     Summarized financial information for these subsidiaries is as follows:

                                                                                              December 31,
                                                                                        2002                 2001
                                                                                  ---------------      ---------------
                                                                                             (In Thousands)


     Revenue  s                                                                   $    7,929,991       $    5,911,580
     Income before net realized gains on investments                                    (235,729)             (75,842)
     Net loss                                                                           (277,136)            (126,933)
     Admitted assets                                                                  24,301,380           20,556,877
     Liabilities                                                                      23,490,301           19,795,838


13.  Capital and Surplus

     Under Iowa insurance regulations, the Company is required to maintain a minimum total capital and surplus which is the lower of $5,000,000 or risk based capital. Additionally, the amount of dividends which can be paid by the Company to its stockholder without prior approval of the Iowa Division of Insurance is limited to the greater of 10% of statutory surplus or the statutory net gain from operations.

                    Equitable Life Insurance Company of Iowa
                 Notes to Financial Statements - Statutory Basis
--------------------------------------------------------------------------------

14.  Fair Values of Financial Instruments

     Life insurance liabilities that contain mortality risk and all nonfinancial instruments have been excluded from the disclosure requirements. However, the fair values of liabilities under all insurance contracts are taken into consideration in the Company's overall management of interest rate risk, such that the Company's exposure to changing interest rates is minimized through the matching of investment maturities with amounts due under insurance contracts. The carrying amounts and fair values of the Company's financial instruments are summarized as follows:


                                                                                         December 31
                                                                            2002                                  2001
                                                          ------------------------------------ -------------------------------------
                                                          ------------------ ----------------- ------------------ ------------------
                                                                Carrying             Fair            Carrying             Fair
                                                                 Amount              Value            Amount              Value
                                                          ------------------ ----------------- ------------------ ------------------
                                                                                           (In Thousands)


     Assets:
       Bonds                                              $       2,925,958  $      3,033,282  $       2,628,098  $       2,642,549
       Preferred stocks                                                 441               441                490                490
       Unaffiliated common stocks                                       285               285                306                306
       Mortgage loans                                               859,953           943,421            842,243            875,493
       Policy loans                                                 130,790           130,790            139,826            139,826
       Derivative securities                                         32,833            26,805             63,111             47,978
       Short-term investments                                        19,971            19,971             53,000             53,000
       Cash                                                           5,131             5,131             14,592             14,592
       Investment in surplus notes                                  135,000           191,228            185,000            268,149
       Indebtedness from related
         parties                                                    107,057           107,056             29,867             29,867
       Separate account assets                                      959,377           959,377          1,406,693          1,406,693
       Receivable for securities                                        207               207              3,950              3,950

     Liabilities:
       Individual and group annuities                             2,852,482         2,794,933          2,611,782          2,439,374
       Deposit type contract                                        189,296           190,706            152,194            152,194
       Policyholder funds                                            26,333            26,333             26,893             26,893
       Indebtedness to related parties                               66,200            66,200             21,091             21,091
       Separate account liabilities                                 959,377           959,377          1,406,693          1,406,693
       Payable for securities                                             -                 -             56,485             56,485


                    Equitable Life Insurance Company of Iowa
                 Notes to Financial Statements - Statutory Basis
--------------------------------------------------------------------------------

14.  Fair Values of Financial Instruments (continued)

     The following methods and assumptions were used by the Company in estimating the fair value disclosures for financial instruments in the accompanying financial statements and notes thereto:

          Cash and short-term investments:  The carrying amounts reported in the
          accompanying   balance   sheets   for  these   financial   instruments
          approximate their fair values.

          Fixed maturities and equity securities: The fair values for bonds, preferred stocks and common stocks, reported herein, are based on quoted market prices, where available. For securities not actively traded, fair values are estimated using values obtained from independent pricing services or, in the case of private placements, collateralized mortgage obligations and other mortgage derivative investments, are estimated by discounting the expected future cash flows. The discount rates used vary as a function of factors such as yield, credit quality, and maturity, which fall within a range between 2% and 15% over the total portfolio. Fair values determined on this basis can differ from values published by the NAIC Securities Valuation Office. Fair value as determined by the NAIC as of December 31, 2002 and 2001 is $3,945,966,000 and $3,402,211,000 respectively.

          Mortgage loans: Estimated fair values for commercial real estate loans were generated using a discounted cash flow approach. Loans in good standing are discounted using interest rates determined by U.S. Treasury yields on December 31 and spreads applied on new loans with similar characteristics. The amortizing features of all loans are incorporated in the valuation. Where data on option features is available, option values are determined using a binomial valuation method, and are incorporated into the mortgage valuation. Restructured loans are valued in the same manner; however, these loans were discounted at a greater spread to reflect increased risk. All residential loans are valued at their outstanding principal balances, which approximate their fair values.

          Derivative financial instruments: Fair values for on-balance-sheet derivative financial instruments (caps, options and floors) and off-balance-sheet derivative financial instruments (swaps) are based on broker/dealer valuations or on internal discounted cash flow pricing models taking into account current cash flow assumptions and the counterparties' credit standing.

          Investment in surplus notes: Estimated fair values for investment in surplus notes are generated using a discounted cash flow approach. Cash flows were discounted using interest rates determined by U.S. Treasury yields on December 31 and spreads applied on surplus notes with similar characteristics.

                    Equitable Life Insurance Company of Iowa
                 Notes to Financial Statements - Statutory Basis
--------------------------------------------------------------------------------

14.  Fair Values of Financial Instruments (continued)

          Guaranteed investment contracts: The fair values of the Company's guaranteed investment contracts are estimated using discounted cash flow calculations, based on interest rates currently being offered for similar contracts with maturities consistent with those remaining for the contracts being valued.

          Other investment-type insurance contracts: The fair values of the Company's deferred annuity contracts are estimated based on the cash surrender values. The carrying values of other policyholder liabilities, including immediate annuities, dividend accumulations, supplementary contracts without life contingencies, and premium deposits, approximate their fair values.

          The carrying value of all other financial instruments approximates their fair value.


15.  Commitments and Contingencies

     The Company leases its home office space and certain other equipment under operating leases that expire through 2017. During the years ended December 31, 2002 and 2001, rent expense totaled $4,951,000 and $3,254,000, respectively. At December 31, 2002 minimum rental payments due under all non-cancelable operating leases are: 2003- $5,268,000, 2004 - $5,324,000,
     2005 - $5,324,000,  2006 - $5,324,000,  2007 - $5,135,000  and  $47,414,000
     thereafter.

     Litigation

     The Company is a party to threatened or pending lawsuits arising from the normal conduct of business. Due to the climate in insurance and business litigation, suits against the Company sometimes include claims for substantial compensatory, consequential or punitive damages and other types of relief. Moreover, certain claims are asserted as class actions, purporting to represent a group of similarly situated individuals. While it is not possible to forecast the outcome of pending lawsuits, in light of existing insurance, reinsurance and established reserves, it is the opinion of management that the disposition of such lawsuits will not have a materially adverse effect on the Company's operations or financial position.

                    Equitable Life Insurance Company of Iowa
                 Notes to Financial Statements - Statutory Basis
--------------------------------------------------------------------------------

16.  Financing Agreements

     The Company maintains a revolving loan agreement with SunTrust Bank, Atlanta (the "Bank"). Under this agreement, which expires July 31, 2003, the Company can borrow up to $100,000,000 from the Bank. Interest on any borrowing accrues at an annual rate equal to the cost of funds for the Bank for the period applicable for the advance plus 0.225% or a rate quoted by the Bank to the Company for the borrowing. Under this agreement, the Company incurred interest expense of $171,000 for the year ended December 31, 2002. At December 31, 2002, the Company had $0 payable to the Bank.

     The Company also maintains a revolving loan agreement with Bank of New York, New York (the "Bank"). Under this agreement, the Company can borrow up to $100,000,000 from the Bank. Interest on any of the Company borrowing accrues at an annual rate equal to the cost of funds for the Bank for the period applicable for the advance plus 0.225% or a rate quoted by the Bank to the Company for the borrowing. Under this agreement, the Company incurred interest expense of $16,000 for the year ended December 31, 2002. At December 31, 2002, the Company had $0 payable to the Bank.


17.  Related Party Transactions

     Affiliates

     Management and service contracts and all cost sharing arrangements with other affiliated ING US life insurance companies are allocated among companies in accordance with normal, generally accepted expense and cost allocation methods.

     Investment Management: The Company has entered into an investment advisory agreement and an administrative services agreement with ING Investment Management, LLC ("IIM") under which IIM provides the Company with investment management and asset liability management services. Total fees under the agreement were approximately $10,395,000 and $9,730,000 for the year ended December 31, 2002 and 2001, respectfully.

     Inter-insurer Services Agreement: The Company has entered into a services agreement with certain of its affiliated insurance companies in the United States ("affiliated insurers") whereby the affiliated insurers provide certain administrative, management, professional, advisory, consulting and other services to each other. Net amounts received (paid) under these agreements were $3,292,000 and $16,610,000 for the year ended December 31, 2002 and 2001, respectfully.

                    Equitable Life Insurance Company of Iowa
                 Notes to Financial Statements - Statutory Basis
--------------------------------------------------------------------------------

17.  Related Party Transactions (continued)

     Affiliates (continued)

     Reciprocal Loan Agreement: The Company has entered into a reciprocal or revolving loan agreement with ING AIH, to facilitate the handling of unusual and/or unanticipated short-term cash requirements. Under this agreement, which expires December 31, 2007, the Company and ING AIH can borrow up to $104,000,000 from one another. Interest on any borrowing is charged at the rate of ING AIH's cost of funds for the interest period plus 0.15%. Interest on any ING AIH borrowings is charged at a rate based on the prevailing interest rate of U.S. commercial paper available for purchase with a similar duration. Under this agreement, the Company incurred interest expense of $170,000 and interest income of $615,000 for the year ended December 31, 2002. At December 31, 2002, the Company had $0 payable to ING AIH and $0 receivable from ING AIH.

     Tax Sharing Agreements: The Company has entered into federal tax sharing agreements with members of an affiliated group as defined in Section 1504 of the Internal Revenue Code of 1986, as amended. The agreement provides for the manner of calculation and the amounts/timing of the payments between the parties as well as other related matters in connection with the filing of consolidated federal income tax returns. The Company has also entered into a state tax sharing agreement with ING AIH and each of the specific subsidiaries that are parties to the agreement. The state tax agreement applies to situations in which ING AIH and all or some of the subsidiaries join in the filing of a state or local franchise, income tax or other tax return on a consolidated, combined or unitary basis.

     Service Agreement with ING Financial Adviser, LLC: The Company has entered into a services agreement with ING Financial Advisors, LLC ("ING FA") to provide certain administrative, management, professional advisory, consulting and other services to the Company for the benefit of its customers. Charges for these services are to be determined in accordance with fair and reasonable standards with neither party realizing a profit nor incurring a loss as a result of the services provided to the Company. The Company will reimburse ING FA for direct and indirect costs incurred on behalf of the Company.

     Subsidiaries

     The Company owns, as of December 31, 2002, the capital stock of, valued on the equity basis, USG Annuity and Life Insurance Company (an Oklahoma domestic insurer) and Golden American Life Insurance Company (a Delaware domestic insurer).

                    Equitable Life Insurance Company of Iowa
                 Notes to Financial Statements - Statutory Basis
--------------------------------------------------------------------------------

18.  Guaranty Fund Assessments

     Insurance companies are assessed the costs of funding the insolvencies of other insurance companies by the various state guaranty associations, generally based on the amount of premiums companies collect in that state.

     The Company accrues the cost of future guaranty fund assessments based on estimates of insurance company insolvencies provided by the National Organization of Life and Health Insurance Guaranty Associations (NOLHGA) and the amount of premiums written in each state. The Company reduces the accrual by credits allowed in some states to reduce future premium taxes by a portion of assessments in that state. The Company has estimated this liability to be $3,465,000 and $3,759,000 as of December 31, 2002 and 2001,
     respectively and has recorded a reserve. The Company has also recorded an asset of $473,000 and $771,000 as of December 31, 2002 and 2001,
     respectively, for future credits to premium taxes for assessments already paid.


19.  Regulatory Risk-Based Capital

     Life and health insurance companies are subject to certain Risk-Based Capital ("RBC") requirements as specified by the NAIC. Under those requirements, the amount of capital and surplus maintained by a life and health insurance company is to be determined based on the various risk factors related to it. At December 31, 2002, the Company met the RBC requirements.

                                                                    EXHIBIT 99.2


                         Report of Independent Auditors

Board of Directors and Stockholder
Equitable Life Insurance Company of Iowa

We have audited the accompanying statutory basis balance sheets of Ameribest Life Insurance Company ("the Company," which, effective January 1, 2003, merged into an affiliate, Equitable Life Insurance Company of Iowa, a wholly owned subsidiary of ING America Insurance Holdings, Inc.) as of December 31, 2002 and 2001, and the related statutory basis statements of operations, changes in capital and surplus, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As described in Note 1 to the financial statements, the Company presents its financial statements in conformity with accounting practices prescribed or permitted by the Office of Commissioner of Insurance of the State of Georgia (Georgia Insurance Department), which practices differ from accounting principles generally accepted in the United States. The variances between such practices and accounting principles generally accepted in the United States are described in Note 1. The effects on the financial statements of these variances are not reasonably determinable but are presumed to be material.

In our opinion, because of the effects of the matter described in the preceding paragraph, the financial statements referred to above do not present fairly, in conformity with accounting principles generally accepted in the United States, the financial position of Ameribest Life Insurance Company at December 31, 2002 and 2001 or the results of its operations or its cash flows for the years then ended.

However, in our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Ameribest Life Insurance Company at December 31, 2002 and 2001, and the results of its operations and its cash flows for the years then ended, in conformity with accounting practices prescribed or permitted by the Georgia Insurance Department.

As discussed in Note 3 to the financial statements, in 2001 the Company changed various accounting policies to be in accordance with the revised NAIC Accounting Practices and Procedures Manual, as adopted by the Georgia Insurance Department.


                                                           /s/ Ernst & Young LLP


April 25, 2003

                        Ameribest Life Insurance Company
                        Balance Sheets - Statutory Basis
--------------------------------------------------------------------------------

                                                                                            December 31
                                                                                       2002             2001
                                                                                  ---------------  --------------
                                                                                          (In Thousands)


     Admitted assets
       Cash and invested assets:
         Bonds                                                                    $      281,391   $     259,073
         Mortgage loans                                                                    4,644           4,761
         Policy loans                                                                          -              10
         Other invested assets                                                                 3              87
         Cash and short-term investments                                                    ,900          17,812
                                                                                  ---------------  ---------------
     Total cash and invested assets                                                      288,938          281,743

     Accrued investment income                                                             3,677            3,561
     Indebtedness from related parties                                                     1,263              105
     Federal  income tax including  net admitted deferred
       tax asset for 2002 - $571; 2001 - $409                                              3,381              572
     Other assets                                                                              -               28
                                                                                  ---------------  ---------------
     Total admitted assets                                                        $      297,259   $      286,009
                                                                                  ===============  ===============

                        Ameribest Life Insurance Company
                  Balance Sheets - Statutory Basis (continued)
--------------------------------------------------------------------------------

                                                                                             December 31
                                                                                        2002            2001
                                                                                  ---------------  ---------------
                                                                                           (In Thousands,
                                                                                       except share amounts)


     Liabilities and capital and surplus
     Liabilities:
       Policy and contract liabilities:
         Life and annuity reserves                                                $      279,079   $      264,158
         Deposit type contracts                                                              905              121
                                                                                  ---------------  ---------------
     Total policy and contract liabilities                                               279,984          264,279

        Interest maintenance reserve                                                       1,899            2,400
        Accounts payable and accrued expenses                                                146            1,324
        Indebtedness to related parties                                                       65              367
        Asset valuation reserve                                                              385              733
        Other liabilities                                                                     12                -
                                                                                  ---------------  ---------------
     Total liabilities                                                                   282,491          269,103

     Capital and surplus:
       Common stock: authorized - 3,000,000 shares of
       $1.50 par value; 1,666,667 shares issued and outstanding                            2,500            2,500
       Additional paid-in capital                                                         18,808           18,808
       Unassigned deficit                                                                 (6,540)          (4,402)
                                                                                  ---------------  ---------------
     Total capital and surplus                                                            14,768           16,906
                                                                                  ---------------  ---------------
     Total liabilities and capital and surplus                                    $      297,259   $      286,009
                                                                                  ===============  ===============


     See accompanying notes - statutory basis.

                        Ameribest Life Insurance Company
                  Statements of Operations - Statutory Basis
--------------------------------------------------------------------------------

                                                                                       Year ended December 31
                                                                                        2002            2001
                                                                                  ---------------  ---------------
                                                                                           (In Thousands)

     Premiums and other revenues:
       Life, annuity, and accident and health premiums                            $        7,643   $       72,077
       Net investment income                                                              19,043           19,930
       Amortization of interest maintenance reserve                                          640              206
       Commissions, expense allowances and reserve adjustments
        on reinsurance ceded                                                                 259            1,757
                                                                                  ---------------  ---------------
     Total premiums and other revenues                                                    27,585           93,970

     Benefits paid or provided:
       Annuity benefits                                                                    5,440            3,452
       Surrender benefits                                                                  7,880            6,391
       Interest on policy or contract funds                                                  (18)              (3)
       Increase in life, annuity, and accident and health reserves                        14,921           76,332
                                                                                  ---------------  ---------------
     Total benefits paid or provided                                                      28,223           86,172

     Insurance expenses:
       Commissions                                                                           691            3,738
       General expenses                                                                      348            2,038
       Insurance taxes, licenses and fees, excluding federal
         income taxes                                                                         23              183
                                                                                  ---------------  ---------------
     Total insurance expenses                                                              1,062            5,959
                                                                                  ---------------  ---------------
     (Loss) gain from operations before federal income taxes
       and net realized capital losses                                                    (1,700)           1,839
     Federal income tax benefit                                                             (905)               -
                                                                                  ---------------  ---------------
     (Loss) gain from operations before net realized capital losses                         (795)           1,839
     Net realized capital (losses) gains net of income taxes 2002 -
       $(258); 2001 - $ (729) and excluding net transfers to the
       interest maintenance reserve 2002- $(138); 2001- $(2,925)                          (1,856)             846
                                                                                  ---------------  ---------------
     Net income                                                                   $       (2,651)  $        2,685
                                                                                  ===============  ===============

     See accompanying notes - statutory basis.

                        Ameribest Life Insurance Company
         Statements of Changes in Capital and Surplus - Statutory Basis
--------------------------------------------------------------------------------

                                                                                       Year ended December 31
                                                                                        2002            2001
                                                                                  ---------------  ---------------
                                                                                           (In Thousands)


     Common stock:
       Balance at beginning and end of year                                       $        2,500   $        2,500
                                                                                  ---------------  ---------------
     Paid-in and contributed surplus:
       Balance at beginning and end of year                                               18,808           18,808
                                                                                  ---------------  ---------------
     Unassigned deficit:
       Balance at beginning of year                                                       (4,402)          (7,421)
       Net income                                                                         (2,651)           2,685
       Change in nonadmitted assets                                                         (419)           2,630
       Change in asset valuation reserve                                                     348             (459)
       Change in net deferred income tax                                                     584           (1,418)
       Change in accounting principle, net of tax                                              -              215
       Other                                                                                   -             (634)
                                                                                  ---------------  ---------------
       Balance at end of year                                                             (6,540)          (4,402)
                                                                                  ---------------  ---------------
     Total capital and surplus                                                    $       14,768   $       16,906
                                                                                  ===============  ===============


     See accompanying notes - statutory basis.

                        Ameribest Life Insurance Company
                   Statements of Cash Flows - Statutory Basis
--------------------------------------------------------------------------------

                                                                                       Year ended December 31
                                                                                        2002            2001
                                                                                  ---------------  ---------------
                                                                                           (In Thousands)


     Operations
     Premiums, policy proceeds, and other considerations received,
       net of reinsurance paid                                                    $        7,643   $       72,076
     Net investment income received                                                       19,205           19,249
     Commission and expense allowances received on reinsurance ceded                         260            1,757
     Benefits paid                                                                       (12,488)          (9,843)
     Insurance expenses paid                                                              (1,131)          (5,995)
     Federal income taxes paid                                                            (2,000)            (163)
     Other revenues in excess of (expenses) other                                             28              (28)
                                                                                  ---------------  ---------------
     Net cash provided by operations                                                      11,517           77,053

     Investments
     Proceeds from sales, maturities, or repayments of investments:
       Bonds                                                                             154,954          223,743
       Mortgage Loans                                                                        116              994
       Miscellaneous proceeds                                                                 87              (47)
       Net tax on capital gains                                                                -             (729)
                                                                                  ---------------  ---------------
     Net proceeds from sales, maturities, or
       repayments of investments                                                         155,157          223,961

     Cost of investments acquired:
       Bonds                                                                             179,003          280,372
       Mortgage loans                                                                          -            5,754
       Miscellaneous applications (receipts)                                                  32                -
                                                                                  ---------------  ---------------
     Total cost of investments acquired                                                  179,035          286,126

     Net decrease (increase) in policy loans                                                  10              (10)
                                                                                  ---------------  ---------------
     Net cash used in investment activities                                              (23,868)         (62,175)


                        Ameribest Life Insurance Company
             Statements of Cash Flows - Statutory Basis (continued)
--------------------------------------------------------------------------------

                                                                                       Year ended December 31
                                                                                        2002            2001
                                                                                  ---------------  ---------------
                                                                                           (In Thousands)



     Financing and miscellaneous activities
     Cash provided:
       Capital and surplus paid-in                                                $            -   $          215
       Borrowed money                                                                        817              124
       Other sources                                                                      (3,378)         (11,210)
                                                                                  ---------------  ---------------
     Net cash used in financing and miscellaneous activities                              (2,561)         (10,871)
                                                                                  ---------------  ---------------
     Net (decrease) increase in cash and short-term investments                          (14,912)           4,007
     Cash and short-term investments:
       Beginning of year                                                                  17,812           13,805
                                                                                  ---------------  ---------------
       End of year                                                                $        2,900   $       17,812
                                                                                  ===============  ===============


     See accompanying notes - statutory basis.

                        Ameribest Life Insurance Company
                 Notes to Financial Statements - Statutory Basis
--------------------------------------------------------------------------------

1.   Nature of Operations and Significant Accounting Policies

     Ameribest Life Insurance Company (the Company) is domiciled in Georgia. Effective January 1, 2003, the Company merged into an affiliate, Equitable Life Insurance Company of Iowa, a wholly owned subsidiary of ING America Insurance Holdings, Inc. ("ING AIH"). The Company offers fixed annuity products. Operations are conducted in the United States and the Company is presently licensed in 46 states.

     The preparation of financial statements of insurance companies requires management to make estimates and assumptions that affect amounts reported in the financial statements and accompanying notes. Such estimates and assumptions could change in the future as more information becomes known, which could impact the amounts reported and disclosed herein.

     Basis of Presentation

     The accompanying financial statements of the Company have been prepared in conformity with accounting practices prescribed or permitted by the Office of Commissioner of Insurance of the State of Georgia (Georgia Insurance Department), which practices differ from accounting principles generally accepted in the United States ("GAAP"). The most significant variances from GAAP are as follows:

     Investments: Investments in bonds are reported at amortized cost or market value based on the National Association of Insurance Commissioners ("NAIC") rating; for GAAP, such fixed maturity investments are designated at purchase as held-to-maturity, trading or available-for-sale.
     Held-to-maturity investments are reported at amortized cost, and the remaining fixed maturity investments are reported at fair value with unrealized capital gains and losses reported in operations for those designated as trading and as a separate component of other comprehensive income in stockholder's equity for those designated as available-for-sale.

     The Company invests in structured securities including mortgage-backed securities/collateralized mortgage obligations, asset-backed securities, collateralized debt obligations, and commercial mortgage-backed securities. For structured securities, when a negative yield results from a revaluation based on new prepayment assumptions (i.e. undiscounted cash flows are less than current book value), an other than temporary impairment is considered to have occurred and the asset is written down to the value of the undiscounted cash flows. For GAAP, assets are reevaluated based on the discounted cash flows using a current market rate. Impairments are recognized when there has been an adverse change in cash flows and the fair value is less than book. The asset is then written down to fair value.

                        Ameribest Life Insurance Company
                 Notes to Financial Statements - Statutory Basis
--------------------------------------------------------------------------------

1.   Nature of Operations and Significant Accounting Policies (continued)

     Basis of Presentation (continued)

     Valuation Reserves: The asset valuation reserve ("AVR") is determined by an NAIC-prescribed formula and is reported as a liability rather than as a valuation allowance or an appropriation of surplus. The change in AVR is reported directly to unassigned surplus. Under a formula prescribed by the NAIC, the Company defers the portion of realized gains and losses on sales of fixed-income investments, principally bonds and mortgage loans, attributable to changes in the general level of interest rates and amortizes those deferrals over the remaining period to maturity based on groupings of individual securities sold in five-year bands. The net deferral is reported as the interest maintenance reserve ("IMR") in the accompanying balance sheets.

     Realized gains and losses on investments are reported in operations net of federal income tax and transfers to the IMR. Under GAAP, realized capital gains and losses are reported in the statements of operations on a pretax basis in the period that the asset giving rise to the gain or loss is sold and valuation allowances are provided when there has been a decline in value deemed other than temporary, in which case the provision for such declines is charged to income.

     Valuation allowances, if necessary, are established for mortgage loans based on the difference between the net value of the collateral, determined as the fair value of the collateral less estimated costs to obtain and sell, and the recorded investment in the mortgage loan. Under GAAP, such allowances are based on the present value of expected future cash flows discounted at the loan's effective interest rate or, if foreclosure is probable, on the estimated fair value of the collateral.

     The initial valuation allowance and subsequent changes in the allowance for mortgage loans as a result of a temporary impairment are charged or credited directly to unassigned surplus, rather than being included as a component of earnings as would be required under GAAP.

     Policy Acquisition Costs: The costs of acquiring and renewing business are expensed when incurred. Under GAAP, acquisition costs related to traditional life insurance, to the extent recoverable from future policy revenues, are deferred and amortized over the premium-paying period of the related policies using assumptions consistent with those used in computing policy benefit reserves. For universal life insurance and investment products, to the extent recoverable from future gross profits, acquisition costs are amortized generally in proportion to the present value of expected gross margins from surrender charges and investment, mortality, and expense margins.

                        Ameribest Life Insurance Company
                 Notes to Financial Statements - Statutory Basis
--------------------------------------------------------------------------------

1.   Nature of Operations and Significant Accounting Policies (continued)

     Basis of Presentation (continued)

     Premiums: Life premiums are recognized as revenue when due. Premiums for annuity policies with mortality and morbidity risk, except for guaranteed interest and group annuity contracts, are also recognized as revenue when due. Premiums received for annuity policies without mortality or morbidity risk and for guaranteed interest and group annuity contracts are recorded using deposit accounting.

     Under GAAP, premiums for traditional life insurance products, which include those products with fixed and guaranteed premiums and benefits and consist primarily of whole life insurance policies, are recognized as revenue when due. Group insurance premiums are recognized as premium revenue over the time period to which the premiums relate. Revenues for universal life, annuities and guaranteed interest contracts consist of policy charges for the cost of insurance, policy administration charges, amortization of policy initiation fees and surrender charges assessed during the period.

     Benefit and Contract Reserves: Life policy and contract reserves under statutory accounting practices are calculated based upon both the net level premium and Commissioners' Reserve Valuation methods using statutory rates for mortality and interest. GAAP requires that policy reserves for traditional products be based upon the net level premium method utilizing reasonably conservative estimates of mortality, interest, and withdrawals prevailing when the policies were sold. For interest-sensitive products, the GAAP policy reserve is equal to the policy fund balance plus an unearned revenue reserve which reflects the unamortized balance of early year policy loads over renewal year policy loads.

     Reinsurance: For business ceded to unauthorized reinsurers, statutory accounting practices require that reinsurance credits permitted by the
     treaty  be  recorded  as  an  offsetting   liability  and  charged  against
     unassigned surplus. Under GAAP, an allowance for amounts deemed uncollectible would be established through a charge to earnings. Statutory income recognized on certain reinsurance treaties representing financing arrangements is not recognized on a GAAP basis.

     Policy and contract liabilities ceded to reinsurers have been reported as reductions of the related reserves rather than as assets as required under GAAP.

     Commissions allowed by reinsurers on business ceded are reported as income when received rather than being deferred and amortized with deferred policy acquisition costs as required under GAAP.

                        Ameribest Life Insurance Company
                 Notes to Financial Statements - Statutory Basis
--------------------------------------------------------------------------------

1.   Nature of Operations and Significant Accounting Policies (continued)

     Basis of Presentation (continued)

     Nonadmitted Assets: Certain assets designated as "nonadmitted," principally deferred federal income tax assets, disallowed interest maintenance reserves, non-operating software, past-due agents' balances, furniture and equipment, intangible assets, and other assets not specifically identified as an admitted asset within the Accounting Practices and Procedures Manual are excluded from the accompanying balance sheets and are charged directly to unassigned surplus. Under GAAP, such assets are included in the balance sheet.

     Universal Life and Annuity Policies: Revenues for universal life and annuity policies consist of the entire premium received and benefits incurred represent the total of death benefits paid and the change in policy reserves. Under GAAP, premiums received in excess of policy charges would not be recognized as premium revenue and benefits would represent the excess of benefits paid over the policy account value and interest credited to the account values.

     Deferred Income Taxes Deferred tax assets are provided for and admitted to an amount determined under a standard formula. This formula considers the amount of differences that will reverse in the subsequent year, taxes paid in prior years that could be recovered through carrybacks, surplus limits and the amount of deferred tax liabilities available for offset. Any deferred tax assets not covered under the formula are non-admitted.
     Deferred taxes do not include any amounts for state taxes. Under GAAP, a deferred tax asset is recorded for the amount of gross deferred tax assets that are expected to be realized in future years and a valuation allowance is established for the portion that is not realizable.

     Statements of Cash Flows: Cash and short-term investments in the statements of cash flows represent cash balances and investments with initial maturities of one year or less. Under GAAP, the corresponding caption of cash and cash equivalents include cash balances and investments with initial maturities of three months or less.

     The effects of the preceding variances from GAAP on the accompanying statutory basis financial statements have not been determined, but are presumed to be material.

     Other significant accounting practices are as follows:

     Investments

     Bonds,   preferred  stocks,  common  stocks,   short-term  investments  and
     derivative instruments are stated at values prescribed by the NAIC, as follows:

                        Ameribest Life Insurance Company
                 Notes to Financial Statements - Statutory Basis
--------------------------------------------------------------------------------

1.   Nature of Operations and Significant Accounting Policies (continued)

     Investments (continued)

          Bonds not backed by other loans are principally stated at amortized cost using the interest method.

          Single class and multi-class mortgage-backed/asset-backed securities are valued at amortized cost using the interest method including anticipated prepayments. Prepayment assumptions are obtained from dealer surveys or internal estimates and are based on the current interest rate and economic environment. The retrospective adjustment method is used to value all such securities except for higher-risk asset backed securities, which are valued using the prospective method.

          The Company analyzes the general account investments to determine whether there has been an other than temporary decline in fair value below the amortized cost basis. Management considers the length of the time and the extent to which the market value has been less than cost; the financial condition and near-term prospects of the issuer; future economic conditions and market forecasts; and the Company's intent and ability to retain the investment in the issuer for a period of time sufficient to allow for recovery in market value. If it is probable that all amount due according to the contractual terms of a debt security will not be collected, an other than temporary impairment is considered to have occurred.

          In addition, the Company invests in structured securities including mortgage-backed securities/collateralized mortgage obligations, asset-backed securities, collateralized debt obligations, and commercial mortgage-backed securities. For these structured securities, management compares the undiscounted cash flows to the carrying value. An other than temporary impairment is considered to have occurred when the undiscounted cash flows are less than the carrying value.

          When a decline in fair value is determined to be other than temporary, the individual security is written down to fair value and the loss accounted for as a realized loss.

          Mortgage loans are reported at amortized cost, less allowance for impairments.

          Policy loans are reported at unpaid principal balances.

          Short-term investments are reported at amortized cost. Short-term investments include investments with maturities of less than one year at the date of acquisition.

          Realized capital gains and losses are determined using the specific identification basis.

                        Ameribest Life Insurance Company
                 Notes to Financial Statements - Statutory Basis
--------------------------------------------------------------------------------

1.   Nature of Operations and Significant Accounting Policies (continued)

     Aggregate Reserve for Life Policies and Contracts

     Life, annuity, and accident and health reserves are developed by actuarial methods and are determined based on published tables using statutorily specified interest rates and valuation methods that will provide, in the aggregate, reserves that are greater than or equal to the minimum or guaranteed policy cash value or the amounts required by law. Interest rates range from 3.00% to 7.50%.

     The Company waives the deduction of deferred fractional premiums upon the death of the insured. It is the Company's practice to return a pro rata portion of any premium paid beyond the policy month of death, although it is not contractually required to do so for certain issues.

     The methods used in valuation of substandard policies are as follows:

          For life, endowment and term policies issued substandard, the standard reserve during the premium-paying period is increased by 50% of the gross annual extra premium. Standard reserves are held on Paid-Up Limited Pay contracts.

          For reinsurance accepted with table rating, the reserve established is a multiple of the standard reserve corresponding to the table rating.

     For reinsurance with flat extra premiums, the standard reserve is increased by 50% of the flat extra.

     The tabular interest has been determined from the basic data for the calculation of policy reserves for all direct ordinary life insurance and for the portion of group life insurance classified as group Section 79. The tabular interest of funds not involving life contingencies is calculated as the current year reserves, plus payments, less prior year reserves, less funds added.

     Reinsurance

     Reinsurance premiums, commissions, expense reimbursements, and reserves related to reinsured business are accounted for on bases consistent with those used in accounting for the original policies issued and the terms of the reinsurance contracts. Reserves are based on the terms of the reinsurance contract and are consistent with the risks assumed. Premiums and benefits ceded to other companies have been reported as a reduction of premium revenue and benefits expense. Amounts applicable to reinsurance ceded for reserves and unpaid claim liabilities have been reported as reductions of these items, and expense allowances received in connection with reinsurance ceded have been reflected in operations.

                        Ameribest Life Insurance Company
                 Notes to Financial Statements - Statutory Basis
--------------------------------------------------------------------------------

1.   Nature of Operations and Significant Accounting Policies (continued)

     Nonadmitted Assets

     Nonadmitted assets are summarized as follows:

                                                                                             December 31
                                                                                       2002              2001
                                                                                  ---------------  ---------------
                                                                                           (In Thousands)


     Deferred federal income taxes                                                $        3,098   $        2,676
     Agents' debit balances                                                                   14               17
                                                                                  ---------------  ---------------
     Total nonadmitted assets                                                     $        3,112   $        2,693
                                                                                  ===============  ===============

     Changes in nonadmitted assets are generally reported directly in surplus as an increase or decrease in nonadmitted assets. Certain changes are reported directly in surplus as a change in unrealized capital gains or losses.

     Claims and Claims Adjustment Expenses

     Claims expenses represent the estimated ultimate net cost of all reported and unreported claims incurred through December 31, 2002. The Company does not discount claims and claims adjustment expense reserves. Such estimates are based on actuarial projections applied to historical claims payment data. Such liabilities are considered to be reasonable and adequate to discharge the Company's obligations for claims incurred but unpaid as of December 31, 2002.

     Cash Flow Information

     Cash and short-term investments include cash on hand, demand deposits and short-term fixed maturity instruments (with a maturity of less than one year at date of acquisition).

     The Company borrowed $13,825,000 and repaid $13,825,000 in 2002, borrowed $27,000,000 and repaid $27,000,000 during 2001. These borrowings were on a short-term basis, at an interest rate that approximated current money market rates and exclude borrowings from reverse dollar repurchase transactions. Interest paid on borrowed money was $2,000 and $8,000 during 2002 and 2001, respectively.

     Reclassifications

     Certain prior year amounts in the Company's statutory basis financial statements have been reclassified to conform to the 2002 financial statement presentation.

                        Ameribest Life Insurance Company
                 Notes to Financial Statements - Statutory Basis
--------------------------------------------------------------------------------

2.   Permitted Statutory Basis Accounting Practices

     The financial statements of the Company are presented on the basis of accounting practices prescribed or permitted by the Georgia Insurance Department. The Georgia Insurance Department recognizes only statutory accounting practices prescribed or permitted by the State of Georgia for determining and reporting the financial condition and results of operations of an insurance company, for determining its solvency in under the Georgia Insurance Laws. The National Association of Insurance Commissioners' (NAIC) Accounting Practices and Procedures Manual has been adopted as a component of prescribed or permitted practices by the state of Georgia. The Commissioner of Insurance has the right to permit other specific practices that deviate from prescribed practices.

     The Company is required to identify those significant accounting practices that are permitted, and obtain written approval of the practices from the Georgia Department of Insurance. As of December 31, 2002 and 2001, the Company had no such permitted accounting practices.


3.   Accounting Changes

     The Company prepares its statutory financial statements in conformity with accounting practices prescribed or permitted by the State of Georgia. Effective January 1, 2001, the Georgia Insurance Department required that insurance companies domiciled in the State of Georgia prepare their statutory basis financial statements in accordance with the NAIC Accounting Practices and Procedures Manual subject to any deviations prescribed or permitted by the State of Georgia insurance commissioner.

     Accounting changes adopted to conform to the provisions of the NAIC Accounting Practices and Procedures Manual are reported as changes in accounting principles. The cumulative effect of changes in accounting principles is reported as an adjustment to unassigned deficit in the period of the change in accounting principle. The cumulative effect is the difference between the amount of capital and surplus at the beginning of the year and the amount of capital and surplus that would have been reported at that date if the new accounting principles had been applied retroactively for all prior periods.

     As a result of these changes, the Company reported a change of accounting principle, as an adjustment that decreased unassigned deficit, by $215,000 as of January 1, 2001.

                        Ameribest Life Insurance Company
                 Notes to Financial Statements - Statutory Basis
--------------------------------------------------------------------------------

4.   Investments

     The amortized cost and fair value of bonds and equity securities are as follows:

                                                                                                 Gross       Gross
                                                                                   Amortized  Unrealized  Unrealized     Fair
                                                                                     Cost        Gains      Losses       Value
                                                                                  ----------  ----------  ----------  ----------
                                                                                                   (In Thousands)


     At December 31, 2002:
     U.S. Treasury securities and obligations of
       U.S. government corporations and agencies                                  $  16,917   $     974   $       -   $  17,891
     Public utilities securities                                                     28,304       1,532          41      29,795
     Corporate securities                                                           184,124      12,389         380     196,133
     Other structured securities                                                     15,468         767           -      16,235
     Commercial mortgage-backed securities                                           36,578       3,386           -      39,964
                                                                                  ----------  ----------  ----------  ----------
     Total fixed maturities                                                       $ 281,391   $  19,048   $     421   $ 300,018
                                                                                  ==========  ==========  ==========  ==========

     At December 31, 2001:
     U.S. Treasury securities and obligations of
       U.S. government corporations and agencies                                  $  11,087   $     456   $      70   $  11,473
     Public utilities securities                                                     10,289         621           -      10,910
     Corporate securities                                                           188,501       5,664       2,305     191,860
     Other structured securities                                                     23,980         800           -      24,780
     Commercial mortgage-backed securities                                           25,216       1,054           -      26,270
                                                                                  ----------  ----------  ----------  ----------
     Total fixed maturities                                                       $ 259,073   $   8,595   $   2,375   $ 265,293
                                                                                  ==========  ==========  ==========  ==========

                        Ameribest Life Insurance Company
                 Notes to Financial Statements - Statutory Basis
--------------------------------------------------------------------------------

4.   Investments (continued)

     The amortized cost and fair value of investments in bonds at December 31, 2002, by contractual maturity, are shown below. Expected maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                                                     Amortized         Fair
                                                                                        Cost           Value
                                                                                  ---------------  ---------------
                                                                                           (In Thousands)


     December 31, 2002
     Maturity:
       Due in 1 year or less                                                      $            -   $            -
       Due after 1 year through 5 years                                                  118,229          125,133
       Due after 5 years through 10 years                                                 96,562          102,989
       Due after 10 years                                                                 14,554           15,697
                                                                                  ---------------  ---------------
                                                                                         229,345          243,819
     Mortgage-backed securities                                                                -                -
     Other structured securities                                                          15,468           16,235
     Commercial mortgage-backed securities                                                36,578           39,964
                                                                                  ---------------  ---------------
     Total                                                                        $      281,391   $      300,018
                                                                                  ===============  ===============

     At December 31, 2002, investments in certificates of deposit and bonds, with an admitted asset value of $6,802,000 were on deposit with state insurance departments to satisfy regulatory requirements.

     Proceeds from the sales of investments in bonds and other fixed maturity interest securities were $140,855,000 and $205,473,000 in 2002 and 2001, respectively. Gross gains of $2,693,000 and $6,015,000 and gross losses of $3,959,000 and $1,515,000 during 2002 and 2001, respectively, were realized on those sales. A portion of the gains realized in 2002 and 2001 has been deferred to future periods in the interest maintenance reserve.

     Major categories of net investment income are summarized as follows:

                                                                                            December 31
                                                                                       2002             2001
                                                                                  --------------- ---------------
                                                                                         (In Thousands)


     Income:
       Bonds                                                                      $       19,304   $      19,813
       Mortgage loans                                                                        356             409
       Other                                                                                 119             378
                                                                                  ---------------  --------------
     Total investment income                                                              19,779          20,600
     Investment expenses                                                                    (736)           (670)
                                                                                  ---------------  --------------
     Net investment income                                                        $       19,043   $      19,930
                                                                                  ===============  ==============

                        Ameribest Life Insurance Company
                 Notes to Financial Statements - Statutory Basis
--------------------------------------------------------------------------------

4.   Investments (continued)

     As part of its overall investment strategy, the Company has entered into agreements to purchase securities as follows:

                                                                                            December 31
                                                                                       2002             2001
                                                                                  ---------------  ---------------
                                                                                           (In Thousands)


     Investment Purchase Commitments                                              $            -   $       10,000


     There were no new loans during 2002. Fire insurance is required on all properties covered by mortgage loans and must at least equal the excess of the loan over the maximum loan which would be permitted by law on the land without the buildings. As of December 31, 2002, the Company held no mortgages with interest more than 180 days overdue.


5.   Concentrations of Credit Risk

     The Company held less-than-investment-grade bonds with an aggregate book value of $240,000 and $11,537,000 and with an aggregate market value of $240,000 and $11,432,000 at December 31, 2002 and 2001, respectively. Those holdings amounted to 0.1% of the Company's investments in bonds and 0.1% of total admitted assets at December 31, 2002. The holdings of less-than-investment-grade bonds are widely diversified and of satisfactory quality based on the Company's investment policies and credit standards.

     The Company held unrated bonds of $5,000,000 and $17,903,000 with an aggregate NAIC market value of $5,195,000 and $17,782,000 at December 31, 2002 and 2001, respectively. The carrying value of these holdings amounted to 1.8% of the Company's investment in bonds and 1.7% of the Company's total admitted assets at December 31, 2002.

     At December 31, 2002, the Company's commercial mortgages involved a concentration of properties located in California (59.4%) and Arizona (40.6%). The portfolio is well diversified; covering many different types of income-producing properties on which the Company has first mortgage liens. The maximum mortgage outstanding on any individual property is $1,887,000.

                        Ameribest Life Insurance Company
                 Notes to Financial Statements - Statutory Basis
--------------------------------------------------------------------------------

6.   Annuity Reserves

     At December 31, 2002 and 2001, the Company's annuity reserves, including deposit fund liabilities that are subject to discretionary withdrawal with adjustment, subject to discretionary withdrawal without adjustment, and not subject to discretionary withdrawal provisions are summarized as follows:

                                                                                         December 31, 2002
                                                                                       Amount          Percent
                                                                                  ---------------  ---------------
                                                                                           (In Thousands)


     Subject to discretionary withdrawal (with adjustment):
       With market value adjustment                                               $      275,105         92.4%
       At book value less surrender charge                                                17,936          6.0
                                                                                  ---------------  ---------------
     Subtotal                                                                            293,041         98.4
     Subject to discretionary withdrawal (without adjustment)
       at book value with minimal or no charge or adjustment                                   -            -
     Not subject to discretionary withdrawal                                               4,879          1.6
                                                                                  ---------------  ---------------
     Total annuity reserves and deposit fund liabilities before reinsurance              297,920        100.0%
                                                                                                   ===============
     Less reinsurance ceded                                                               17,936
                                                                                  ---------------
     Net annuity reserves and deposit fund liabilities                            $      279,984
                                                                                  ===============

                                                                                         December 31, 2001
                                                                                       Amount          Percent
                                                                                  ---------------  ---------------
                                                                                           (In Thousands)


     Subject to discretionary withdrawal (with adjustment):
       With market value adjustment                                               $      261,524         92.4%
       At book value less surrender charge                                                18,699          6.6
                                                                                  ---------------  ---------------
     Subtotal                                                                     $      280,223         99.0
     Subject to discretionary withdrawal (without adjustment)
       at book value with minimal or no charge or adjustment                                   -            -
     Not subject to discretionary withdrawal                                               2,755          1.0
                                                                                  ---------------  ---------------
     Total annuity reserves and deposit fund liabilities before reinsurance              282,978        100.0%
                                                                                                   ===============
     Less reinsurance ceded                                                               18,699
                                                                                  ---------------
     Net annuity reserves and deposit fund liabilities                            $      264,279
                                                                                  ===============

                        Ameribest Life Insurance Company
                 Notes to Financial Statements - Statutory Basis
--------------------------------------------------------------------------------

7.   Reinsurance

     The Company is involved in ceded reinsurance with other companies for the purpose of diversifying risk and limiting exposure on larger risks. The Company remains obligated for amounts ceded in the event that the reinsurers do not meet their obligations.

     The Company's ceded reinsurance arrangements reduced certain items in the accompanying financial statements by the following amounts:

                                                                                          December 31, 2002
                                                                                       Amount           Percent
                                                                                  ---------------  ---------------
                                                                                           (In Thousands)


     Premiums                                                                     $          390   $       11,440
     Benefits paid or provided                                                               660              192
     Policy and contract liabilities at year end                                          17,943           18,705



8.   Federal Income Taxes

     The Company files a separate federal income tax return.

     The components of the net deferred tax asset (liability) at December 31 are as follows:

                                                                                        2002             2001
                                                                                  ---------------  ---------------
                                                                                           (In Thousands)


     Total gross deferred tax assets                                              $        3,801   $        3,085
     Total deferred tax liabilities                                                         (132)               -
                                                                                  ---------------  ---------------
     Net deferred tax asset                                                                3,669            3,085
     Deferred tax asset nonadmitted                                                       (3,098)          (2,676)
                                                                                  ---------------  ---------------
     Net admitted deferred tax asset                                              $          571   $          409
                                                                                  ===============  ===============
     (Increase) decrease in nonadmitted asset                                     $         (422)  $       (1,827)
                                                                                  ===============  ===============

     Significant components of income taxes incurred as of December 31 are:

                                                                                        2002             2001
                                                                                  ---------------  ---------------
                                                                                           (In Thousands)


     Current income taxes incurred consist of the following major components:

     Federal taxes on operations                                                  $         (905)  $          810
     Operations loss carryovers utilized                                                       -             (810)
     Federal tax on capital gains                                                            258            1,575
     Capital loss carryovers utilized                                                          -             (846)
                                                                                  ---------------  ---------------
     Total current taxes incurred                                                 $         (647)  $          729
                                                                                  ===============  ===============

                        Ameribest Life Insurance Company
                 Notes to Financial Statements - Statutory Basis
--------------------------------------------------------------------------------

8.   Federal Income Taxes (continued)

     The main components of deferred tax assets and deferred tax liabilities are as follows:

                                                                                             December 31
                                                                                        2002             2001
                                                                                  ---------------  ---------------
                                                                                           (In Thousands)


     Deferred tax assets resulting from book/tax differences in:
       Deferred acquisition costs                                                 $          919   $          963
       Insurance reserves                                                                  1,822            1,161
       Goodwill                                                                              880              961
       Operations loss carry forward                                                         165                -
       Other                                                                                  15                -
                                                                                  ---------------  ---------------
       Total deferred tax assets                                                           3,801            3,085

     Deferred tax assets nonadmitted                                                      (3,098)          (2,676)
                                                                                  ---------------  ---------------
     Admitted deferred tax assets                                                 $          703   $          409
                                                                                  ---------------  ---------------
     Deferred tax liabilities resulting from book/tax differences in:
       Other                                                                      $          132   $            -
                                                                                  ---------------  ---------------
       Total deferred tax liabilities                                                        132                -
                                                                                  ---------------  ---------------
     Net admitted deferred tax asset                                              $          571   $          409
                                                                                  ===============  ===============

     The change in net deferred income taxes is comprised of the following:

                                                                                                    December 31
                                                                                       2002             2001            Change
                                                                                  ---------------  ---------------  ---------------
                                                                                                    (In Thousands)


     Total deferred tax assets                                                    $        3,801   $        3,085   $          716
     Total deferred tax liabilities                                                         (132)               -             (132)
                                                                                  ---------------  ---------------  ---------------
     Net deferred tax asset (liability)                                           $        3,669   $        3,085   $          584
                                                                                  ===============  ===============
     Tax effect of items in surplus:
       Nonadmitted assets                                                                                                       (5)
                                                                                                                    ---------------
     Change in net deferred income tax                                                                              $          579
                                                                                                                    ===============

                        Ameribest Life Insurance Company
                 Notes to Financial Statements - Statutory Basis
--------------------------------------------------------------------------------

8.   Federal Income Taxes (continued)

     The provision for federal income taxes expense and change in deferred taxes differs from the amount obtained by applying the statutory Federal income tax rate to income (including capital losses) before income taxes for the following reasons:



                                                                                     Year Ended
                                                                                  December 31, 2002
                                                                                  -----------------
                                                                                   (In Thousands)


     Ordinary income                                                              $         (1,700)
     Capital gains (losses)                                                                 (1,460)
                                                                                  -----------------
     Total pre-tax book income                                                    $         (3,160)
                                                                                  =================

     Provisions computed at statutory rate                                        $         (1,106)
     Interest maintenance reserve                                                             (224)
     Nondeductible general expense                                                              82
     Other                                                                                      22
                                                                                  -----------------
     Total                                                                        $         (1,226)
                                                                                  =================

     Federal income taxes incurred                                                $           (647)
     Change in net deferred income taxes                                                      (579)
                                                                                  -----------------
     Total statutory income taxes                                                 $         (1,226)
                                                                                  =================

     The Company has a recoverable of $2,810,000 at December 31, 2002 and $163,000 at December 31, 2001 from the United States Treasury for federal income taxes.

     The Company has operating loss carryforwards of $473,000 that expire in 2017.


9.   Capital and Surplus

     Under Georgia insurance regulations, the Company is required to maintain a minimum total capital and surplus of $3,000,000. Additionally, the amount of dividends that can be paid by the Company to its stockholder without prior approval of the Georgia Insurance Department is limited to the greater of 10% of statutory surplus or statutory net gain from operations.

                        Ameribest Life Insurance Company
                 Notes to Financial Statements - Statutory Basis
--------------------------------------------------------------------------------

10.  Fair Values of Financial Instruments

     In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. In that regard, the derived fair value estimates cannot be substantiated by comparison to independent markets and, in many cases, could not be realized in immediate settlement of the financial instrument. Accordingly, the aggregate fair value amounts presented herein do not represent the underlying value of the Company.

     Life insurance liabilities that contain mortality risk and all nonfinancial instruments have been excluded from the disclosure requirements. However, the fair values of liabilities under all insurance contracts are taken into consideration in the Company's overall management of interest rate risk, such that the Company's exposure to changing interest rates is minimized through the matching of investment maturities with amounts due under insurance contracts. The carrying amounts and fair values of the Company's financial instruments are summarized as follows:

                                                                                                    December 31
                                                                                           2002                      2001
                                                                                  ------------------------  ------------------------
                                                                                    Carrying       Fair       Carrying       Fair
                                                                                     Amount        Value       Amount        Value
                                                                                  -----------  -----------  -----------  -----------
                                                                                                    (In Thousands)


       Assets:
         Bonds                                                                    $  281,391   $  300,018   $  259,073   $  265,293
         Mortgage loans                                                                4,644        5,329        4,761        4,950
         Policy loans                                                                      -            -           10           10
         Short-term investments                                                        2,850        2,850            -            -
         Cash                                                                             50           50       17,812       17,812
         Indebtedness from related parties                                             1,263        1,263          105          105
         Receivable for securities                                                         3            3           87           87

       Liabilities:
         Individual and group annuities                                              279,079      257,978      264,158      243,639
         Deposit type contract                                                           905          971          121          130
         Indebtedness to related parties                                                  65           65          367          367


                        Ameribest Life Insurance Company
                 Notes to Financial Statements - Statutory Basis
--------------------------------------------------------------------------------

10.  Fair Values of Financial Instruments (continued)

     The following methods and assumptions were used by the Company in estimating the fair value disclosures for financial instruments in the accompanying financial statements and notes thereto:

     Cash and short-term investments: The carrying amounts reported in the accompanying balance sheets for these financial instruments approximate their fair values.

     Fixed maturities and equity securities: The fair values for bonds, preferred stocks and common stocks, reported herein, are based on quoted market prices, where available. For securities not actively traded, fair values are estimated using values obtained from independent pricing services or, in the case of private placements, collateralized mortgage obligations and other mortgage derivative investments, are estimated by discounting the expected future cash flows. The discount rates used vary as a function of factors such as yield, credit quality, and maturity, which fall within a range between 0% and 15% over the total portfolio. Fair values determined on this basis can differ from values published by the NAIC Securities Valuation Office.

     Market value as determined by the NAIC as of December 31, 2002 and 2001 is $286,211,000 and $264,074,000 respectively.

     Mortgage loans: Estimated market values for commercial real estate loans were generated using a discounted cash flow approach. Loans in good standing are discounted using interest rates determined by U.S. Treasury yields on December 31 and spreads applied on new loans with similar characteristics. The amortizing features of all loans are incorporated in the valuation. Where data on option features is available, option values are determined using a binomial valuation method, and are incorporated into the mortgage valuation. Restructured loans are valued in the same manner; however, these loans were discounted at a greater spread to reflect increased risk. All residential loans are valued at their outstanding principal balances, which approximate their fair values.

     Other investment-type insurance contracts: The fair values of the Company's deferred annuity contracts are estimated based on the cash surrender values. The carrying values of other policyholder liabilities, including immediate annuities, dividend accumulations, supplementary contracts without life contingencies, and premium deposits, approximate their fair values.

     The carrying value of all other financial instruments approximates their fair value.

                        Ameribest Life Insurance Company
                 Notes to Financial Statements - Statutory Basis
--------------------------------------------------------------------------------

11.  Commitments and Contingencies

     The Company is a party to threatened or pending lawsuits arising from the normal conduct of business. Due to the climate in insurance and business litigation, suits against the Company sometimes include claims for substantial compensatory, consequential or punitive damages and other types of relief. Moreover, certain claims are asserted as class actions, purporting to represent a group of similarly situated individuals. While it is not possible to forecast the outcome of pending lawsuits, in light of existing insurance, reinsurance and established reserves, it is the opinion of management that the disposition of such lawsuits will not have a materially adverse effect on the Company's operations or financial position.

12.  Financing Agreements

     The Company maintains a revolving loan agreement with SunTrust Bank, Atlanta (the "Bank"). Under this agreement, which expires July 31, 2003, the Company can borrow up to $10,000,000 from the Bank. Interest on any borrowing accrues at an annual rate equal to the cost of funds for the Bank for the period applicable for the advance plus 0.225% or a rate quoted by the Bank to the Company for the borrowing. Under this agreement, the Company incurred interest expense of $677 for the year ended December 31, 2002. At December 31, 2002, the Company had $0 payable to the Bank.

     The Company also maintains a revolving loan agreement with Bank of New York, New York (the "Bank"). Under this agreement, the Company can borrow up to $5,000,000 from the Bank. Interest on any of the Company borrowing accrues at an annual rate equal to the cost of funds for the Bank for the period applicable for the advance plus 0.225% or a rate quoted by the Bank to the Company for the borrowing. Under this agreement, the Company incurred interest expense of $0 for the year ended December 31, 2002. At December 31, 2002, the Company had $0 payable to the Bank.

13.  Related Party Transactions

     Affiliates

     Management and service contracts and all cost sharing arrangements with other affiliated ING US life insurance companies are allocated among companies in accordance with normal, generally accepted expense and cost allocation methods.

     Investment Management: The Company has entered into an investment advisory agreement and an administrative services agreement with ING Investment Management, LLC ("IIM") under which IIM provides the Company with investment management and asset liability management services. Total fees under the agreement were approximately $723,000 and $643,000 for the year ended December 2002 and 2001, respectively.

                        Ameribest Life Insurance Company
                 Notes to Financial Statements - Statutory Basis
--------------------------------------------------------------------------------

13.  Related Party Transactions (continued)

     Affiliates (continued)

     Inter-insurer Services Agreement: The Company has entered into a services agreement with certain of its affiliated insurance companies in the United States ("affiliated insurers") whereby the affiliated insurers provide certain administrative, management, professional, advisory, consulting and other services to each other. Net amounts received (paid) under these agreements were ($263,000) and $1,807,000 for the year ended December 31, 2002 and 2001, respectively.

     Reciprocal Loan Agreement: The Company has entered into a reciprocal or revolving loan agreement with ING AIH, a Delaware corporation and affiliate, to facilitate the handling of unusual and/or unanticipated short-term cash requirements. Under this agreement, which expires December 31, 2008, the Company can borrow up to $1,400,000 from ING AIH. Interest on any borrowing is charged at the rate of ING AIH's cost of funds for the interest period plus 0.15%. Under this agreement, the company incurred interest expense of $1,274 for the year ended December 31, 2002. At December 31, 2002, the company had $0 payable to ING AIH.

14.  Guaranty Fund Assessments

     Insurance companies are assessed the costs of funding the insolvencies of other insurance companies by the various state guaranty associations, generally based on the amount of premiums companies collect in that state.

     The Company accrues the cost of future guaranty fund assessments based on estimates of insurance company insolvencies provided by the National Organization of Life and Health Insurance Guaranty Associations (NOLHGA) and the amount of premiums written in each state. The Company reduces the accrual by credits allowed in some states to reduce future premium taxes by a portion of assessments in that state. The Company has estimated this liability to be $29,000 and $100,000 as of December 31, 2002 and 2001, respectively and has recorded a reserve. The Company has also recorded an asset of $0 and $28,000 as of December 31, 2002 and 2001, respectively, for future credits to premium taxes for assessments already paid.

15.  Regulatory Risk-Based Capital

     Life and health insurance companies are subject to certain Risk-Based Capital ("RBC") requirements as specified by the NAIC. Under those requirements, the amount of capital and surplus maintained by a life and health insurance company is to be determined based on the various risk factors related to it. At December 31, 2002, the Company meets the RBC requirements.

                                                                    Exhibit 99.3

                    Equitable Life Insurance Company of Iowa
                         Balance Sheet - Statutory Basis
--------------------------------------------------------------------------------

                                                                                   September 30,
                                                                                       2003
                                                                                  --------------
                                                                                  (In Thousands)


Admitted assets
Cash and invested assets:
    Bonds                                                                          $  3,658,954
    Preferred stocks                                                                        441
    Common stocks                                                                     1,232,540
    Mortgage loans                                                                      950,456
    Real Estate                                                                           2,968
    Policy loans                                                                        127,934
    Other invested assets                                                               251,805
    Cash and short-term investments                                                     149,468
                                                                                  --------------
Total cash and invested assets                                                        6,374,566

Deferred and uncollected premiums                                                         4,954
Accrued investment income                                                                48,458
Reinsurance balances recoverable                                                          5,797
Data processing equipment                                                                    92
Indebtedness from related parties                                                        34,330
Federal income tax recoverable                                                           19,328
Separate account assets                                                                 980,432
Other assets                                                                            376,094
                                                                                  --------------
Total admitted assets                                                              $  7,844,051
                                                                                  ==============
Liabilities and capital and surplus
Liabilities:
    Policy and contract liabilities:
      Life and annuity reserves                                                       4,639,169
      Deposit type contracts                                                            620,616
      Policyholders' funds                                                                  301
      Dividend payable                                                                   16,935
      Unpaid claims                                                                       3,445
                                                                                  --------------
    Total policy and contract liabilities                                             5,280,466

    Accounts payable and accrued expenses                                                28,110
    Indebtedness to related parties                                                      50,703
    Interest maintenance reserve                                                         25,466
    Asset valuation reserve                                                              33,398
    Borrowed money                                                                      207,767
    Other liabilities                                                                    65,941
    Separate account liabilities                                                        980,432
                                                                                  --------------
Total liabilities                                                                     6,672,283

Capital and surplus:
    Common stock                                                                          5,000
    Additional paid-in capital                                                        1,236,632
    Unassigned surplus                                                                  (69,864)

Total capital and surplus                                                             1,171,768
                                                                                  --------------
Total liabilities and capital and surplus                                          $  7,844,051
                                                                                  ==============

                    Equitable Life Insurance Company of Iowa
                   Statements of Operations - Statutory Basis
--------------------------------------------------------------------------------

                                                                                  Nine months ended September 30,
                                                                                       2003             2002
                                                                                  --------------   --------------
                                                                                           (In Thousands)


Premiums and other revenues:
    Life, annuity, and accident and health premiums                                $  1,465,594     $  1,459,082
    Policy proceeds and dividends left on deposit                                         1,615            1,528
    Net investment income                                                               219,545          159,853
    Amortization of interest maintenance reserve                                         (1,996)          (1,694)
    Commissions, expense allowances and reserve adjustments
      on reinsurance ceded                                                                   56              393
    Other income                                                                         13,255           24,526
                                                                                  --------------   --------------
Total premiums and other revenues                                                     1,698,069        1,643,688

Benefits paid or provided:
    Death benefits                                                                       33,945           33,338
    Annuity benefits                                                                     85,821          100,014
    Surrender benefits                                                                  512,112          500,073
    Interest on policy or contract funds                                                  7,410            4,897
    Other benefits                                                                          121            1,469
    Life contract withdrawals                                                             4,608            4,625
    Change in life, annuity, and accident and health reserves                           344,825          410,507
    Net transfers to separate accounts                                                  (95,353)        (100,078)
                                                                                  --------------   --------------
Total benefits paid or provided                                                         893,489          954,845

Insurance expenses:
    Commissions                                                                         128,805          118,638
    General expenses                                                                     41,281           36,435
    Insurance taxes, licenses and fees, excluding
      federal income taxes                                                                1,933            3,201
    Other                                                                               629,060          598,866
                                                                                  --------------   --------------

Total insurance expenses                                                                801,079          757,140
                                                                                  --------------   --------------
Gain (loss) from operations before policyholder dividends,
  federal income taxes and net realized capital losses                                    3,501          (68,298)

Dividends to policyholders                                                                9,272           17,618
                                                                                  --------------   --------------

Gain (loss) from operations before federal income taxes
  and net realized capital losses                                                        (5,771)         (85,916)

Federal income taxes                                                                     (2,842)          27,581
                                                                                  --------------   --------------
Gain from operations before net realized capital losses                                  (2,929)        (113,497)
Net realized capital gains or (losses), net of income
  taxes 2003 - $3,633; 2002 - $(6,927) and excluding net
  transfers to the interest maintenance reserve 2003- $4,307; 2002- $1,856              (17,564)         (19,005)
                                                                                  --------------   --------------
Net income (loss)                                                                  $    (20,493)    $   (132,502)
                                                                                  ==============   ==============

                    Equitable Life Insurance Company of Iowa
         Statements of Changes in Capital and Surplus - Statutory Basis
--------------------------------------------------------------------------------

                                                                                  Nine months ended September 30,
                                                                                       2003             2002
                                                                                  --------------   --------------
                                                                                           (In Thousands)

Common stock:
    Balance at beginning and end of year                                           $      5,000     $      5,000

Paid-in and contributed surplus:
    Balance at beginning of year                                                      1,236,632          721,632
    Capital contributions                                                                     -          195,000
                                                                                  --------------   --------------
    Balance at end of year                                                            1,236,632          916,632

Unassigned surplus:
    Balance at beginning of year                                                        (97,422)         329,096
    Net income                                                                          (20,493)        (132,502)
    Change in net unrealized capital gains or losses                                     54,643         (297,737)
    Change in nonadmitted assets                                                        (12,433)          20,696
    Change in asset valuation reserve                                                    (7,274)           4,783
    Change in net deferred income tax                                                    13,115          (10,971)
                                                                                  --------------   --------------
    Balance at end of year                                                              (69,864)         (86,635)

Total capital and surplus                                                          $  1,171,768     $    834,997
                                                                                  ==============   ==============

                    Equitable Life Insurance Company of Iowa
                   Statements of Cash Flows - Statutory Basis
--------------------------------------------------------------------------------

                                                                                  Nine months ended September 30,
                                                                                       2003             2002
                                                                                  --------------   --------------
                                                                                           (In Thousands)


Operations
Premiums, policy proceeds, and other considerations
    received, net of reinsurance paid                                              $  1,462,703     $  1,450,381
Net investment income received                                                          263,891          254,823
Commission and expense allowances received on reinsurance ceded                               -              393
Benefits paid                                                                          (729,890)        (643,942)
Net transfers to separate accounts                                                       98,088          114,056
Insurance expenses paid                                                                (778,614)        (151,228)
Dividends paid to policyholders                                                         (15,966)         (17,942)
Federal income taxes (paid) received                                                     28,915          (57,692)
Net other (expenses) revenues                                                            14,300         (573,936)
                                                                                  --------------   --------------
Net cash provided by operations
                                                                                        343,427          374,913
Investments
Proceeds from sales, maturities, or repayments of investments:
    Bonds                                                                             3,039,822        2,688,381
    Stocks                                                                                    -              357
    Mortgage loans                                                                      132,417           66,595
    Real estate                                                                             750              491
    Other invested assets                                                                   828           52,576
    Miscellaneous proceeds                                                               66,555          (20,336)
    Net gains or (losses) on cash and short-term investments                               (169)               -
    Net tax on capital gains                                                                  -            6,927
                                                                                  --------------   --------------
Net proceeds from sales, maturities, or repayments of investments                     3,240,203        2,794,991

Cost of investments acquired:
    Bonds                                                                             3,535,481        3,147,911
    Preferred stocks                                                                    246,024          245,192
    Mortgage loans                                                                      218,253           51,840
    Other invested assets                                                                   460              804
    Miscellaneous applications                                                           73,382           28,163
                                                                                  --------------   --------------
Total cost of investments acquired                                                    4,073,600        3,473,910
Net increase (decrease)  in policy loans                                                  2,857           (9,373)
                                                                                  --------------   --------------
Net cash used in investment activities                                                 (830,540)        (669,546)

Financing and miscellaneous activities Cash provided (used):
    Capital and surplus paid-in                                                               -          195,000
    Borrowed money                                                                       58,771           48,416
    Net deposits on deposit-type contract funds                                         430,415             (822)
    Other sources                                                                       119,393           12,406
                                                                                  --------------   --------------
Net cash provided by financing and miscellaneous activities                             608,579          255,000

Net change in cash and short-term investments                                           121,466          (39,633)
Cash and short-term investments:
    Beginning of year                                                                    28,002           85,403
                                                                                  --------------   --------------
    End of year                                                                    $    149,468     $     45,770
                                                                                  ==============   ==============

                                                                    EXHIBIT 99.4


                         Report of Independent Auditors


Board of Directors and Stockholder
USG Annuity & Life Company

We have audited the accompanying statutory basis balance sheets of USG Annuity & Life Company ("the Company" and a wholly owned subsidiary of ING America
Insurance Holdings, Inc.) as of December 31, 2002 and 2001, and the related statutory basis statements of operations, changes in capital and surplus, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As described in Note 1 to the financial statements, the Company presents its financial statements in conformity with accounting practices prescribed or permitted by the Commissioner of Insurance of the State of Oklahoma (Oklahoma Insurance Department), which practices differ from accounting principles generally accepted in the United States. The variances between such practices and accounting principles generally accepted in the United States are described in Note 1. The effects on the financial statements of these variances are not reasonably determinable but are presumed to be material.

In our opinion, because of the effects of the matter described in the preceding paragraph, the financial statements referred to above do not present fairly, in conformity with accounting principles generally accepted in the United States, the financial position of USG Annuity & Life Company at December 31, 2002 and 2001 or the results of its operations or its cash flows for the years then ended.

However, in our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of USG Annuity & Life Company at December 31, 2002 and 2001, and the results of its operations and its cash flows for the years then ended, in conformity with accounting practices prescribed or permitted by the Oklahoma Insurance Department.

As discussed in Note 3 to the financial statements, in 2001 the Company changed various accounting policies to be in accordance with the revised NAIC Accounting Practices and Procedures Manual, as adopted by the Oklahoma Insurance Department.


                                                           /s/ Ernst & Young LLP


April 25, 2003

                           USG Annuity & Life Company
                        Balance Sheets - Statutory Basis
--------------------------------------------------------------------------------

                                                                                            December 31
                                                                                       2002             2001
                                                                                  --------------   --------------
                                                                                          (In Thousands)


Admitted assets
Cash and invested assets:
   Bonds                                                                          $   6,116,495    $   5,285,956
   Preferred stocks                                                                       1,088              134
   Common stocks                                                                              -               22
   Mortgage loans                                                                     1,483,855        1,659,518
   Real estate, less accumulated depreciation  (2002- $304,
     2001-$242)                                                                           1,477            2,964
   Policy loans                                                                          32,454           32,732
   Other invested assets                                                                 47,704           40,847
   Cash and short-term investments                                                        9,116          102,848
                                                                                  --------------   --------------
Total cash and invested assets                                                        7,692,189        7,125,021

Deferred and uncollected premiums, less loading (2002- ($58),
   2001- $49)                                                                               386            1,304
Accrued investment income                                                                77,674           72,706
Reinsurance balances recoverable                                                            335               90
Indebtedness from related parties                                                            25            3,945
Federal income tax recoverable, including a deferred
   tax asset (2002 - $15,601, 2001 - $6,976)                                             22,163            6,976

Other assets                                                                              2,451            5,484
                                                                                  --------------   --------------
Total admitted assets                                                             $   7,795,223    $   7,215,526
                                                                                  ==============   ==============

                           USG Annuity & Life Company
                  Balance Sheets - Statutory Basis (continued)
--------------------------------------------------------------------------------



                                                                                            December 31
                                                                                       2002             2001
                                                                                  --------------   --------------
                                                                                          (In Thousands)
                                                                                      except share amounts)


Liabilities and capital and surplus
Liabilities:
   Policy and contract liabilities:
       Life and annuity reserves                                                  $   6,859,914    $   6,211,216
       Deposit type contracts                                                           246,501          232,745
       Policyholders' funds                                                                  53               33
       Unpaid claims                                                                      3,622            3,930
                                                                                  --------------   --------------
   Total policy and contract liabilities                                              7,110,090        6,447,924

   Interest maintenance reserve                                                          11,799            4,992
   Accounts payable and accrued expenses                                                 27,197           69,739
   Indebtedness to related parties                                                       22,147            6,548
   Contingency reserve                                                                      876            1,907
   Asset valuation reserve                                                               50,634           71,621
   Borrowed money                                                                       184,450          183,094
   Other liabilities                                                                      1,844          120,244
                                                                                  --------------   --------------
Total liabilities                                                                     7,409,037        6,906,069

Capital and surplus:
   Common stock: authorized - 1,000 shares of $3,000 par value;
     833 issued and outstanding                                                           2,500            2,500
   Additional paid-in capital                                                           316,963          286,963
   Unassigned surplus                                                                    66,723           19,994
                                                                                  --------------   --------------
Total capital and surplus                                                               386,186          309,457
                                                                                  --------------   --------------
Total liabilities and capital and surplus                                         $   7,795,223    $   7,215,526
                                                                                  ==============   ==============

See accompanying notes - statutory basis.

                           USG Annuity & Life Company
                   Statements of Operations - Statutory Basis
--------------------------------------------------------------------------------

                                                                                       2002             2001
                                                                                  --------------   --------------
                                                                                          (In Thousands)


Premiums and other revenues:
   Life, annuity, and accident and health premiums                                $   1,285,640    $     833,347
   Policy proceeds and dividends left on deposit                                          9,267           11,396
   Net investment income                                                                536,206          520,614
   Amortization of interest maintenance reserve                                          (7,446)           2,383
   Commissions, expense allowances and reserve adjustments
     on reinsurance ceded                                                                14,159           23,933
   Other income                                                                           1,619           17,445
                                                                                  --------------   --------------
Total premiums and other revenues                                                     1,839,445        1,409,118

Benefits paid or provided:
   Death benefits                                                                       112,299          141,633
   Annuity benefits                                                                     250,411          274,447
   Surrender benefits                                                                   582,708          739,979
   Interest on policy or contract funds                                                   8,033           11,409
   Other benefits:
       Life contract withdrawals                                                          8,968            6,081
       Increase in life, annuity, and accident and
         health reserves                                                                648,698           25,124
                                                                                  --------------   --------------
Total benefits paid or provided                                                       1,611,117        1,198,673

Insurance expenses:
   Commissions                                                                           86,074           59,252
   General expenses                                                                      33,272           22,962
   Insurance taxes, licenses and fees, excluding
     federal income taxes                                                                  (231)          (1,827)
   Other                                                                                    856             (291)
                                                                                  --------------   --------------
Total insurance expenses                                                                119,971           80,096


                           USG Annuity & Life Company
             Statements of Operations - Statutory Basis (continued)
--------------------------------------------------------------------------------

                                                                                       2002             2001
                                                                                  --------------   --------------
                                                                                          (In Thousands)


Gain from operations before federal income taxes and
   net realized capital losses                                                          108,357          130,349
Federal income taxes                                                                     41,015           49,747
                                                                                  --------------   --------------
Gain from operations before net realized capital losses                                  67,342           80,602
Net realized capital losses net of income taxes 2002 - $6,049;
   2001 - $ (7,981) and excluding net transfers to the interest
   maintenance reserve 2002- $638; 2001- $(13,377)                                      (41,467)         (51,090)
                                                                                  --------------   --------------
Net income                                                                        $      25,875    $      29,512
                                                                                  ==============   ==============

See accompanying notes - statutory basis.

                           USG Annuity & Life Company
          Statements of Changes in Capital and Surplus--Statutory Basis
--------------------------------------------------------------------------------

                                                                                       2002             2001
                                                                                  --------------   --------------
                                                                                          (In Thousands)


Common stock:
   Balance at beginning and end of year                                           $       2,500    $       2,500
                                                                                  --------------   --------------
Paid-in and contributed surplus:
     Balance at beginning and end of year                                               286,963          286,963
     Capital contributions                                                               30,000                -
                                                                                  --------------   --------------
     Balance at end of year                                                             316,963          286,963

Unassigned surplus (deficit):
     Balance at beginning of year                                                        19,994          (16,701)
     Net income                                                                          25,875           29,512
     Change in net unrealized capital losses                                             (7,240)          (1,001)
     Change in non-admitted assets                                                        3,284          (15,515)
     Change in asset valuation reserve                                                   20,987           18,143
     Change in net deferred income tax                                                    3,480           26,376
     Change in accounting principle, net of tax                                               -            5,180
     Dividends to stockholder                                                                 -          (26,000)
     Other                                                                                  343                -
                                                                                  --------------   --------------
     Balance at end of year                                                              66,723           19,994
                                                                                  --------------   --------------
Total capital and surplus                                                         $     386,186    $     309,457
                                                                                  ==============   ==============

See accompanying notes - statutory basis.

                           USG Annuity & Life Company
                    Statements of Cash Flows--Statutory Basis
--------------------------------------------------------------------------------

                                                                                       2002             2001
                                                                                  --------------   --------------
                                                                                          (In Thousands)


Operations
Premiums, policy proceeds, and other considerations received,
   net of reinsurance paid                                                        $   1,295,738    $     844,992
Net investment income received                                                          647,957          565,770
Commission and expense allowances received on reinsurance ceded                          14,159           23,933
Benefits paid                                                                          (998,100)      (1,195,459)
Insurance expenses paid                                                                (122,791)         (70,176)
Federal income taxes paid                                                               (58,643)         (41,271)
Net other revenue                                                                            89           10,907
                                                                                  --------------   --------------
Net cash provided by operations                                                         778,409          138,696
                                                                                  --------------   --------------
Investments
Proceeds from sales, maturities, or repayments of investments:
   Bonds                                                                              8,709,883        5,845,574
   Preferred stocks                                                                         133              961
   Common stocks                                                                            224           46,233
   Mortgage loans                                                                       275,949          170,155
   Other invested assets                                                                  6,856            7,254
   Net loss on cash and short term investment                                                 -              (75)
   Net tax on capital gains                                                               4,947            3,874
                                                                                  --------------   --------------
Net proceeds from sales, maturities, or repayments of investments                     8,997,992        6,073,976

Cost of investments acquired:
   Bonds                                                                              9,713,052        6,229,459
   Preferred stocks                                                                      17,047            2,085
   Common stocks                                                                        (15,817)          (2,085)
   Mortgage loans                                                                       100,251           93,125
   Other invested assets                                                                 14,594           19,254
                                                                                  --------------   --------------
Total cost of investments acquired                                                    9,829,127        6,341,838

Net decrease (increase) in policy loans                                                     279             (938)
                                                                                  --------------   --------------
Net cash used in investment activities                                                 (830,856)        (268,800)


                           USG Annuity & Life Company
              Statements of Cash Flows--Statutory Basis (continued)
--------------------------------------------------------------------------------

                                                                                       2002             2001
                                                                                  --------------   --------------
                                                                                          (In Thousands)


Financing and miscellaneous activities
Cash provided:
   Capital and surplus paid-in                                                           30,000                -
   Borrowed money                                                                         1,356          135,270
   Net deposits on deposit-type contract funds                                               (8)         (38,422)
   Interest paid on indebtedness                                                           (254)               -
   Other (uses) sources                                                                 (72,379)         124,461
   Dividends to stockholder                                                                   -          (26,000)
                                                                                  --------------   --------------
Net cash (used in) provided by financing and miscellaneous
  activities                                                                            (41,285)          195,309

Net (decrease) increase in cash and short-term investments                              (93,732)           65,205
Cash and short-term investments:
   Beginning of year                                                                    102,848            37,643
                                                                                  --------------   ---------------
   End of year                                                                    $       9,116    $      102,848
                                                                                  ==============   ===============

See accompanying notes - statutory basis.

                           USG Annuity & Life Company
                 Notes to Financial Statements - Statutory Basis
--------------------------------------------------------------------------------

1.   Nature of Operations and Significant Accounting Policies

     USG Annuity & Life Company (the "Company") is domiciled in Oklahoma and is a wholly owned subsidiary of Equitable Life Insurance Company of Iowa ("Equitable"), an Iowa domiciled insurance company. Equitable, in turn, is a wholly owned subsidiary of ING America Insurance Holdings, Inc. ("ING AIH").

     The Company offers various insurance products including deferred fixed annuities, immediate annuities, and interest-sensitive life insurance. These products are primarily marketed to individuals by independent insurance broker/dealers, financial institutions, and the career agency force. The Company is licensed in 48 states and the District of Columbia.

     The preparation of financial statements of insurance companies requires management to make estimates and assumptions that affect amounts reported in the financial statements and accompanying notes. Such estimates and assumptions could change in the future as more information becomes known, which could impact the amounts reported and disclosed herein.

     Basis of Presentation

     The accompanying financial statements of the Company have been prepared in conformity with accounting practices prescribed or permitted by the Commissioner of Insurance of the State of Oklahoma (Oklahoma Insurance
     Department), which practices differ from accounting principles generally accepted in the United States ("GAAP"). The most significant variances from GAAP are as follows:

     Investments: Investments in bonds and mandatorily redeemable preferred stocks are reported at amortized cost or market value based on the National Association of Insurance Commissioners ("NAIC") rating; for GAAP, such fixed maturity investments are designated at purchase as held-to-maturity, trading or available-for-sale. Held-to-maturity investments are reported at amortized cost, and the remaining fixed maturity investments are reported at fair value with unrealized capital gains and losses reported in operations for those designated as trading and as a component of other comprehensive income in stockholder's equity for those designated as available-for-sale.

                           USG Annuity & Life Company
                 Notes to Financial Statements - Statutory Basis
--------------------------------------------------------------------------------

1.   Nature of Operations and Significant Accounting Policies (continued)

     Basis of Presentation (continued)

     Investments in real estate are reported net of related obligations rather than on a gross basis. Real estate owned and occupied by the Company is included in investments rather than reported as an operating asset as under GAAP, and investment income and operating expenses include rent for the Company's occupancy of those properties. Changes between depreciated cost and admitted asset investment amounts are credited or charged directly to unassigned surplus rather than income as would be required under GAAP.

     Derivative instruments that meet the criteria of an effective hedge are valued and reported in a manner that is consistent with the hedged asset or liability. Embedded derivatives are not accounted for separately from the host contract. Under GAAP, the effective and ineffective portions of a single hedge are accounted for separately, an embedded derivative within a contract that is not clearly and closely related to the economic characteristics and risk of the host contract is accounted for separately from the host contract and valued and reported at fair value, and the change in fair value for cash flow hedges is credited or charged directly to a separate component of shareholders' equity rather than to income as required for fair value hedges.

     The Company invests in structured securities including mortgage-backed securities/collateralized mortgage obligations, asset-backed securities, collateralized debt obligations, and commercial mortgage-backed securities. For these structured securities, management compares the undiscounted cash flows to the carrying value. An other than temporary impairment is considered to have occurred when the undiscounted cash flows are less than the carrying value. For structured securities, when a negative yield results from a revaluation based on new prepayment assumptions (i.e., undiscounted cash flows are less than current book value), an other than temporary impairment is considered to have occurred and the asset is written down to the value of the undiscounted cash flows. For GAAP, assets are re-evaluated based on the discounted cash flows using a current market rate. Impairments are recognized when there has been an adverse change in cash flows and the fair value is less than book. The asset is then written down to fair value.

     When a decline in fair value is determined to be other than temporary, the individual security is written down to fair value and the loss accounted for as a realized loss.

     Valuation Reserves: The asset valuation reserve ("AVR") is determined by an NAIC-prescribed formula and is reported as a liability rather than as a valuation allowance or an appropriation of surplus. The change in AVR is reported directly to unassigned surplus.

                           USG Annuity & Life Company
                 Notes to Financial Statements - Statutory Basis
--------------------------------------------------------------------------------

1.   Nature of Operations and Significant Accounting Policies (continued)

     Basis of Presentation (continued)

     Under a formula prescribed by the NAIC, the Company defers the portion of realized gains and losses on sales of fixed-income investments, principally bonds and mortgage loans, attributable to changes in the general level of interest rates and amortizes those deferrals over the remaining period to maturity based on groupings of individual securities sold in five-year bands. The net deferral is reported as the interest maintenance reserve
     (IMR) in the accompanying balance sheets.

     Realized gains and losses on investments are reported in operations net of federal income tax and transfers to the IMR. Under GAAP, realized capital gains and losses are reported in the statements of operations on a pretax basis in the period that the asset giving rise to the gain or loss is sold and valuation allowances are provided when there has been a decline in value deemed other than temporary, in which case the provision for such declines is charged to income.

     Valuation allowances, if necessary, are established for mortgage loans based on the difference between the net value of the collateral, determined as the fair value of the collateral less estimated costs to obtain and sell, and the recorded investment in the mortgage loan. Under GAAP, such allowances are based on the present value of expected future cash flows discounted at the loan's effective interest rate or, if foreclosure is probable, on the estimated fair value of the collateral.

     The initial valuation allowance and subsequent changes in the allowance for mortgage loans as a result of a temporary impairment are charged or credited directly to unassigned surplus, rather than being included as a component of earnings as would be required under GAAP.

     Policy Acquisition Costs: The costs of acquiring and renewing business are expensed when incurred. Under GAAP, acquisition costs related to traditional life insurance, to the extent recoverable from future policy revenues, are deferred and amortized over the premium-paying period of the related policies using assumptions consistent with those used in computing policy benefit reserves. For universal life insurance and investment products, to the extent recoverable from future gross profits, acquisition costs are amortized generally in proportion to the present value of expected gross margins from surrender charges and investment, mortality, and expense margins.

     Premiums: Life premiums are recognized as revenue when due. Premiums for annuity policies with mortality and morbidity risk, except for guaranteed interest and group annuity contracts, are also recognized as revenue when due. Premiums received for annuity policies without mortality or morbidity risk and for guaranteed interest and group annuity contracts are recorded using deposit accounting.

                           USG Annuity & Life Company
                 Notes to Financial Statements - Statutory Basis
--------------------------------------------------------------------------------

1.   Nature of Operations and Significant Accounting Policies (continued)

     Basis of Presentation (continued)

     Under GAAP, premiums for traditional life insurance products, which include those products with fixed and guaranteed premiums and benefits and consist primarily of whole life insurance policies, are recognized as revenue when due. Group insurance premiums are recognized as premium revenue over the time period to which the premiums relate. Revenues for universal life, annuities and guaranteed interest contracts consist of policy charges for the cost of insurance, policy administration charges, amortization of policy initiation fees and surrender charges assessed during the period.

     Benefit and Contract Reserves: Life policy and contract reserves under statutory accounting practices are calculated based upon both the net level premium and Commissioners' Reserve Valuation methods using statutory rates for mortality and interest. GAAP requires that policy reserves for traditional products be based upon the net level premium method utilizing reasonably conservative estimates of mortality, interest, and withdrawals prevailing when the policies were sold. For interest-sensitive products, the GAAP policy reserve is equal to the policy fund balance plus an unearned revenue reserve which reflects the unamortized balance of early year policy loads over renewal year policy loads.

     Reinsurance: For business ceded to unauthorized reinsurers, statutory accounting practices require that reinsurance credits permitted by the
     treaty  be  recorded  as  an  offsetting   liability  and  charged  against
     unassigned surplus. Under GAAP, an allowance for amounts deemed uncollectible would be established through a charge to earnings. Statutory income recognized on certain reinsurance treaties representing financing arrangements is not recognized on a GAAP basis.

     Policy and contract liabilities ceded to reinsurers have been reported as reductions of the related reserves rather than as assets as required under GAAP.

     Commissions allowed by reinsurers on business ceded are reported as income when received rather than being deferred and amortized with deferred policy acquisition costs as required under GAAP.

     Nonadmitted Assets: Certain assets designated as "nonadmitted," principally deferred federal income tax assets, disallowed interest maintenance reserves, non-operating software, past-due agents' balances, furniture and equipment, intangible assets, and other assets not specifically identified as an admitted asset within the NAIC Accounting Practices and Procedures Manual are excluded from the accompanying balance sheets and are charged directly to unassigned surplus. Under GAAP, such assets are included in the balance sheet.

                           USG Annuity & Life Company
                 Notes to Financial Statements - Statutory Basis
--------------------------------------------------------------------------------

1.   Nature of Operations and Significant Accounting Policies (continued)

     Basis of Presentation (continued)

     Universal Life and Annuity Policies: Revenues for universal life and annuity policies consist of the entire premium received and benefits incurred represent the total of death benefits paid and the change in policy reserves. Under GAAP, premiums received in excess of policy charges would not be recognized as premium revenue and benefits would represent the excess of benefits paid over the policy account value and interest credited to the account values.

     Deferred Income Taxes: Deferred tax assets are provided for and admitted to an amount determined under a standard formula. This formula considers the amount of differences that will reverse in the subsequent year, taxes paid in prior years that could be recovered through carrybacks, surplus limits and the amount of deferred tax liabilities available for offset. Any deferred tax assets not covered under the formula are non-admitted.
     Deferred taxes do not include any amounts for state taxes. Under GAAP, a deferred tax asset is recorded for the amount of gross deferred tax assets that are expected to be realized in future years and a valuation allowance is established for the portion that is not realizable.

     Statements of Cash Flows: Cash and short-term investments in the statements of cash flows represent cash balances and investments with initial maturities of one year or less. Under GAAP, the corresponding caption of cash and cash equivalents include cash balances and investments with initial maturities of three months or less.

     Reconciliation to GAAP

     The effects of the preceding variances from GAAP on the accompanying statutory basis financial statements have not been determined, but are presumed to be material.

     Other significant accounting practices are as follows:

     Investments

     Bonds,   preferred  stocks,  common  stocks,   short-term  investments  and
     derivative instruments are stated at values prescribed by the NAIC, as follows:

     Bonds not backed by other loans are principally stated at amortized cost using the interest method.

                           USG Annuity & Life Company
                 Notes to Financial Statements - Statutory Basis
--------------------------------------------------------------------------------

1.   Nature of Operations and Significant Accounting Policies (continued)

     Investments (continued)

     Single class and multi-class mortgage-backed/asset-backed securities are valued at amortized cost using the interest method including anticipated prepayments. Prepayment assumptions are obtained from dealer surveys or internal estimates and are based on the current interest rate and economic environment. The retrospective adjustment method is used to value all such securities except for higher-risk asset backed securities, which are valued using the prospective method.

     Redeemable preferred stocks rated as high quality or better are reported at cost or amortized cost. All other redeemable preferred stocks are reported at the lower of cost, amortized cost, or market value and nonredeemable preferred stocks are reported at market value or the lower of cost or market value as determined by the Securities Valuation Office of the NAIC ("SVO").

     Common stocks are reported at market value as determined by the SVO and the related unrealized capital gains/(losses) are reported in unassigned surplus along with adjustment for federal income taxes.

     The Company analyzes the general account investments to determine whether there has been an other than temporary decline in fair value below the amortized cost basis. Management considers the length of the time and the extent to which the market value has been less than cost; the financial condition and near-term prospects of the issuer; future economic conditions and market forecasts; and the Company's intent and ability to retain the investment in the issuer for a period of time sufficient to allow for recovery in market value. If it is probable that all amounts due according to the contractual terms of a debt security will not be collected, an other than temporary impairment is considered to have occurred.

     In addition, the Company invests in structured securities including mortgage-backed securities/collateralized mortgage obligations, asset-backed securities, collateralized debt obligations, and commercial mortgage-backed securities. For these structured securities, management compares the undiscounted cash flows to the carrying value. An other than temporary impairment is considered to have occurred when the undiscounted cash flows are less than the carrying value.

     When a decline in fair value is determined to be other than temporary, the individual security is written down to fair value and the loss accounted for as a realized loss.

                           USG Annuity & Life Company
                 Notes to Financial Statements - Statutory Basis
--------------------------------------------------------------------------------

1.   Nature of Operations and Significant Accounting Policies (continued)

     Investments (continued)

     The Company uses interest rate swaps, caps and floors, options and certain other derivatives as part of its overall interest rate risk management strategy for certain life insurance and annuity products. As the Company only uses derivatives for hedging purposes, the Company values all derivative instruments on a consistent basis with the hedged item. Upon termination, gains and losses on those instruments are included in the carrying values of the underlying hedged items and are amortized over the remaining lives of the hedged items as adjustments to investment income or benefits from the hedged items. Any unamortized gains or losses are recognized when the underlying hedged items are sold.

     Interest rate swap contracts are used to convert the interest rate characteristics (fixed or variable) of certain investments to match those of the related insurance liabilities that the investments are supporting. The net interest effect of such swap transactions is reported as an adjustment of interest income from the hedged items as incurred.

     Interest rate caps and floors are used to limit the effects of changing interest rates on yields of variable rate or short-term assets or liabilities. The initial cost of any such agreement is amortized to net investment income over the life of the agreement. Periodic payments that are receivable as a result of the agreements are accrued as an adjustment of interest income or benefits from the hedged items.

     Mortgage  loans  are  reported  at  amortized   cost,  less  allowance  for
     impairments.

     Policy loans are reported at unpaid principal balances.

     Land is reported at cost. Real estate occupied by the company is reported at depreciated cost; other real estate is reported at the lower of depreciated cost or fair value. Depreciation is calculated on a straight-line basis over the estimated useful lives of the properties.

     For reverse repurchase agreements, Company policies require a minimum of 102% of the fair value of securities purchased under reverse repurchase agreements to be maintained as collateral. Cash collateral received is invested in short-term investments and the offsetting collateral liability is included in miscellaneous liabilities.

     Reverse dollar repurchase agreements are accounted for as collateral borrowings, where the amount borrowed is equal to the sales price of the underlying securities.

                           USG Annuity & Life Company
                 Notes to Financial Statements - Statutory Basis
--------------------------------------------------------------------------------

1.   Nature of Operations and Significant Accounting Policies (continued)

     Investments (continued)

     The Company engages in securities lending whereby certain domestic bonds from its portfolio are loaned to other institutions for short periods of time. Collateral, primarily cash, which is in excess of the market value of the loaned securities, is deposited by the borrower with a lending agent, and retained and invested by the lending agent to generate additional income for the Company. The Company does not have access to the collateral. The Company's policy requires a minimum of 102% of the fair value of securities loaned to be maintained as collateral. The market value of the loaned securities is monitored on a daily basis with additional collateral obtained or refunded as the market value fluctuates.

     At December 31, 2002 and 2001, the Company had loaned securities (which are reflected as invested assets on the Balance Sheets) with a market value of approximately $32,662,000 and $62,905,000, respectively.

     Short-term   investments  are  reported  at  amortized   cost.   Short-term
     investments include investments with maturities of less than one year at the date of acquisition.

     Other invested assets are reported at amortized cost using the effective interest method. Other invested assets primarily consist of residual collateralized mortgage obligations and partnership interests.

     Realized capital gains and losses are determined using the specific identification basis.

     Aggregate Reserve for Life Policies and Contracts

     Life, annuity, and accident and health reserves are developed by actuarial methods and are determined based on published tables using statutorily specified interest rates and valuation methods that will provide, in the aggregate, reserves that are greater than or equal to the minimum or guaranteed policy cash value or the amounts required by law. Interest rates range from 4.00% to 8.75%.

     The Company waives the deduction of deferred fractional premiums upon the death of the insured. It is the Company's practice to return a pro rata portion of any premium paid beyond the policy month of death, although it is not contractually required to do so for certain issues.

                           USG Annuity & Life Company
                 Notes to Financial Statements - Statutory Basis
--------------------------------------------------------------------------------

1.   Nature of Operations and Significant Accounting Policies (continued)

     Aggregate Reserve for Life Policies and Contracts (continued)

     The methods used in valuation of substandard policies are as follows:

          For life, endowment and term policies issued substandard, the standard reserve during the premium-paying period is increased by 50% of the gross annual extra premium. Standard reserves are held on Paid-Up Limited Pay contracts.

          For reinsurance accepted with table rating, the reserve established is a multiple of the standard reserve corresponding to the table rating.

     For reinsurance with flat extra premiums, the standard reserve is increased by 50% of the flat extra.

     The tabular interest has been determined from the basic data for the calculation of policy reserves for all direct ordinary life insurance and for the portion of group life insurance classified as group Section 79. The tabular interest of funds not involving life contingencies is calculated as the current year reserves, plus payments, less prior year reserves, less funds added.

     Reinsurance

     Reinsurance premiums, commissions, expense reimbursements, and reserves related to reinsured business are accounted for on bases consistent with those used in accounting for the original policies issued and the terms of the reinsurance contracts. Reserves are based on the terms of the reinsurance contract and are consistent with the risks assumed. Premiums and benefits ceded to other companies have been reported as a reduction of premium revenue and benefits expense. Amounts applicable to reinsurance ceded for reserves and unpaid claim liabilities have been reported as reductions of these items, and expense allowances received in connection with reinsurance ceded have been reflected in operations.

                           USG Annuity & Life Company
                 Notes to Financial Statements - Statutory Basis
--------------------------------------------------------------------------------

1.   Nature of Operations and Significant Accounting Policies (continued)

     Nonadmitted Assets

     Nonadmitted assets are summarized as follows:

                                                                                            December 31
                                                                                       2002             2001
                                                                                  --------------   --------------
                                                                                          (In Thousands)


     Deferred federal income taxes                                                $      54,496    $      55,833
     Agents' debit balances                                                                 519              255
     Deferred and uncollected premium                                                       119              120
     Other                                                                                  885            3,095
                                                                                  --------------   --------------
     Total nonadmitted assets                                                     $      56,019    $      59,303
                                                                                  ==============   ==============

     Changes in nonadmitted assets are generally reported directly in surplus as an increase or decrease in nonadmitted assets. Certain changes are reported directly in surplus as a change in unrealized capital gains or losses.

     Claims and Claims Adjustment Expenses

     Claims expenses represent the estimated ultimate net cost of all reported and unreported claims incurred through December 31, 2002. The Company does not discount claims and claims adjustment expense reserves. Such estimates are based on actuarial projections applied to historical claims payment data. Such liabilities are considered to be reasonable and adequate to discharge the Company's obligations for claims incurred but unpaid as of December 31, 2002.

     Cash Flow Information

     Cash and short-term investments include cash on hand, demand deposits and short-term fixed maturity instruments (with a maturity of less than one year at date of acquisition).

     The Company borrowed $1,021,035,000 and repaid $1,021,035,000 in 2002 and borrowed $880,600,000 and repaid $928,400,000 during 2001. These borrowings were on a short-term basis, at an interest rate that approximated current money market rates and exclude borrowings from reverse dollar repurchase transactions. Interest paid on borrowed money was $109,000 and $645,000 during 2002 and 2001, respectively.

     Reclassifications

     Certain prior year amounts in the Company's statutory basis financial statements have been reclassified to conform to the 2002 financial statement presentation.

                           USG Annuity & Life Company
                 Notes to Financial Statements - Statutory Basis
--------------------------------------------------------------------------------

2.   Permitted Statutory Basis Accounting Practices

     The financial statements of the Company are presented on the basis of accounting practices prescribed or permitted by the Oklahoma Insurance Department. The Oklahoma Insurance Department recognizes only statutory accounting practices prescribed or permitted by the State of Oklahoma for determining and reporting the financial condition and results of operations of an insurance company, for determining its solvency under the Oklahoma Insurance Laws. NAIC Accounting Practices and Procedures Manual has been adopted as a component of prescribed or permitted practices by the state of Oklahoma. The Commissioner of Insurance has the right to permit other specific practices that deviate from prescribed practices.

     The Company is required to identify those significant accounting practices that are permitted, and obtain written approval of the practices from the Oklahoma Insurance Department. As of December 31, 2002 and 2001, the Company had no such permitted accounting practices.


3.   Accounting Changes

     The Company prepares its statutory financial statements in conformity with accounting practices prescribed or permitted by the State of Oklahoma. Effective January 1, 2001, the State of Oklahoma required that insurance companies domiciled in the State of Oklahoma prepare their statutory basis financial statements in accordance with the NAIC Accounting Practices and Procedures Manual subject to any deviations prescribed or permitted by the State of Oklahoma insurance commissioner.

     Accounting changes adopted to conform to the provisions of the NAIC Accounting Practices and Procedures Manual are reported as changes in accounting principles. The cumulative effect of changes in accounting principles is reported as an adjustment to unassigned surplus in the period of the change in accounting principle. The cumulative effect is the difference between the amount of capital and surplus at the beginning of the year and the amount of capital and surplus that would have been reported at that date if the new accounting principles had been applied retroactively for all prior periods.

     As a result of these changes, the Company reported a change of accounting principle, as an adjustment that increased unassigned surplus, by $5,180,000 as of January 1, 2001. These changes are primarily attributed to an increase in unassigned surplus of approximately $5,911,000 related to deferred tax assets, $15,384,000 related to prepayment penalties on bonds and mortgage loans released from the IMR liability. Offsetting this increase is a reduction of approximately $15,988,000 to guaranty fund assessment and $127,000 to cost of collection of premiums.

                           USG Annuity & Life Company
                 Notes to Financial Statements - Statutory Basis
--------------------------------------------------------------------------------

4.   Investments

     The amortized cost and fair value of bonds and equity securities are as follows:


                                                                                                   Gross         Gross
                                                                                   Amortized    Unrealized    Unrealized    Fair
                                                                                     Cost          Gains        Losses      Value
                                                                                  -----------  -----------  -----------  -----------
                                                                                                    (In Thousands)


     At December 31, 2002:
     U.S. Treasury securities and obligations of
       U.S. government corporations and agencies                                  $  285,347   $    4,998   $       36   $  290,309
     States, municipalities, and political subdivisions                                    -            -            -            -
     Foreign government                                                              120,649        4,200        2,385      122,464
     Public utilities securities                                                     270,390       14,526        4,008      280,908
     Corporate securities                                                          3,244,826      182,420       34,973    3,392,273
     Mortgage-backed securities                                                    1,668,901       90,300       46,006    1,713,195
     Other structured securities                                                     320,274        9,786       28,080      301,980
     Commercial mortgage-backed securities                                           217,028       18,254           76      235,206
                                                                                  -----------  -----------  -----------  -----------
     Total fixed maturities                                                        6,127,415      324,484      115,564    6,336,335

     Preferred stocks                                                                  1,088            -            -        1,088
                                                                                  -----------  -----------  -----------  -----------
     Total equity securities                                                           1,088            -            -        1,088
                                                                                  -----------  -----------  -----------  -----------
     Total                                                                        $6,128,503   $  324,484   $  115,564   $6,337,423
                                                                                  ===========  ===========  ===========  ===========

     At December 31, 2001:
     U.S. Treasury securities and obligations of
       U.S. government corporations and agencies                                  $   38,620   $      244   $       82   $   38,782
     Public utilities securities                                                     136,285        3,665        4,478      135,472
     Corporate securities                                                          2,785,911       97,406       68,734    2,814,583
     Mortgage-backed securities                                                    1,700,989      163,964      118,566    1,746,387
     Other structured securities                                                     463,485       12,125       27,898      447,712
     Commercial mortgage-backed securities                                           161,939        6,507        1,499      166,947
                                                                                  -----------  -----------  -----------  -----------
     Total fixed maturities                                                        5,287,229      283,911      221,257    5,349,883

     Preferred stocks                                                                    134            -            -          134
     Common stocks                                                                        22            -            -           22
                                                                                  -----------  -----------  -----------  -----------
     Total equity securities                                                             156            -            -          156
                                                                                  -----------  -----------  -----------  -----------
     Total                                                                        $5,287,385   $  283,911   $  221,257   $5,350,039
                                                                                  ===========  ===========  ===========  ===========

                           USG Annuity & Life Company
                 Notes to Financial Statements - Statutory Basis
--------------------------------------------------------------------------------

4.   Investments (continued)

     The amortized cost and fair value of investments in bonds at December 31, 2002, by contractual maturity, are shown below. Expected maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                                                    Amortized          Fair
                                                                                       Cost            Value
                                                                                  --------------   --------------

     December 31, 2002                                                                    (In Thousands)
     Maturity:
       Due in 1 year or less                                                      $      44,173    $      45,096
       Due after 1 year through 5 years                                               1,118,169        1,177,925
       Due after 5 years through 10 years                                             1,886,593        1,962,788
       Due after 10 years                                                               872,277          900,145
                                                                                  --------------   --------------
       Total Maturity                                                                 3,921,212        4,085,954
     Mortgage-backed securities                                                       1,668,901        1,713,195
     Other structured securities                                                        320,274          301,980
     Commercial mortgage-backed securities                                              217,028          235,206
                                                                                  --------------   --------------
     Total                                                                        $   6,127,415    $   6,336,335
                                                                                  ==============   ==============


     At December 31, 2002, investments in certificates of deposit and bonds, with an admitted asset value of $3,285,000, were on deposit with state insurance departments to satisfy regulatory requirements.

     Reconciliation of bonds from amortized cost to carrying value as of December 31, 2002 and 2001 is as follows:

                                                                                            December 31
                                                                                       2002             2001
                                                                                  --------------   --------------
                                                                                          (In Thousands)


     Amortized cost                                                               $   6,127,415    $   5,287,229
     Less nonadmitted bonds                                                              10,920            1,273
                                                                                  --------------   --------------
     Carrying value                                                               $   6,116,495    $   5,285,956
                                                                                  ==============   ==============

     Proceeds from the sales of investments in bonds and other fixed maturity interest securities were $4,334,623,000 and $1,852,588,000 in 2002 and
     2001, respectively. Gross gains of $109,772,000 and $49,178,000 and gross losses of $97,962,000 and $34,222,000 during 2002 and 2001, respectively, were realized on those sales. A portion of the gains realized in 2002 and 2001 has been deferred to future periods in the interest maintenance reserve.

                           USG Annuity & Life Company
                 Notes to Financial Statements - Statutory Basis
--------------------------------------------------------------------------------

4.   Investments (continued)

     Major categories of net investment income are summarized as follows:

                                                                                            December 31
                                                                                       2002             2001
                                                                                  --------------   --------------
                                                                                          (In Thousands)


     Income:
       Bonds                                                                      $     459,813    $     415,872
       Mortgage loans                                                                   128,230          137,032
       Policy loans                                                                       1,091            1,199
       Company-occupied property                                                            376              204
       Other                                                                            (26,548)          (4,625)
                                                                                  --------------   --------------
     Total investment income                                                            562,962          549,682
     Investment expenses                                                                 26,756           29,068
                                                                                  --------------   --------------
     Net investment income                                                        $     536,206    $     520,614
                                                                                  ==============   ==============

     As part of its overall investment strategy, the Company has entered into agreements to purchase securities as follows:

                                                                                            December 31
                                                                                       2002             2001
                                                                                  --------------   --------------
                                                                                          (In Thousands)


     Investment purchase commitments                                              $      87,963    $      55,776
                                                                                  ==============   ==============

     The Company entered into reverse dollar repurchase transactions to increase its return on investments and improve liquidity. Reverse dollar repurchases involve a sale of securities and an agreement to repurchase substantially the same securities as those sold. The reverse dollar repurchases are accounted for as short term collateralized financing and the repurchase obligation is reported in borrowed money. The repurchase obligation totaled $173,189,000 and $177,558,000 at December 31, 2002 and 2001, respectively.
     The securities underlying these agreements are mortgage-backed securities with a book value and fair value of $173,245,000 at December 31, 2002. The securities have a weighted average coupon of 5.99% and have maturities ranging from December 2017 through December 2032. The primary risk associated with short-term collateralized borrowings is that the counterparty may be unable to perform under the terms of the contract. The Company's exposure is limited to the excess of the net replacement cost of the securities over the value of the short-term investments, which was not material at December 31, 2002. The Company believes the counterparties to the reverse dollar repurchase agreements are financially responsible and that the counterparty risk is minimal.

                           USG Annuity & Life Company
                 Notes to Financial Statements - Statutory Basis
--------------------------------------------------------------------------------

4.   Investments (continued)

     The Company participates in reverse repurchase transactions. Such transactions include the sale of corporate securities to a major securities dealer and a simultaneous agreement to repurchase the same security in the near term. The proceeds are invested in new securities of intermediate durations. The terms of the reverse repurchase agreements call for payment of interest at a rate of 1.4%. The agreements mature prior to the end of January 2003. The amount due on these agreements included in borrowed money is $11,000,000. The securities underlying these agreements are mortgage-backed securities with a book value and fair value of $12,687,000. The securities have a weighted average coupon of 6.5% and have a maturity of August 2032.

     The maximum and minimum lending rates for long-term mortgage loans during 2002 were 7.66% and 2.99%. Fire insurance is required on all properties covered by mortgage loans and must at least equal the excess of the loan over the maximum loan which would be permitted by law on the land without the buildings.

     The maximum percentage of any loan to the value of collateral at the time of the loan, exclusive of insured or guaranteed or purchase money mortgages, was 66.7% on commercial properties. As of December 31, 2002, the Company held no mortgages with interest more than 180 days overdue. Total interest due, as of December 31, 2002 is $0.


5.   Derivative Financial Instruments Held for Purposes Other than Trading

     The Company enters into interest rate and currency contracts, including swaps, caps, floors, and options, to reduce and manage risks, which include the risk of a change in the value, yield, price, cash flows, exchange rates or quantity of, or a degree of exposure with respect to, assets, liabilities, or future cash flows, which the Company has acquired or incurred. Hedge accounting practices are supported by cash flow matching, scenario testing and duration matching.

     The Company uses interest rate swaps to reduce market risks from changes in interest rates and to alter interest rate exposure arising from mismatches between assets and liabilities. Interest rate swap agreements generally involve the exchange of fixed and floating interest payments over the life of the agreement without an exchange of the underlying principal amount. Currency swap agreements generally involve the exchange of local and foreign currency payments over the life of the agreements without an exchange of the underlying principal amount. Interest rate cap and interest rate floor agreements owned entitle the Company to receive payments to the extent reference interest rates exceed or fall below strike levels in the contracts based on the notional amounts.

                           USG Annuity & Life Company
                 Notes to Financial Statements - Statutory Basis
--------------------------------------------------------------------------------

5. Derivative Financial Instruments Held for Purposes Other than Trading (continued)

     Premiums paid for the purchase of interest rate contracts are included in other invested assets and are being amortized to interest expense over the remaining terms of the contracts or in a manner consistent with the financial instruments being hedged.

     Amounts paid or received, if any, from such contracts are included in interest expense or income. Accrued amounts payable to or receivable from counterparties are included in other liabilities or other invested assets.

     Gains or losses realized as a result of early terminations of interest rate contracts are amortized to investment income over the remaining term of the items being hedged to the extent the hedge is considered to be effective; otherwise, they are recognized upon termination.

     Interest rate contracts that are matched or otherwise designated to be associated with other financial instruments are recorded at fair value if the related financial instruments mature, are sold, or are otherwise terminated or if the interest rate contracts cease to be effective hedges. Changes in the fair value of derivatives are recorded as investment income. The Company manages the potential credit exposure from interest rate contracts through careful evaluation of the counterparties' credit standing, collateral agreements, and master netting agreements.

     The Company is exposed to credit loss in the event of nonperformance by counterparties on interest rate contracts; however, the Company does not anticipate nonperformance by any of these counterparties. The amount of such exposure is generally the unrealized gains in such contracts.

                           USG Annuity & Life Company
                 Notes to Financial Statements - Statutory Basis
--------------------------------------------------------------------------------

5. Derivative Financial Instruments Held for Purposes Other than Trading (continued)

     The table below summarizes the Company's interest rate contracts included in other invested assets at December 31, 2002 and 2001:

                                                                                  Notional Amount  Carrying Value     Fair Value
                                                                                  ---------------  ---------------  ---------------
                                                                                                   (In Thousands)


     December 31, 2002
     Interest rate contracts
       Swaps                                                                      $    1,146,498   $            -   $     (138,473)
       Caps and floors                                                                   548,465            3,393            1,296
                                                                                  ---------------  ---------------  ---------------
     Total derivatives                                                            $    1,694,963   $        3,393   $     (137,177)
                                                                                  ===============  ===============  ===============


                                                                                  Notional Amount  Carrying Value     Fair Value
                                                                                  ---------------  ---------------  ---------------
                                                                                                   (In Thousands)
     December 31, 2001
     Interest rate contracts:
       Swaps                                                                      $      921,000   $          936   $      (56,090)
       Caps and floors                                                                   298,465              547            2,302
                                                                                  ---------------  ---------------  ---------------
     Total derivatives                                                            $    1,219,465   $        1,483   $      (53,788)
                                                                                  ===============  ===============  ===============


6.   Concentrations of Credit Risk

     The Company held less-than-investment-grade bonds with an aggregate book value of $435,061,000 and $520,834,000 and with an aggregate market value of $413,437,000 and $477,494,000 at December 31, 2002 and 2001,
     respectively. Those holdings amounted to 7.1% of the Company's investments in bonds and 5.6% of total admitted assets at December 31, 2002. The holdings of less-than-investment-grade bonds are widely diversified and of satisfactory quality based on the Company's investment policies and credit standards.

     The Company held unrated bonds of $204,268,000 and $357,815,000 with an aggregate NAIC market value of $208,297,000 and $356,506,000 at December 31, 2002 and 2001, respectively. The carrying value of these holdings amounted to 3.3% of the Company's investment in bonds and 2.6% of the Company's total admitted assets at December 31, 2002.

     At December 31, 2002, the Company's commercial mortgages involved a concentration of properties located in California (11.6%) and Pennsylvania (9.9%). The remaining commercial mortgages relate to properties located in 37 other states. The portfolio is well diversified; covering many different types of income-producing properties on which the Company has first mortgage liens. The maximum mortgage outstanding on any individual property is $23,935,000.

                           USG Annuity & Life Company
                 Notes to Financial Statements - Statutory Basis
--------------------------------------------------------------------------------

7.   Annuity Reserves

     At December 31, 2002 and 2001, the Company's annuity reserves, including those held in separate accounts and deposit fund liabilities that are subject to discretionary withdrawal with adjustment, subject to discretionary withdrawal without adjustment, and not subject to discretionary withdrawal provisions are summarized as follows:

                                                                                         December 31, 2002
                                                                                      Amount           Percent
                                                                                  --------------   --------------
                                                                                  (In Thousands)


     Subject to discretionary withdrawal (with adjustment):
       With market value adjustment                                               $   4,447,295          56%
       At book value less surrender charge                                            1,635,038          21
                                                                                  --------------   --------------
     Subtotal                                                                         6,082,333          77
     Subject to discretionary withdrawal (without adjustment) at book
       value with minimal or no charge or adjustment                                  1,194,281          15
     Not subject to discretionary withdrawal                                            641,496           8
                                                                                  --------------   --------------
     Total annuity reserves and deposit fund liabilities before reinsurance           7,918,110         100%
                                                                                                   ==============
     Less reinsurance ceded                                                             895,734
                                                                                  --------------
     Net annuity reserves and deposit fund liabilities                            $   7,022,376
                                                                                  ==============



                                                                                         December 31, 2001
                                                                                      Amount           Percent
                                                                                  --------------   --------------
                                                                                  (In Thousands)


     Subject to discretionary withdrawal (with adjustment):
       With market value adjustment                                               $   3,927,063          55%
       At book value less surrender charge                                            1,568,029          22
                                                                                  --------------   --------------
     Subtotal                                                                         5,495,092          77
     Subject to discretionary withdrawal (without adjustment) at book
       value with minimal or no charge or adjustment                                  1,030,501          15
     Not subject to discretionary withdrawal                                            588,714           8
                                                                                  --------------   --------------
     Total annuity reserves and deposit fund liabilities before reinsurance           7,114,307         100%
                                                                                                   ==============
     Less reinsurance ceded                                                             744,333
                                                                                  --------------
     Net annuity reserves and deposit fund liabilities                            $   6,369,974
                                                                                  ==============

                           USG Annuity & Life Company
                 Notes to Financial Statements - Statutory Basis
--------------------------------------------------------------------------------

8.   Reinsurance

     The Company is involved in both ceded and assumed reinsurance with other companies for the purpose of diversifying risk and limiting exposure on larger risks. As of December 31, 2002, the Company's retention limit for acceptance of risk on life insurance policies had been set at various levels up to $500,000.

     To the extent that the assuming companies become unable to meet their obligations under these treaties, the Company remains contingently liable to its policyholders for the portion reinsured. To minimize its exposure to significant losses from retrocessionaire insolvencies, the Company evaluates the financial condition of the retrocessionaire and monitors concentrations of credit risk.

     Assumed premiums amounted to $136,400,000 and $147,163,000 for the years ended December 31, 2002 and 2001, respectively.

     The Company's ceded reinsurance arrangements reduced certain items in the accompanying financial statements by the following amounts:

                                                                                            December 31
                                                                                       2002             2001
                                                                                  --------------   --------------
                                                                                          (In Thousands)


     Premiums                                                                     $     260,544    $     234,110
     Benefits paid or provided                                                           9,447            6,950
     Policy and contract liabilities at year end                                  $     896,762    $     775,452



9.   Federal Income Taxes

     The Company joins in filing a consolidated federal income tax return with its parent, Equitable, and other affiliates. The method of tax allocation is governed by a written tax sharing agreement. The tax sharing agreement provides that each member of the consolidated return shall reimburse Equitable for its respective share of the consolidated federal income tax liability and shall receive a benefit for its losses at the statutory rate.

     Significant components of income taxes incurred as of December 31 are:

                                                                                            December 31
                                                                                       2002             2001
                                                                                  --------------   --------------
                                                                                          (In Thousands)


     Current income taxes incurred consist of the following major components:
       Federal taxes on operations                                                $      41,015    $      49,747
       Federal taxes on capital gains                                                    (6,049)           7,981
                                                                                  --------------   --------------
     Total current taxes incurred                                                 $      34,966    $      57,728
                                                                                  ==============   ==============

                           USG Annuity & Life Company
                 Notes to Financial Statements - Statutory Basis
--------------------------------------------------------------------------------

9.   Federal Income Taxes (continued)

     The components of the net deferred tax asset/(liability) at December 31 are as follows:

                                                                                            December 31
                                                                                       2002             2001
                                                                                  --------------   --------------
                                                                                          (In Thousands)


     Total gross deferred tax assets                                              $      70,328    $      63,290
     Total deferred tax liabilities                                                        (231)            (481)
                                                                                  --------------   --------------
     Net deferred tax asset                                                              70,097           62,809
     Deferred tax asset non-admitted                                                    (54,496)         (55,833)
                                                                                  --------------   --------------
     Net admitted deferred tax asset                                                     15,601            6,976
                                                                                  ==============   ==============
     Decrease (increase) in non-admitted asset                                    $       1,337    $     (25,312)
                                                                                  ==============   ==============

     The main components of deferred tax assets and deferred tax liabilities are as follows:

                                                                                            December 31
                                                                                       2002             2001
                                                                                  --------------   --------------
                                                                                          (In Thousands)


     Deferred tax assets resulting from book/tax differences in:
       Investments                                                                $      32,290    $      17,875
       Deferred acquisition costs                                                        23,431           26,735
       Guaranty assessments                                                               4,339            5,596
       Insurance reserves                                                                 8,423            8,957
       Unrealized loss on investments                                                       499            3,309
       Other                                                                              1,346              818
                                                                                  --------------   --------------
     Total deferred tax assets                                                           70,328           63,290
     Deferred tax assets non-admitted                                                   (54,496)         (55,833)
                                                                                  --------------   --------------
     Admitted deferred tax assets                                                        15,832            7,457

     Deferred tax liabilities resulting from book/tax differences in:
       Due and deferred premiums                                                            231              481
                                                                                  --------------   --------------
     Total deferred tax liabilities                                                         231              481
                                                                                  --------------   --------------
     Net admitted deferred tax asset                                              $      15,601    $       6,976
                                                                                  ==============   ==============

                           USG Annuity & Life Company
                 Notes to Financial Statements - Statutory Basis
--------------------------------------------------------------------------------

9.   Federal Income Taxes (continued)

     The change in net deferred income taxes in comprised of the following:

                                                                                                    December 31
                                                                                       2002             2001            Change
                                                                                  --------------   --------------   --------------
                                                                                                   (In Thousands)


     Total deferred tax assets                                                    $      70,328    $      63,290    $       7,038
     Total deferred tax liabilities                                                         231              481             (250)
                                                                                  --------------   --------------   --------------
     Net deferred tax asset                                                       $      70,097    $      62,809            7,288
                                                                                  ==============   ==============
     Tax effect of items in surplus:
       Unrealized gains (losses)                                                                                            2,278
                                                                                                                    --------------
     Change in net deferred income tax                                                                              $       9,566
                                                                                                                    ==============

     The provision for federal income taxes expense and change in deferred taxes differs from the amount obtained applying the statutory federal income tax rate to income (including capital losses) before income taxes for the following reasons:

                                                                                   Year ended
                                                                                   December 31,
                                                                                       2002
                                                                                  --------------
                                                                                  (In Thousands)


     Ordinary income                                                              $     108,357
     Capital losses                                                                     (48,154)
                                                                                  --------------
     Total pre-tax book income                                                    $      60,203
                                                                                  ==============

     Provision computed at statutory rate                                         $      21,071
     Audit settlement not provided for                                                    5,185
     Interest maintenance reserve                                                         2,606
     Nondeductible general expenses                                                          22
     Refinement of deferred tax balances                                                 (3,488)
     Other                                                                                    4
                                                                                 ---------------
     Total                                                                       $       25,400
                                                                                 ===============

     Federal income taxes incurred                                               $       34,966
     Change in net deferred income taxes                                                 (9,566)
                                                                                 ---------------
     Total statutory income taxes                                                $       25,400
                                                                                 ===============

     The amount of federal income taxes incurred that will be available for recoupment in the event of future net losses is $0 and $6,791,473 from 2002 and 2001, respectively.

     The Company has a recoverable of $6,561,673 at December 31, 2002 and had a payable of $17,114,498 at December 31, 2001 for federal income taxes under the intercompany tax sharing agreement.

                           USG Annuity & Life Company
                 Notes to Financial Statements - Statutory Basis
--------------------------------------------------------------------------------

10.  Capital and Surplus

     Under Oklahoma insurance regulations, the Company is required to maintain a minimum total capital and surplus of $750,000. Additionally, the amount of dividends which can be paid by the Company to its stockholder without prior approval of the Oklahoma Insurance Department is limited to the greater of 10% of statutory surplus or the statutory net gain from operations.


11.  Fair Values of Financial Instruments

     Life insurance liabilities that contain mortality risk and all nonfinancial instruments have been excluded from the disclosure requirements. However, the fair values of liabilities under all insurance contracts are taken into consideration in the Company's overall management of interest rate risk, such that the Company's exposure to changing interest rates is minimized through the matching of investment maturities with amounts due under insurance contracts. The carrying amounts and fair values of the Company's financial instruments are summarized as follows:


                                                                                    December 31, 2002         December 31, 2001
                                                                                  --------------------------------------------------
                                                                                   Carrying       Fair       Carrying       Fair
                                                                                     Amount       Value        Amount       Value
                                                                                  -----------  -----------  -----------  -----------
                                                                                                    (In Thousands)


     Assets:
       Bonds                                                                      $6,116,495   $6,336,335   $5,285,956   $5,349,883
       Preferred stocks                                                                1,088        1,088          134          134
       Unaffiliated common stocks                                                          -            -           22           22
       Mortgage loans                                                              1,483,855    1,632,720    1,659,518    1,738,458
       Policy loans                                                                   32,454       32,454       32,732       32,732
       Derivative securities                                                           3,393     (137,177)       1,483      (53,788)
       Short-term investments                                                          5,650        5,650       84,678       84,678
       Cash                                                                            3,466        3,466       18,170       18,170
       Indebtedness from related parties                                                  25           25        3,945        3,945
       Receivable for securities                                                       2,873        2,873        4,268        4,268

     Liabilities:
       Individual and group annuities                                              6,775,875    6,621,753    6,339,976    6,218,709
       Deposit type contract                                                         246,501      258,945      232,745      247,377
       Indebtedness to related parties                                                22,147       22,147        6,548        6,548
       Payable for securities                                                              -            -      101,206      101,206


     The following methods and assumptions were used by the Company in estimating the fair value disclosures for financial instruments in the accompanying financial statements and notes thereto:

                           USG Annuity & Life Company
                 Notes to Financial Statements - Statutory Basis
--------------------------------------------------------------------------------

11.  Fair Values of Financial Instruments (continued)

          Cash and short-term investments:  The carrying amounts reported in the
          accompanying   balance   sheets   for  these   financial   instruments
          approximate their fair values.

          Fixed maturities and equity securities: The fair values for bonds, preferred stocks and common stocks, reported herein, are based on quoted market prices, where available. For securities not actively traded, fair values are estimated using values obtained from independent pricing services or, in the case of private placements, collateralized mortgage obligations and other mortgage derivative investments, are estimated by discounting the expected future cash flows. The discount rates used vary as a function of factors such as yield, credit quality, and maturity, which fall within a range between 0% and 15% over the total portfolio. Fair values determined on this basis can differ from values published by the NAIC Securities Valuation Office. Market value as determined by the NAIC as of December 31, 2002 and 2001 is $6,154,770,000 and $5,317,444,000,
          respectively.

          Mortgage loans: Estimated market values for commercial real estate loans were generated using a discounted cash flow approach. Loans in good standing are discounted using interest rates determined by U.S. Treasury yields on December 31 and spreads applied on new loans with similar characteristics. The amortizing features of all loans are incorporated in the valuation. Where data on option features is available, option values are determined using a binomial valuation method, and are incorporated into the mortgage valuation. Restructured loans are valued in the same manner; however, these loans were discounted at a greater spread to reflect increased risk. All residential loans are valued at their outstanding principal balances, which approximate their fair values.

          Derivative financial instruments: Fair values for on-balance-sheet derivative financial instruments (caps, options and floors) and off-balance-sheet derivative financial instruments (swaps) are based on broker/dealer valuations or on internal discounted cash flow pricing models taking into account current cash flow assumptions and the counterparties' credit standing.

          Other investment-type insurance contracts: The fair values of the Company's deferred annuity contracts are estimated based on the cash surrender values. The carrying values of other policyholder liabilities, including immediate annuities, dividend accumulations, supplementary contracts without life contingencies, and premium deposits, approximate their fair values.

          The carrying value of all other financial instruments approximates their fair value.

                           USG Annuity & Life Company
                 Notes to Financial Statements - Statutory Basis
--------------------------------------------------------------------------------

12.  Commitments and Contingencies

     The Company is a party to threatened or pending lawsuits arising from the normal conduct of business. Due to the climate in insurance and business litigation, suits against the Company sometimes include claims for substantial compensatory, consequential or punitive damages and other types of relief. Moreover, certain claims are asserted as class actions, purporting to represent a group of similarly situated individuals. While it is not possible to forecast the outcome of pending lawsuits, in light of existing insurance, reinsurance and established reserves, it is the opinion of management that the disposition of such lawsuits will not have a materially adverse effect on the Company's operations or financial position.

     The Company has committed to provide additional capital contributions of $42,012,000 in partnership investments at December 31, 2002.


13.  Financing Agreements

     The Company maintains a revolving loan agreement with SunTrust Bank, Atlanta (the "Bank"). Under this agreement, which expires July 31, 2003, the Company can borrow up to $75,000,000 from the Bank. Interest on any borrowing accrues at an annual rate equal to: the cost of funds for the Bank for the period applicable for the advance plus 0.225% or a rate quoted by the Bank to the Company for the borrowing. Under this agreement, the Company incurred interest expense of $20,000 for the year ended December 31, 2002. At December 31, 2002, the Company had $0 payable to the Bank.

     The Company also maintains a revolving loan agreement with Bank of New York, New York (the "Bank"). Under this agreement, the Company can borrow up to $100,000,000 from the Bank. Interest on any of the Company borrowing accrues at an annual rate equal to: the cost of funds for the Bank for the period applicable for the advance plus 0.225% or a rate quoted by the Bank to the Company for the borrowing. Under this agreement, the Company incurred interest expense of $31,000 for the year ended December 31, 2002. At December 31, 2002, the Company had $0 payable to the Bank.

                           USG Annuity & Life Company
                 Notes to Financial Statements - Statutory Basis
--------------------------------------------------------------------------------

14.  Related Party Transactions

     Affiliates

     Management and service contracts and all cost sharing arrangements with other affiliated ING US life insurance companies are allocated among companies in accordance with normal, generally accepted expense and cost allocation methods.

     Investment Management: The Company has entered into an investment advisory agreement and an administrative services agreement with ING Investment Management, LLC ("IIM") under which IIM provides the Company with investment management and asset liability management services. Total fees under the agreement were approximately $19,698,000 and $17,852,000 for the year ended December 31, 2002 and 2001, respectively.

     Inter-insurer Services Agreement: The Company has entered into a services agreement with certain of its affiliated insurance companies in the United States ("affiliated insurers") whereby the affiliated insurers provide certain administrative, management, professional, advisory, consulting and other services to each other. Net amounts received under these agreements were $31,437,000 and $19,154,000 for the year ended December 31, 2002 and 2001, respectively.

     Tax Sharing Agreements: The Company has entered into federal tax sharing agreements with members of an affiliated group as defined in Section 1504 of the Internal Revenue Code of 1986, as amended. The agreement provides for the manner of calculation and the amounts/timing of the payments between the parties as well as other related matters in connection with the filing of consolidated federal income tax returns. The Company has also entered into a state tax sharing agreement with ING AIH and each of the specific subsidiaries that are parties to the agreement. The state tax agreement applies to situations in which ING AIH and all or some of the subsidiaries join in the filing of a state or local franchise, income tax or other tax return on a consolidated, combined or unitary basis.

                           USG Annuity & Life Company
                 Notes to Financial Statements - Statutory Basis
--------------------------------------------------------------------------------

15.  Guaranty Fund Assessments

     Insurance companies are assessed the costs of funding the insolvencies of other insurance companies by the various state guaranty associations, generally based on the amount of premiums companies collect in that state.

     The Company accrues the cost of future guaranty fund assessments based on estimates of insurance company insolvencies provided by the National Organization of Life and Health Insurance Guaranty Associations (NOLHGA) and the amount of premiums written in each state. The Company reduces the accrual by credits allowed in some states to reduce future premium taxes by a portion of assessments in that state. The Company has estimated this liability to be $12,397,000 and 15,988,000 as of December 31, 2002 and 2001, respectively and has recorded a reserve. The Company has also recorded an asset of $2,451,000 and $5,447,000 as of December 31, 2002 and 2001, respectively, for future credits to premium taxes for assessments already paid.


16.  Regulatory Risk-Based Capital

     Life and health insurance companies are subject to certain Risk-Based Capital ("RBC") requirements as specified by the NAIC. Under those requirements, the amount of capital and surplus maintained by a life and health insurance company is to be determined based on the various risk factors related to it. At December 31, 2002, USG Annuity & Life Company meets the RBC requirements.

                                                                    EXHIBIT 99.5

                          USG Annuity & Life Company
                         Balance Sheet - Statutory Basis
--------------------------------------------------------------------------------

                                                                                  September 30,
                                                                                      2003
                                                                                 (In Thousands)
                                                                                 --------------


Admitted assets Cash and invested assets:
    Bonds                                                                         $  6,118,513
    Preferred stocks                                                                     1,273
    Mortgage loans                                                                   1,494,360
    Real estate                                                                          3,743
    Policy loans                                                                        31,921
    Other invested assets                                                              102,237
    Cash and short-term investments                                                     38,475
                                                                                  -------------
Total cash and invested assets                                                       7,790,522

Deferred and uncollected premiums                                                          360
Accrued investment income                                                               77,796
Reinsurance balances recoverable                                                           597
Indebtedness from related parties                                                          384
Federal income tax recoverable                                                          39,903
Other assets                                                                             1,576
                                                                                  -------------
Total admitted assets                                                             $  7,911,138
                                                                                  =============
Liabilities and capital and surplus
Liabilities:
    Policy and contract liabilities:
      Life and annuity reserves                                                      6,863,230
      Deposit type contracts                                                           230,684
      Policyholders' funds                                                                  43
      Unpaid claims                                                                        957
                                                                                  -------------
    Total policy and contract liabilities                                            7,094,914

    Accounts payable and accrued expenses                                               41,931
    Indebtedness to related parties                                                     21,035
    Interest maintenance reserve                                                        33,230
    Contingency reserve                                                                     75
    Asset valuation reserve                                                             53,269
    Borrowed money                                                                     230,447
    Payable for securities                                                              83,330
                                                                                  -------------
    Total liabilities                                                                7,558,231

Capital and surplus:
    Common stock                                                                         2,500
    Additional paid-in capital                                                         316,963
    Unassigned surplus                                                                  33,444
                                                                                  -------------
Total capital and surplus                                                              352,907
                                                                                  -------------
Total liabilities and capital and surplus                                         $  7,911,138
                                                                                  =============

                           USG Annuity & Life Company
                   Statements of Operations - Statutory Basis
--------------------------------------------------------------------------------

                                                                                  Nine months ended September 30,
                                                                                        2003            2002
                                                                                  --------------   --------------
                                                                                          (In Thousands)


Premiums and other revenues:
  Life, annuity, and accident and health premiums                                 $     279,075    $   1,151,696
  Policy proceeds and dividends left on deposit                                           5,877            6,694
  Net investment income                                                                 346,810          411,994
  Amortization of interest maintenance reserve                                           (3,298)          (6,073)
  Commissions, expense allowances and reserve adjustments
    on reinsurance ceded                                                                 16,395           10,725
  Other income                                                                              203            9,108
                                                                                  --------------   --------------
Total premiums and other revenues                                                       645,062        1,584,144

Benefits paid or provided:
  Death benefits                                                                          3,933          110,810
  Annuity benefits                                                                      191,961          194,775
  Surrender benefits                                                                    389,140          435,457
  Interest on policy or contract funds                                                    4,541            5,111
  Other benefits                                                                              3                8
  Life contract withdrawals                                                               5,200            4,698
Change in life, annuity, and accident and health reserves                                 3,316          653,995
                                                                                  --------------   --------------
Total benefits paid or provided                                                         598,094        1,404,854

Insurance expenses:
  Commissions                                                                            50,487           71,220
  General expenses                                                                       24,408           23,635
  Insurance taxes, licenses and fees, excluding federal income taxes                      1,782              767
  Other                                                                                     (36)             933
                                                                                  --------------   --------------
Total insurance expenses                                                                 76,641           96,555
                                                                                  --------------   --------------
Gain (loss) from operations before federal income
  taxes and net realized capital losses                                                 (29,673)          82,735

Federal income taxes                                                                    (21,514)          35,765
                                                                                  --------------   --------------
Gain from operations before net realized capital losses                                  (8,159)          46,970

Net realized capital gains or (losses), net of income
  taxes 2003 - $14,234; 2002 - $0 and excluding net
  transfers to the interest maintenance reserve 2003 - $(9,764); 2002 - $0
                                                                                        (29,176)         (29,856)
                                                                                  --------------   --------------
Net income (loss)                                                                 $     (37,335)   $      17,114
                                                                                  ==============   ==============

                           USG Annuity & Life Company
         Statements of Changes in Capital and Surplus - Statutory Basis
--------------------------------------------------------------------------------

                                                                                  Nine months ended September 30,
                                                                                        2003            2002
                                                                                  --------------   --------------
                                                                                          (In Thousands)


Common stock:
  Balance at beginning and end of year                                            $       2,500    $       2,500

Paid-in and contributed surplus:
  Balance at beginning and end of year                                                  316,963          286,963

Unassigned surplus:
  Balance at beginning of year                                                           66,723           19,994
  Net income                                                                            (37,335)          17,114
  Change in net unrealized capital gains or losses                                        3,085           (8,420)
  Change in nonadmitted assets                                                            3,844           (7,012)
  Change in asset valuation reserve                                                      (2,635)          13,348
  Change in net deferred income tax                                                        (238)           8,456
  Other adjustments                                                                           -              344
                                                                                  --------------   --------------
  Balance at end of year                                                                 33,444           43,824

Total capital and surplus                                                         $     352,907    $     333,287
                                                                                  ==============   ==============

                           USG Annuity & Life Company
         Statements of Changes in Capital and Surplus - Statutory Basis
--------------------------------------------------------------------------------

                                                                                  Nine months ended September 30,
                                                                                        2003            2002
                                                                                  --------------   --------------
                                                                                          (In Thousands)


Operations
Premiums, policy proceeds, and other
  considerations received, net of reinsurance paid                                $     279,055    $   1,158,497
Net investment income received                                                          453,000          470,113
Commission and expense allowances received on reinsurance ceded                         (76,234)          10,725
Benefits paid                                                                          (597,706)        (766,933)
Insurance expenses paid                                                                       -          (87,379)
Federal income taxes (paid) received                                                     (7,368)         (41,719)
Net other (expenses) revenues                                                            23,350            7,774
                                                                                  --------------   --------------
Net cash provided by operations                                                          74,097          751,078

Investments
Proceeds from sales, maturities, or repayments of investments:
  Bonds                                                                               6,410,635        6,569,984
  Stocks                                                                                      -              357
  Mortgage loans                                                                        239,479          180,517
  Other invested assets                                                                   2,643            6,190
  Miscellaneous proceeds                                                                 86,405                -
  Net tax on capital gains                                                                    -            2,375
                                                                                  --------------   --------------
Net proceeds from sales, maturities, or repayments of investments                     6,739,162        6,759,423

Cost of investments acquired:
  Bonds                                                                               6,509,956        7,668,436
  Preferred stocks                                                                          185              142
  Mortgage loans                                                                        249,957           23,347
  Real estate                                                                             2,708                -
  Other invested assets                                                                   5,599           11,911
  Miscellaneous applications                                                             56,243                -
                                                                                  --------------   --------------
Total cost of investments acquired                                                    6,824,648        7,703,836

Net increase (decrease)  in policy loans                                                 (1,309)             441
                                                                                  --------------   --------------
Net cash used in investment activities                                                   86,876         (944,854)

Financing and miscellaneous activities
Cash provided (used):
  Borrowed money                                                                         45,998          147,060
  Net deposits on deposit-type contract funds                                           (15,814)         (28,233)
  Other sources                                                                          11,954          (11,699)
                                                                                  --------------   --------------
Net cash provided by financing and miscellaneous activities                              42,138          107,128

Net change in cash and short-term investments                                            29,359          (86,648)
Cash and short-term investments:
  Beginning of year                                                                       9,116          102,848
                                                                                  --------------   --------------
  End of year                                                                     $      38,475    $      16,200
                                                                                  ==============   ==============

                                                                    EXHIBIT 99.6


                         Report of Independent Auditors


Board of Directors and Stockholder
United Life & Annuity Insurance Company

We have audited the accompanying statutory basis balance sheets of United Life & Annuity Insurance Company ("the Company" and a wholly owned subsidiary of ING
America Insurance Holdings, Inc.) as of December 31, 2002 and 2001, and the related statutory basis statements of operations, changes in capital and surplus, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As described in Note 1 to the financial statements, the Company presents its financial statements in conformity with accounting practices prescribed or permitted by the Insurance Department of the State of Iowa (Iowa Insurance Department), which practices differ from accounting principles generally accepted in the United States. The variances between such practices and accounting principles generally accepted in the United States are described in
Note 1. The effects on the financial statements of these variances are not reasonably determinable but are presumed to be material.

In our opinion, because of the effects of the matter described in the preceding paragraph, the financial statements referred to above do not present fairly, in conformity with accounting principles generally accepted in the United States, the financial position of United Life & Annuity Insurance Company at December 31, 2002 and 2001 or the results of its operations or its cash flows for the years then ended.

However, in our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of United Life & Annuity Insurance Company at December 31, 2002 and 2001, and the results of its operations and its cash flows for the years then ended, in conformity with accounting practices prescribed or permitted by the Iowa Insurance Department.

As discussed in Note 3 to the financial statements, in 2001 the Company changed various accounting policies to be in accordance with the revised NAIC Accounting Practices and Procedures Manual, as adopted by the Iowa Insurance Department.


                                                           /s/ Ernst & Young LLP

April 25, 2003

                     United Life & Annuity Insurance Company
                        Balance Sheets - Statutory Basis
--------------------------------------------------------------------------------

                                                                                            December 31
                                                                                       2002             2001
                                                                                  --------------   --------------
                                                                                           (In Thousands)


Admitted assets Cash and invested assets:
     Bonds                                                                        $     608,870    $     673,753
     Common stocks                                                                           10              145
     Subsidiary                                                                              25               25
     Mortgage loans                                                                      34,829           31,004
     Real estate, properties held for sale                                                    -               37
     Policy loans                                                                           933            1,028
     Other invested assets                                                               13,908            8,323
     Cash and short-term investments                                                     14,741           18,299
                                                                                  --------------   --------------
Total cash and invested assets                                                          673,316          732,614

Deferred and uncollected premiums                                                           (30)               -
Accrued investment income                                                                 8,523           10,002
Reinsurance balances recoverable                                                            112                -
Indebtedness from related parties                                                             -               19
Federal income tax recoverable, including a deferred
   tax asset of $5,385                                                                    6,791            4,761
Separate account assets                                                                  64,410          103,520
Other assets                                                                                375              117
                                                                                  --------------   --------------
Total admitted assets                                                             $     753,497    $     851,033
                                                                                  ==============   ==============

                                        3

                     United Life & Annuity Insurance Company
                  Balance Sheets - Statutory Basis (continued)
--------------------------------------------------------------------------------

                                                                                            December 31
                                                                                       2002             2001
                                                                                  --------------   --------------
                                                                                           (In Thousands)
                                                                                       except share amounts)


Liabilities and capital and surplus
Liabilities:
  Policy and contract liabilities:
     Life and annuity reserves                                                    $     586,755    $     655,796
     Deposit type contracts                                                              14,926           16,982
     Unpaid claims                                                                           25                -
                                                                                  --------------   --------------
  Total policy and contract liabilities                                                 601,706          672,778

     Interest maintenance reserve                                                           188                -
     Accounts payable and accrued expenses                                                1,485            2,369
     Indebtedness to related parties                                                      1,634              926
     Asset valuation reserve                                                              5,743            8,652
     Other liabilities                                                                   (2,875)          (3,851)
     Separate account liabilities                                                        64,410          103,520
                                                                                  --------------   --------------
Total liabilities                                                                       672,291          784,394

Capital and surplus:
   Common stock: authorized - 4,200,528 shares of $2.00 par
     value, 4,200,528 issued and outstanding                                              8,401            8,401
   Additional paid-in capital                                                            41,241           41,241
   Unassigned surplus                                                                    31,564           16,997
                                                                                  --------------   --------------
Total capital and surplus                                                                81,206           66,639
                                                                                  --------------   --------------
Total liabilities and capital and surplus                                         $     753,497    $     851,033
                                                                                  ==============   ==============

See accompanying notes - statutory basis.

                     United Life & Annuity Insurance Company
                   Statements of Operations - Statutory Basis
--------------------------------------------------------------------------------

                                                                                      Year ended December 31
                                                                                       2002             2001
                                                                                  --------------   --------------
                                                                                           (In Thousands)


Premiums and other revenues:
   Life, annuity, and accident and health premiums                                $       1,228    $       2,205
   Policy proceeds and dividends left on deposit                                            205              217
   Net investment income                                                                 44,256           55,342
   Amortization of interest maintenance reserve                                           1,656              922
   Commissions, expense allowances and reserve adjustments
      on reinsurance ceded                                                                  502              643
   Other income                                                                           1,598            4,052
                                                                                  --------------   --------------
Total premiums and other revenues                                                 $      49,445    $      63,381
                                                                                  ---------------  --------------
Benefits paid or provided:
   Annuity benefits                                                                      20,309           25,765
   Surrender benefits                                                                   100,443          150,071
   Interest on policy or contract funds                                                     598           (2,997)
   Other benefits                                                                            25                -
   Life contract withdrawals                                                              1,170              596
   Decrease in life, annuity, and accident and health reserves                          (69,041)        (112,483)
   Net transfers from separate accounts                                                 (17,382)         (18,868)
                                                                                  --------------   --------------
Total benefits paid or provided                                                          36,122           42,084

Insurance expenses:
   Commissions                                                                              611              695
   General expenses                                                                       1,877            3,649
   Insurance taxes, licenses and fees, excluding federal
     income taxes                                                                          (536)             231
   Other                                                                                      4              655
                                                                                  --------------   --------------
Total insurance expenses                                                                  1,956            5,230
                                                                                  --------------   --------------
                                                                                         38,078           47,314
                                                                                  --------------   --------------

                                        5

                     United Life & Annuity Insurance Company
             Statements of Operations - Statutory Basis (continued)
--------------------------------------------------------------------------------

                                                                                      Year ended December 31
                                                                                       2002             2001
                                                                                  --------------   --------------
                                                                                           (In Thousands)


Gain from operations before federal income taxes and net
   realized capital (losses) gains
                                                                                  $      11,367    $      16,067
Federal income taxes                                                                     (5,786)           3,039
                                                                                  --------------   --------------
Gain from operations before net realized capital (losses) gains                          17,153           13,028
Net realized capital (losses) gains net of income taxes 2002 -
  ($3,926), 2001 - $0 and excluding net transfers to the
  interest maintenance reserve 2002- ($2,310); 2001- ($5,545)                            (5,602)             333
                                                                                  --------------   --------------
Net income                                                                        $      11,551    $      13,361
                                                                                  ==============   ==============

See accompanying notes - statutory basis.

                     United Life & Annuity Insurance Company
          Statements of Changes in Capital and Surplus-Statutory Basis
--------------------------------------------------------------------------------

                                                                                      Year ended December 31
                                                                                       2002             2001
                                                                                  --------------   --------------
                                                                                           (In Thousands)


Common stock:
   Balance at beginning and end of year                                           $       8,401    $       8,401
                                                                                  --------------   --------------
Additional paid-in capital:
   Balance at beginning and end of year                                                  41,241           41,241
                                                                                  --------------   --------------
Unassigned surplus:
   Balance at beginning of year                                                          16,997             (226)
   Net income                                                                            11,551           13,361
   Change in net unrealized capital gains or losses                                      (1,396)           1,927
   Change in nonadmitted assets                                                          (5,406)           7,268
   Change in asset valuation reserve                                                      2,909           (1,277)
   Change in net deferred income tax                                                      7,388             (505)
   Change in accounting principle, net of tax                                                 -            1,528
   Other adjustments                                                                       (479)          (5,079)
                                                                                  --------------   --------------
   Balance at end of year                                                                31,564           16,997
                                                                                  --------------   --------------
Total capital and surplus                                                         $      81,206    $      66,639
                                                                                  ==============   ==============

See accompanying notes - statutory basis.

                     United Life & Annuity Insurance Company
                   Statements of Cash Flows - Statutory Basis
--------------------------------------------------------------------------------

                                                                                      Year ended December 31
                                                                                       2002             2001
                                                                                  --------------   --------------
                                                                                           (In Thousands)


Operations
Premiums, policy proceeds, and other considerations received,
  net of reinsurance paid                                                         $       1,424    $         715
Net investment income received                                                           47,009           55,810
Commission and expense allowances received on reinsurance ceded                              27              643
Benefits paid                                                                          (125,136)        (173,108)
Net transfers from separate accounts                                                     19,650           21,767
Insurance expenses paid                                                                  (2,613)          (4,891)
Federal income taxes received (paid)                                                      1,697           (6,898)
Other revenues in excess of expenses                                                      1,252            1,593
                                                                                  --------------   --------------
Net cash used in operations                                                             (56,690)        (104,369)

Investments
Proceeds from sales, maturities, or repayments of investments:
   Bonds                                                                                697,696          509,231
   Common stocks                                                                              -              121
   Mortgage loans                                                                         3,117           10,319
   Real estate                                                                               53                -
   Other invested assets                                                                     82              139
   Net losses on cash & short term investments                                             (262)            (150)
   Miscellaneous proceeds                                                                   607             (296)
                                                                                  --------------   --------------
Net proceeds from sales, maturities, or repayment of investments                        701,293          519,364

Cost of investments acquired:
   Bonds                                                                                632,726          407,492
   Mortgage loans                                                                         7,078           13,140
   Real estate                                                                                -              280
   Other invested assets                                                                    229              528
   Miscellaneous applications                                                             9,273                -
                                                                                  --------------   --------------
Total cost of investments acquired                                                      649,306          421,440

Net decrease in policy loans                                                                 95              734
                                                                                  --------------   --------------
Net cash provided by investment activities                                        $      52,082    $      98,658


                     United Life & Annuity Insurance Company
             Statements of Cash Flows - Statutory Basis (continued)
--------------------------------------------------------------------------------

                                                                                      Year ended December 31
                                                                                       2002             2001
                                                                                  --------------   --------------
                                                                                           (In Thousands)


Financing and miscellaneous activities
Cash provided:
   Capital and surplus paid-in                                                    $           -    $       1,528
   Borrowed money                                                                             -                4
   Net deposits on deposit-type contract funds                                           (2,938)          (5,592)
   Other sources                                                                          3,988           16,762
                                                                                  --------------   --------------
Net cash provided by financing and miscellaneous activities                               1,050           12,702
                                                                                  --------------   --------------
Net (decrease) increase in cash and short-term investments                               (3,558)           6,991
Cash and short-term investments:
   Beginning of year                                                                     18,299           11,308
                                                                                  --------------   --------------
   End of year                                                                    $      14,741    $      18,299
                                                                                  ==============   ==============

See accompanying notes - statutory basis.

                     United Life & Annuity Insurance Company
                 Notes to Financial Statements - Statutory Basis
--------------------------------------------------------------------------------

1.   Nature of Operations and Significant Accounting Policies

     United Life & Annuity Insurance Company (the Company) is domiciled in Iowa and is a wholly owned subsidiary of ING America Insurance Holdings, Inc. ("ING AIH"). The primary insurance products offered by the Company are annuity related. The Company also offers life and health insurance products, however all life and health business is ceded to other insurers. The Company is presently licensed in 47 states, the District of Columbia and Puerto Rico.

     The preparation of financial statements of insurance companies requires management to make estimates and assumptions that affect amounts reported in the financial statements and accompanying notes. Such estimates and assumptions could change in the future as more information becomes known, which could impact the amounts reported and disclosed herein.

     Basis of Presentation

     The accompanying financial statements of the Company have been prepared in conformity with accounting practices prescribed or permitted by the Insurance Department of the State of Iowa (Iowa Insurance Department), which practices differ from accounting principles generally accepted in the United States ("GAAP"). The most significant variances from GAAP are as follows:

     Investments: Investments in bonds and mandatorily redeemable preferred stocks are reported at amortized cost or market value based on the National Association of Insurance Commissioners ("NAIC") rating; for GAAP, such fixed maturity investments are designated at purchase as held-to-maturity, trading or available-for-sale. Held-to-maturity investments are reported at amortized cost, and the remaining fixed maturity investments are reported at fair value with unrealized capital gains and losses reported in operations for those designated as trading and as a separate component of other comprehensive income in stockholder's equity for those designated as available-for-sale.

     Investments in real estate are reported net of related obligations rather than on a gross basis as under GAAP. Changes between depreciated cost and admitted asset investment amounts are credited or charged directly to unassigned surplus rather than income as would be required under GAAP.

                     United Life & Annuity Insurance Company
           Notes to Financial Statements - Statutory Basis (continued)
--------------------------------------------------------------------------------

1.   Nature of Operations and Significant Accounting Policies (continued)

     Basis of Presentation (continued)

     The Company invests in structured securities including mortgage-backed securities/collateralized mortgage obligations, asset-backed securities, collateralized debt obligations, and commercial mortgage-backed securities. For these structured securities, management compares the undiscounted cash flows to the carrying value. An other than temporary impairment is considered to have occurred when the undiscounted cash flows are less than the carrying value. For structured securities, when a negative yield results from a revaluation based on new prepayment assumptions (i.e., undiscounted cash flows are less than current book value), an other than temporary impairment is considered to have occurred and the asset is written down to the value of the undiscounted cash flows. For GAAP, assets are re-evaluated based on the discounted cash flows using a current market rate. Impairments are recognized when there has been an adverse change in cash flows and the fair value is less than book. The asset is then written down to fair value.

     When a decline in fair value is determined to be other than temporary, the individual security is written down to fair value and the loss accounted for as a realized loss.

     Valuation Reserves: The asset valuation reserve ("AVR") is determined by an NAIC-prescribed formula and is reported as a liability rather than as a valuation allowance or an appropriation of surplus. The change in AVR is reported directly to unassigned surplus.

     Under a formula prescribed by the NAIC, the Company defers the portion of realized gains and losses on sales of fixed-income investments, principally bonds and mortgage loans, attributable to changes in the general level of interest rates and amortizes those deferrals over the remaining period to maturity based on groupings of individual securities sold in five-year bands. The net deferral is reported as the interest maintenance reserve
     (IMR) in the accompanying balance sheets.

     Realized gains and losses on investments are reported in operations net of federal income tax and transfers to the IMR. Under GAAP, realized capital gains and losses are reported in the statements of operations on a pretax basis in the period that the asset giving rise to the gain or loss is sold and valuation allowances are provided when there has been a decline in value deemed other than temporary, in which case the provision for such declines is charged to income.

     Valuation allowances, if necessary, are established for mortgage loans based on the difference between the net value of the collateral, determined as the fair value of the collateral less estimated costs to obtain and sell, and the recorded investment in the mortgage loan. Under GAAP, such allowances are based on the present value of expected future cash flows discounted at the loan's effective interest rate or, if foreclosure is probable, on the estimated fair value of the collateral.

                     United Life & Annuity Insurance Company
           Notes to Financial Statements - Statutory Basis (continued)
--------------------------------------------------------------------------------

1.   Nature of Operations and Significant Accounting Policies (continued)

     Basis of Presentation (continued)

     The initial valuation allowance and subsequent changes in the allowance for mortgage loans as a result of a temporary impairment are charged or credited directly to unassigned surplus, rather than being included as a component of earnings as would be required under GAAP.

     Policy Acquisition Costs: The costs of acquiring and renewing business are expensed when incurred. Under GAAP, acquisition costs related to traditional life insurance, to the extent recoverable from future policy revenues, are deferred and amortized over the premium-paying period of the related policies using assumptions consistent with those used in computing policy benefit reserves. For universal life insurance and investment products, to the extent recoverable from future gross profits, acquisition costs are amortized generally in proportion to the present value of expected gross margins from surrender charges and investment, mortality, and expense margins.

     Premiums: Life premiums are recognized as revenue when due. Premiums for annuity policies with mortality and morbidity risk, except for guaranteed interest and group annuity contracts, are also recognized as revenue when due. Premiums received for annuity policies without mortality or morbidity risk and for guaranteed interest and group annuity contracts are recorded using deposit accounting.

     Under GAAP, premiums for traditional life insurance products, which include those products with fixed and guaranteed premiums and benefits and consist primarily of whole life insurance policies, are recognized as revenue when due. Group insurance premiums are recognized as premium revenue over the time period to which the premiums relate. Revenues for universal life, annuities and guaranteed interest contracts consist of policy charges for the cost of insurance, policy administration charges, amortization of policy initiation fees and surrender charges assessed during the period.

     Benefit and Contract Reserves: Life policy and contract reserves under statutory accounting practices are calculated based upon both the net level premium and Commissioners' Reserve Valuation methods using statutory rates for mortality and interest. GAAP requires that policy reserves for traditional products be based upon the net level premium method utilizing reasonably conservative estimates of mortality, interest, and withdrawals prevailing when the policies were sold. For interest-sensitive products, the GAAP policy reserve is equal to the policy fund balance plus an unearned revenue reserve which reflects the unamortized balance of early year policy loads over renewal year policy loads.

                     United Life & Annuity Insurance Company
           Notes to Financial Statements - Statutory Basis (continued)
--------------------------------------------------------------------------------

1.   Nature of Operations and Significant Accounting Policies (continued)

     Basis of Presentation (continued)

     Reinsurance: For business ceded to unauthorized reinsurers, statutory accounting practices require that reinsurance credits permitted by the
     treaty  be  recorded  as  an  offsetting   liability  and  charged  against
     unassigned surplus. Under GAAP, an allowance for amounts deemed uncollectible would be established through a charge to earnings. Statutory income recognized on certain reinsurance treaties representing financing arrangements is not recognized on a GAAP basis.

     Policy and contract liabilities ceded to reinsurers have been reported as reductions of the related reserves rather than as assets as required under GAAP.

     Commissions allowed by reinsurers on business ceded are reported as income when received rather than being deferred and amortized with deferred policy acquisition costs as required under GAAP.

     Subsidiary: The accounts and operations of the Company's subsidiary are not consolidated with the accounts and operations of the Company as would be required under GAAP.

     Nonadmitted Assets: Certain assets designated as "nonadmitted," principally deferred federal income tax assets, disallowed interest maintenance reserves, non-operating software, past-due agents' balances, furniture and equipment, intangible assets, and other assets not specifically identified as an admitted asset within the Accounting Practices and Procedures Manual are excluded from the accompanying balance sheets and are charged directly to unassigned surplus. Under GAAP, such assets are included in the balance sheet.

     Universal Life and Annuity Policies: Revenues for universal life and annuity policies consist of the entire premium received and benefits incurred represent the total of death benefits paid and the change in policy reserves. Under GAAP, premiums received in excess of policy charges would not be recognized as premium revenue and benefits would represent the excess of benefits paid over the policy account value and interest credited to the account values.

                     United Life & Annuity Insurance Company
           Notes to Financial Statements - Statutory Basis (continued)
--------------------------------------------------------------------------------

1.   Nature of Operations and Significant Accounting Policies (continued)

     Basis of Presentation (continued)

     Deferred Income Taxes Deferred tax assets are provided for and admitted to an amount determined under a standard formula. This formula considers the amount of differences that will reverse in the subsequent year, taxes paid in prior years that could be recovered through carrybacks, surplus limits and the amount of deferred tax liabilities available for offset. Any deferred tax assets not covered under the formula are non-admitted.
     Deferred taxes do not include any amounts for state taxes. Under GAAP, a deferred tax asset is recorded for the amount of gross deferred tax assets that are expected to be realized in future years and a valuation allowance is established for the portion that is not realizable.

     Statements of Cash Flows: Cash and short-term investments in the statements of cash flows represent cash balances and investments with initial maturities of one year or less. Under GAAP, the corresponding caption of cash and cash equivalents include cash balances and investments with initial maturities of three months or less.

     Reconciliation to GAAP

     The effects of the preceding variances from GAAP on the accompanying statutory basis financial statements have not been determined, but are presumed to be material.

     Other significant accounting practices are as follows:

     Investments

     Bonds,   preferred  stocks,  common  stocks,   short-term  investments  and
     derivative instruments are stated at values prescribed by the NAIC, as follows:

          Bonds not backed by other loans are principally stated at amortized cost using the interest method.

          Single class and multi-class mortgage-backed/asset-backed securities are valued at amortized cost using the interest method including anticipated prepayments. Prepayment assumptions are obtained from dealer surveys or internal estimates and are based on the current interest rate and economic environment. The retrospective adjustment method is used to value all such securities except for higher-risk asset backed securities, which are valued using the prospective method.

          Common stocks are reported at market value as determined by the SVO and the related unrealized capital gains/(losses) are reported in unassigned surplus along with adjustment for federal income taxes.

                     United Life & Annuity Insurance Company
           Notes to Financial Statements - Statutory Basis (continued)
--------------------------------------------------------------------------------

1.   Nature of Operations and Significant Accounting Policies (continued)

     Investments (continued)

          The Company analyzes the general account investments to determine whether there has been an other than temporary decline in fair value below the amortized cost basis. Management considers the length of the time and the extent to which the market value has been less than cost; the financial condition and near-term prospects of the issuer; future economic conditions and market forecasts; and the Company's intent and ability to retain the investment in the issuer for a period of time sufficient to allow for recovery in market value. If it is probable that all amount due according to the contractual terms of a debt security will not be collected, an other than temporary impairment is considered to have occurred.

          In addition, the Company invests in structured securities including mortgage-backed securities/collateralized mortgage obligations, asset-backed securities, collateralized debt obligations, and commercial mortgage-backed securities. For these structured securities, management compares the undiscounted cash flows to the carrying value. An other than temporary impairment is considered to have occurred when the undiscounted cash flows are less than the carrying value.

          When a decline in fair value is determined to be other than temporary, the individual security is written down to fair value and the loss accounted for as a realized loss.

          The Company's noninsurance subsidiary is carried at cost.

          Mortgage loans are reported at amortized cost, less allowance for impairments.

          Policy loans are reported at unpaid principal balances.

          Real  estate  is  reported  at  depreciated   cost.   Depreciation  is
          calculated on a straight-line basis over the estimated useful lives of the properties.

          Short-term investments are reported at amortized cost. Short-term investments include investments with maturities of less than one year at the date of acquisition.

          Other invested assets are reported at amortized cost using the effective interest method. Other invested assets primarily consist of joint ventures and partnership interests.

          Realized capital gains and losses are determined using the specific identification basis.

                     United Life & Annuity Insurance Company
           Notes to Financial Statements - Statutory Basis (continued)
--------------------------------------------------------------------------------

1.   Nature of Operations and Significant Accounting Policies (continued)

     Aggregate Reserve for Life Policies and Contracts

     Life, annuity, and accident and health reserves are developed by actuarial methods and are determined based on published tables using statutorily specified interest rates and valuation methods that will provide, in the aggregate, reserves that are greater than or equal to the minimum or guaranteed policy cash value or the amounts required by law. Interest rates range from 3.00% to 10.00%.

     The Company waives the deduction of deferred fractional premiums upon the death of the insured. It is the Company's practice to return a pro rata portion of any premium paid beyond the policy month of death, although it is not contractually required to do so for certain issues.

     The methods used in valuation of substandard policies are as follows:

          For life, endowment and term policies issued substandard, the standard reserve during the premium-paying period is increased by 50% of the gross annual extra premium. Standard reserves are held on Paid-Up Limited Pay contracts.

          For reinsurance accepted with table rating, the reserve established is a multiple of the standard reserve corresponding to the table rating.

     For reinsurance with flat extra premiums, the standard reserve is increased by 50% of the flat extra.

     The tabular interest has been determined from the basic data for the calculation of policy reserves for all direct ordinary life insurance and for the portion of group life insurance classified as group Section 79. The tabular interest of funds not involving life contingencies is calculated as the current year reserves, plus payments, less prior year reserves, less funds added.

     Reinsurance

     Reinsurance premiums, commissions, expense reimbursements, and reserves related to reinsured business are accounted for on bases consistent with those used in accounting for the original policies issued and the terms of the reinsurance contracts. Reserves are based on the terms of the reinsurance contract and are consistent with the risks assumed. Premiums and benefits ceded to other companies have been reported as a reduction of premium revenue and benefits expense. Amounts applicable to reinsurance ceded for reserves and unpaid claim liabilities have been reported as reductions of these items, and expense allowances received in connection with reinsurance ceded have been reflected in operations.

                     United Life & Annuity Insurance Company
           Notes to Financial Statements - Statutory Basis (continued)
--------------------------------------------------------------------------------

1.   Nature of Operations and Significant Accounting Policies (continued)

     Nonadmitted Assets

     Nonadmitted assets are summarized as follows:

                                                                                            December 31
                                                                                       2002             2001
                                                                                  --------------   --------------
                                                                                           (In Thousands)
                                                                                       except share amounts)


     Deferred federal income taxes                                                $      12,176    $       5,639
     Agents' debit balances                                                                  22               37
     Disallowed Interest Maintenance Reserves                                                 -              466
     Other                                                                                  180              830
                                                                                  --------------   --------------
     Total nonadmitted assets                                                     $      12,378    $       6,972
                                                                                  ==============   ==============

     Changes in nonadmitted assets are generally reported directly in surplus as an increase or decrease in nonadmitted assets. Certain changes are reported directly in surplus as a change in unrealized capital gains or losses.

     Claims and Claims Adjustment Expenses

     Claims expenses represent the estimated ultimate net cost of all reported and unreported claims incurred through December 31, 2002. The Company does not discount claims and claims adjustment expense reserves. Such estimates are based on actuarial projections applied to historical claims payment data. Such liabilities are considered to be reasonable and adequate to discharge the Company's obligations for claims incurred but unpaid as of December 31, 2002.

     Cash Flow Information

     Cash and short-term investments include cash on hand, demand deposits and short-term fixed maturity instruments (with a maturity of less than one year at date of acquisition).

     The Company borrowed $91,220,000 and repaid $91,220,000 in 2002 and borrowed $28,650,000 and repaid $28,650,000 during 2001. These borrowings were on a short-term basis, at an interest rate that approximated current money market rates and exclude borrowings from reverse dollar repurchase transactions. Interest paid on borrowed money was $13,000 and $14,000 during 2002 and 2001, respectively.

                     United Life & Annuity Insurance Company
           Notes to Financial Statements - Statutory Basis (continued)
--------------------------------------------------------------------------------

1.   Nature of Operations and Significant Accounting Policies (continued)

     Separate Accounts

     Separate account assets and liabilities held by the Company represent funds held for the benefit of the Company's variable annuity policy and contract holders who bear all of the investment risk associated with the policies. Such policies are of a non-guaranteed nature. All net investment experience, positive or negative, is attributed to the policy and contract holders' account values. The assets and liabilities of these accounts are carried at fair value.

     Reserves related to the Company's mortality risk associated with these policies are included in annuity reserves. The operations of the separate accounts are not included in the accompanying statements of operations.

     Reclassifications

     Certain prior year amounts in the Company's statutory basis financial statements have been reclassified to conform to the 2002 financial statement presentation.


2.   Permitted Statutory Basis Accounting Practices

     The  financial  statements  of the  Company are  presented  on the basis of
     accounting   practices  prescribed  or  permitted  by  the  Iowa  Insurance
     Department. The Iowa Insurance Department recognizes only statutory accounting practices prescribed or permitted by the State of Iowa for determining and reporting the financial condition and results of operations of an insurance company, for determining its solvency under the Iowa Insurance Laws. The National Association of Insurance Commissioners' (NAIC) Accounting Practices and Procedures Manual has been adopted as a component of prescribed or permitted practices by the State of Iowa . The Commissioner of Insurance has the right to permit other specific practices that deviate from prescribed practices.

     The Company is required to identify those significant accounting practices that are permitted, and obtain written approval of the practices from the Iowa Department of Insurance. As of December 31, 2002 and 2001, the Company had no such permitted accounting practices.

                     United Life & Annuity Insurance Company
           Notes to Financial Statements - Statutory Basis (continued)
--------------------------------------------------------------------------------

3.   Accounting Changes and Corrections of Errors

     The Company prepares its statutory financial statements in conformity with accounting practices prescribed or permitted by the State of Iowa.
     Effective January 1, 2001, the State of Iowa required that insurance companies domiciled in the State of Iowa prepare their statutory basis financial statements in accordance with the NAIC Accounting Practices and Procedures Manual subject to any deviations prescribed or permitted by the State of Iowa insurance commissioner.

     Accounting changes adopted to conform to the provisions of the NAIC Accounting Practices and Procedures Manual are reported as changes in accounting principles. The cumulative effect of changes in accounting principles is reported as an adjustment to unassigned surplus in the period of the change in accounting principle. The cumulative effect is the difference between the amount of capital and surplus at the beginning of the year and the amount of capital and surplus that would have been reported at that date if the new accounting principles had been applied retroactively for all prior periods.

     As a result of these changes,  the Company  reported a change of accounting
     principle,   as  an  adjustment  that  increased   unassigned  surplus,  by
     $1,528,000 as of January 1, 2001.

                     United Life & Annuity Insurance Company
           Notes to Financial Statements - Statutory Basis (continued)
--------------------------------------------------------------------------------

4.   Investments

     The amortized cost and fair value of bonds and equity securities are as follows:


                                                                                                  Gross       Gross
                                                                                  Amortized    Unrealized   Unrealized     Fair
                                                                                     Cost         Gains       Losses       Value
                                                                                  ----------   ----------   ----------   ----------
                                                                                                   (In Thousands)


     At December 31, 2002:
     U.S. Treasury securities and obligations of U.S. government
       corporations and agencies                                                  $ 112,154    $   3,593    $       -    $ 115,747
     States, municipalities, and political subdivisions                                 452           39            -          491
     Public utilities securities                                                     22,776          853          780       22,849
     Corporate securities                                                           288,160       12,781        1,452      299,489
     Mortgage-backed securities                                                     128,750        6,063        1,149      133,664
     Other structured securities                                                     32,357          330        6,202       26,485
     Commercial mortgage-backed securities                                           24,221        1,465           62       25,624
                                                                                  ----------   ----------   ----------   ----------
     Total fixed maturities                                                         608,870       25,124        9,645      624,349
     Common stocks                                                                       20            8           18           10
                                                                                  ----------   ----------   ----------   ----------
     Total equity securities                                                             20            8           18           10
                                                                                  ----------   ----------   ----------   ----------
     Total                                                                        $ 608,890    $  25,132    $   9,663    $ 624,359
                                                                                  ==========   ==========   ==========   ==========



     At December 31, 2001:
     U.S. Treasury securities and obligations of U.S. government
       corporations and agencies                                                  $  83,712    $   1,013    $     662    $  84,063
     States, municipalities, and political subdivisions                                 430           22            -          452
     Public utilities securities                                                      1,392           58            -        1,450
     Corporate securities                                                           336,745       10,010        4,478      342,277
     Mortgage-backed securities                                                     184,916        6,257        2,031      189,142
     Other structured securities                                                     43,242          370        6,608       37,004
     Commercial mortgage-backed securities                                           23,381          211        1,815       21,777
                                                                                  ----------   ----------   ----------   ----------
     Total fixed maturities                                                         673,818       17,941       15,594      676,165
     Common stocks                                                                       67          120           42          145
                                                                                  ----------   ----------   ----------   ----------
     Total equity securities                                                             67          120           42          145
                                                                                  ----------   ----------   ----------   ----------
     Total                                                                        $ 673,885    $  18,061    $  15,636    $ 676,310
                                                                                  ==========   ==========   ==========   ==========

                     United Life & Annuity Insurance Company
           Notes to Financial Statements - Statutory Basis (continued)
--------------------------------------------------------------------------------

4.   Investments (continued)

     The amortized cost and fair value of investments in bonds at December 31, 2002, by contractual maturity, are shown below. Expected maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.


                                                                                    Amortized           Fair
                                                                                       Cost             Value
                                                                                  --------------   --------------
                                                                                          (In Thousands)

     December 31, 2002
     Maturity:
       Due in 1 year or less                                                      $      45,649    $      46,347
       Due after 1 year through 5 years                                                 176,154          184,182
       Due after 5 years through 10 years                                               138,555          143,770
       Due after 10 years                                                                63,184           64,277
                                                                                  --------------   --------------
                                                                                        423,542          438,576
     Mortgage-backed securities                                                         128,750          133,664
     Other structured securities                                                         32,357           26,485
     Commercial mortgage-backed securities                                               24,221           25,624
                                                                                  --------------   --------------
     Total                                                                        $     608,870    $     624,349
                                                                                  ==============   ==============

     At December 31, 2002, investments in certificates of deposit and bonds, with an admitted asset value of $23,570,000, were on deposit with state insurance departments to satisfy regulatory requirements.

     Reconciliation of bonds from amortized cost to carrying value as of December 31, 2002 and 2001 is as follows:

                                                                                            December 31
                                                                                       2002             2001
                                                                                  --------------   --------------
                                                                                           (In Thousands)


     Amortized cost                                                               $     608,870    $     673,818
     Less nonadmitted bonds                                                                   -               65
                                                                                  --------------   --------------
     Carrying value                                                               $     608,870    $     673,753
                                                                                  ==============   ==============

     Proceeds from the sales of investments in bonds and other fixed maturity interest securities were $578,426,000 and $340,168,000 in 2002 and 2001, respectively. Gross gains of $14,407,000 and $9,174,000 and gross losses of $12,961,000 and $4,778,000 during 2002 and 2001, respectively, were realized on those sales. A portion of the gains realized in 2002 and 2001 has been deferred to future periods in the interest maintenance reserve.

                     United Life & Annuity Insurance Company
           Notes to Financial Statements - Statutory Basis (continued)
--------------------------------------------------------------------------------

4.   Investments (continued)

     Major categories of net investment income are summarized as follows:

                                                                                            December 31
                                                                                       2002             2001
                                                                                  --------------   --------------
                                                                                           (In Thousands)


     Income:
       Bonds                                                                      $      42,754    $      53,574
       Mortgage loans                                                                     2,617            2,683
       Policy loans                                                                          27                7
       Company-occupied property                                                              -               40
       Other                                                                                635              979
                                                                                  --------------   --------------
     Total investment income                                                             46,033           57,283

     Investment expenses                                                                  1,777            1,941
                                                                                  --------------   --------------
     Net investment income                                                        $      44,256    $      55,342
                                                                                  ==============   ==============

     As part of its overall investment strategy, the Company has entered into agreements to purchase securities as follows:

                                                                                            December 31
                                                                                       2002             2001
                                                                                  --------------   --------------
                                                                                           (In Thousands)


     Investment purchase commitments                                              $         558    $       3,182
                                                                                  ==============   ==============


     The maximum and minimum lending rates for long-term mortgage loans during 2002 were 7.13% and 3.04%. Fire insurance is required on all properties covered by mortgage loans and must at least equal the excess of the loan over the maximum loan which would be permitted by law on the land without the buildings.

     The maximum percentage of any loan to the value of collateral at the time of the loan, exclusive of insured or guaranteed or purchase money mortgages, was 57.0% on commercial properties. As of December 31, 2002, the Company held no mortgages with interest more than 180 days overdue.

                     United Life & Annuity Insurance Company
           Notes to Financial Statements - Statutory Basis (continued)
--------------------------------------------------------------------------------

5.   Concentrations of Credit Risk

     The Company held less-than-investment-grade bonds with an aggregate book value of $40,723,000 and $65,103,000 and with an aggregate market value of $40,582,000 and $60,181,000 at December 31, 2002 and 2001, respectively.
     Those holdings amounted to 6.69% of the Company's investments in bonds and 5.40% of total admitted assets at December 31, 2002. The holdings of less-than-investment-grade bonds are widely diversified and of satisfactory quality based on the Company's investment policies and credit standards.

     The Company held unrated bonds of $17,624,000 and $17,683,000 with an aggregate NAIC market value of $17,726,000 and $17,206,000 at December 31, 2002 and 2001, respectively. The carrying value of these holdings amounted to 2.89% of the Company's investment in bonds and 2.34% of the Company's total admitted assets at December 31, 2002.

     At December 31, 2002, the Company's commercial mortgages involved a concentration of properties located in California (50%) and Pennsylvania (14%). The remaining commercial mortgages relate to properties located in 10 other states. The portfolio is well diversified; covering many different types of income-producing properties on which the Company has first mortgage liens. The maximum mortgage outstanding on any individual property is $6,430,000.

                     United Life & Annuity Insurance Company
           Notes to Financial Statements - Statutory Basis (continued)
--------------------------------------------------------------------------------

6.   Annuity Reserves

     At December 31, 2002 and 2001, the Company's annuity reserves, including those held in separate accounts and deposit fund liabilities that are subject to discretionary withdrawal with adjustment, subject to discretionary withdrawal without adjustment, and not subject to discretionary withdrawal provisions are summarized as follows:



                                                                                         December 31, 2002
                                                                                      Amount           Percent
                                                                                  --------------   --------------
                                                                                           (In Thousands)


     Subject to discretionary withdrawal (with adjustment):
       With market value adjustment                                               $         890           - %
       At book value less surrender charge                                               94,326          14
       At fair value                                                                     61,499           9
                                                                                  --------------   --------------
     Subtotal                                                                           156,715          23
     Subject to discretionary withdrawal (without adjustment)
       at book value with minimal or no charge or adjustment                            482,267          73
     Not subject to discretionary withdrawal                                             25,543           4
                                                                                  --------------   --------------
     Total annuity reserves and deposit fund liabilities
       before reinsurance                                                               664,525         100 %
                                                                                                   ==============
     Less reinsurance ceded                                                               1,925
                                                                                  --------------
     Net annuity reserves and deposit fund liabilities                            $     662,600
                                                                                  ==============



                                                                                         December 31, 2001
                                                                                      Amount           Percent
                                                                                  --------------   --------------
                                                                                           (In Thousands)
     Subject to discretionary withdrawal (with adjustment):
       With market value adjustment                                               $         701           - %
       At book value less surrender charge                                              130,812          17
       At fair value                                                                     98,449          13
                                                                                  --------------   --------------
     Subtotal                                                                           229,962          30
     Subject to discretionary withdrawal (without adjustment)
       at book value with minimal or no charge or adjustment                            515,134          66
     Not subject to discretionary withdrawal                                             28,311           4
                                                                                  --------------   --------------
     Total annuity reserves and deposit fund liabilities
        before reinsurance                                                              773,407         100 %
                                                                                                   ==============
        Less reinsurance ceded                                                            2,391
                                                                                  --------------
     Net annuity reserves and deposit fund liabilities                            $     771,016
                                                                                  ==============

                     United Life & Annuity Insurance Company
           Notes to Financial Statements - Statutory Basis (continued)
--------------------------------------------------------------------------------

7.   Separate Accounts

     Most separate account assets and liabilities held by the Company represent funds held for the benefit of the Company's variable life and annuity policy and contract holders who bear all the investment risk associated with the policies. Such policies are of a non-guaranteed nature. All net investment experience, positive or negative, is attributed to the policy and contract holders' account values. The assets of these accounts are carried at fair value.

     Premiums, deposits, and other considerations received for the years ended December 31, 2002 and 2001 were $408,000 and $1,022,000, respectively.

     A reconciliation of the amounts transferred to and from the separate accounts is presented below:

                                                                                            December 31
                                                                                       2002             2001
                                                                                  --------------   --------------
                                                                                           (In Thousands)


     Transfers as reported in the summary of operations
       of the Separate Accounts Statement:
         Transfers to separate accounts                                           $         408    $       1,022
         Transfers from separate accounts                                                17,790           19,908
                                                                                  --------------   --------------
     Net transfers from separate accounts                                               (17,382)         (18,886)

     Reconciling adjustments:
       Miscellaneous transfers                                                                -               18
                                                                                  --------------   --------------
     Transfers as reported in the Statement of Operations                         $     (17,382)   $     (18,868)
                                                                                  ==============   ==============
     Reserves for separate accounts by withdrawal characteristics:

       Subject to discretionary withdrawal:
         With market value adjustment                                             $           -    $           -
         At book value without market value adjustment less current
           surrender charge of 5% or more                                                     -                -
         At market value                                                                 61,500           98,450
         At book value without market value adjustment less current
           surrender charge of less than 5%                                                   -                -
                                                                                  --------------   --------------
     Subtotal                                                                            61,500           98,450

     Not subject to discretionary withdrawal                                                  -                -
                                                                                  --------------   --------------
     Total separate account liabilities                                           $      61,500    $      98,450
                                                                                  ==============   ==============

                     United Life & Annuity Insurance Company
           Notes to Financial Statements - Statutory Basis (continued)
--------------------------------------------------------------------------------

8.   Reinsurance

     The Company is involved in ceded reinsurance with other companies for the purpose of diversifying risk and limiting exposure on larger risks. To the extent that the assuming companies become unable to meet their obligations under these treaties, the Company remains contingently liable to its policyholders for the portion reinsured. To minimize its exposure to significant losses from retrocessionaire insolvencies, the Company evaluates the financial condition of the retrocessionaire and monitors concentrations of credit risk.

     The Company's ceded reinsurance arrangements reduced certain items in the accompanying financial statements by the following amounts:

                                                                                            December 31
                                                                                       2002             2001
                                                                                  --------------   --------------
                                                                                           (In Thousands)


     Premiums                                                                     $       2,832    $       3,090
     Benefits paid or provided                                                            6,101            6,440
     Policy and contract liabilities at year end                                         91,095           92,451



9.   Federal Income Taxes

     The Company files a separate Federal income tax return.

     Significant components of income taxes incurred as of December 31 are:

                                                                                            December 31
                                                                                       2002             2001
                                                                                  --------------   --------------
                                                                                           (In Thousands)


     Current income taxes incurred for the year ended December 31, consist of the following major components:
         Federal tax on operations                                                $      (5,786)   $       3,039
         Federal tax on capital gains                                                     3,926                -
         Capital loss on carryovers utilized                                               (675)               -
                                                                                  --------------   --------------
     Total current taxes incurred                                                 $      (2,535)   $       3,039
                                                                                  ==============   ==============

                     United Life & Annuity Insurance Company
           Notes to Financial Statements - Statutory Basis (continued)
--------------------------------------------------------------------------------

9.   Federal Income Taxes (continued)

     The components of deferred tax assets and deferred tax liabilities as of December 31 are as follows:

                                                                                            December 31
                                                                                       2002             2001
                                                                                  --------------   --------------
                                                                                           (In Thousands)


     Deferred tax assets resulting from book/tax differences in:
       Deferred acquisition costs                                                 $       1,096    $       1,304
       Insurance reserves                                                                   113            1,324
       Investments                                                                        3,270                -
       Capital loss carry forward                                                         3,445            6,282
       Present value of insurance in force                                                8,751                -
       Unrealized loss on investments                                                     1,019                5
       Other                                                                                725              538
                                                                                  --------------   --------------
     Total deferred tax assets                                                           18,419            9,453

     Deferred tax assets nonadmitted                                                     12,175            5,640
                                                                                  --------------   --------------
     Admitted deferred tax assets                                                 $       6,244    $       3,813
                                                                                  ==============   ==============
     Deferred tax liabilities resulting from book/tax differences in:
       Investments                                                                $         725    $         295
       Other                                                                                134                -
                                                                                  --------------   --------------
     Total deferred tax liabilities                                                         859              295
                                                                                  --------------   --------------
     Net admitted deferred tax asset                                              $       5,385    $       3,518
                                                                                  ==============   ==============

     The change in net deferred income taxes is comprised of the following:


                                                                                                   December 31
                                                                                       2002             2001            Change
                                                                                  --------------   --------------   --------------
                                                                                                   (In Thousands)


     Total deferred tax assets                                                    $      18,419    $       9,453    $       8,966
     Total deferred tax liabilities                                                         859              295              564
                                                                                  --------------   --------------   --------------
     Net deferred tax asset                                                       $      17,560    $       9,158            8,402
                                                                                  ==============   ==============
     Tax effect of items in surplus:
       Nonadmitted assets                                                                                                     241
       Unrealized losses                                                                                                   (1,014)
                                                                                                                    --------------
     Change in net deferred income tax                                                                              $       7,629
                                                                                                                    ==============

                     United Life & Annuity Insurance Company
           Notes to Financial Statements - Statutory Basis (continued)
--------------------------------------------------------------------------------

9.   Federal Income Taxes (continued)

     The provision for federal income taxes expense and change in deferred taxes differs from the amount obtained by applying the statutory Federal income tax rate to income (including capital losses) before income taxes for the following reasons:



                                                                                    Year ended
                                                                                    December 31,
                                                                                        2002
                                                                                  --------------
     Ordinary income                                                              $      11,367
     Capital gains                                                                          634
                                                                                  --------------
     Total pre-tax book income                                                    $      12,001
                                                                                  ==============
     Provision computed at statutory rate                                         $       4,200
     Refinement of deferred tax balances                                                (14,813)
     Interest maintenance reserve                                                          (579)
     Other                                                                                1,028
                                                                                  --------------
     Total                                                                        $     (10,164)
                                                                                  ==============

     Federal income taxes incurred                                                $      (2,535)
     Change in net deferred income taxes                                                 (7,629)
                                                                                  --------------
     Total statutory income taxes                                                 $     (10,164)
                                                                                  ==============

     The amount of federal income taxes incurred that will be available for recoupment in the event of future net losses is $1,285,000 and $1,366,000 from 2002 and 2001 respectively.

     The Company has a recoverable of $1,406,000 at December 31, 2002 and $3,976,000 at December 31, 2001 from the United States Treasury for federal income taxes.

     The Company has capital loss carry forwards, which expire as follows:

                       Expiration Year       Amount
                       ---------------  ----------------
                             2005       $     9,844,000

                     United Life & Annuity Insurance Company
           Notes to Financial Statements - Statutory Basis (continued)
--------------------------------------------------------------------------------

10.  Investment in and Advances to Subsidiaries

     The Company has one wholly owned noninsurance subsidiary at December 31, 2002, United Variable Services, Inc.

     Amounts invested in and advanced to the Company's subsidiary is summarized as follows:

                                                                                            December 31
                                                                                       2002             2001
                                                                                  --------------   --------------
                                                                                           (In Thousands)


     Common stock (cost-$25,000 in 2002 and 2001)                                 $          25    $          25
     (Payable) receivable from subsidiary                                                     -                -


11.  Capital and Surplus

     Under Iowa insurance regulations, the Company is required to maintain a minimum total capital and surplus of $7,806,000. Additionally, the amount of dividends which can be paid by the Company to its stockholder without prior approval of the Iowa Insurance Department is limited to the greater of 10% of statutory surplus or the statutory net gain from operations.

                     United Life & Annuity Insurance Company
           Notes to Financial Statements - Statutory Basis (continued)
--------------------------------------------------------------------------------

12.  Fair Values of Financial Instruments

     Life insurance liabilities that contain mortality risk and all nonfinancial instruments have been excluded from the disclosure requirements. However, the fair values of liabilities under all insurance contracts are taken into consideration in the Company's overall management of interest rate risk, such that the Company's exposure to changing interest rates is minimized through the matching of investment maturities with amounts due under insurance contracts. The carrying amounts and fair values of the Company's financial instruments are summarized as follows:



                                                                                                     December 31
                                                                                            2002                      2001
                                                                                  -----------------------   -----------------------
                                                                                   Carrying      Fair       Carrying       Fair
                                                                                    Amount       Value        Amount       Value
                                                                                  ----------   ----------   ----------   ----------
                                                                                                   (In Thousands)


     Assets:
       Bonds                                                                      $ 608,870    $ 624,349    $ 673,753    $ 676,101
       Unaffiliated common stocks                                                        10           10          145          145
       Mortgage loans                                                                34,829       39,729       31,004       29,900
       Policy loans                                                                     933          933        1,028        1,028
       Short-term investments                                                        14,450       14,450        4,000        4,000
       Cash                                                                             291          291       14,299       14,299
       Indebtedness from related parties                                                  -            -           19           19
       Separate account assets                                                       64,410       64,410      103,520      103,520
       Receivable for securities                                                      8,308        8,308          476          476

     Liabilities:
       Individual and group annuities                                               578,170      575,913      646,841      675,314
       Deposit type contract                                                         14,926       14,939       16,982       17,907
       Indebtedness to related parties                                                1,634        1,634          926          926
       Separate account liabilities                                                  64,410       64,410      103,520      103,520
       Payable for securities                                                             -            -        1,000        1,000


     The following methods and assumptions were used by the Company in estimating the fair value disclosures for financial instruments in the accompanying financial statements and notes thereto:

          Cash and short-term investments:  The carrying amounts reported in the
          accompanying   balance   sheets   for  these   financial   instruments
          approximate their fair values.

                     United Life & Annuity Insurance Company
           Notes to Financial Statements - Statutory Basis (continued)
--------------------------------------------------------------------------------

12.  Fair Values of Financial Instruments (continued)

          Fixed maturities and equity securities: The fair values for bonds and common stocks, reported herein, are based on quoted market prices, where available. For securities not actively traded, fair values are estimated using values obtained from independent pricing services or, in the case of private placements, collateralized mortgage obligations and other mortgage derivative investments, are estimated by discounting the expected future cash flows. The discount rates used vary as a function of factors such as yield, credit quality, and maturity, which fall within a range between 2% and 15% over the total portfolio. Fair values determined on this basis can differ from values published by the NAIC Securities Valuation Office. Market value as determined by the NAIC as of December 31, 2002 and 2001 is $611,948,000 and $676,788,000, respectively.

          Mortgage loans: Estimated market values for commercial real estate loans were generated using a discounted cash flow approach. Loans in good standing are discounted using interest rates determined by U.S. Treasury yields on December 31 and spreads applied on new loans with similar characteristics. The amortizing features of all loans are incorporated in the valuation. Where data on option features is available, option values are determined using a binomial valuation method, and are incorporated into the mortgage valuation. Restructured loans are valued in the same manner; however, these loans were discounted at a greater spread to reflect increased risk. All residential loans are valued at their outstanding principal balances, which approximate their fair values.

          Other investment-type insurance contracts: The fair values of the Company's deferred annuity contracts are estimated based on the cash surrender values. The carrying values of other policyholder liabilities, including immediate annuities, dividend accumulations, supplementary contracts without life contingencies, and premium deposits, approximate their fair values.

          The carrying value of all other financial instruments approximates their fair value.


13.  Commitments and Contingencies

     The Company is a party to threatened or pending lawsuits arising from the normal conduct of business. Due to the climate in insurance and business litigation, suits against the Company sometimes include claims for substantial compensatory, consequential or punitive damages and other types of relief. Moreover, certain claims are asserted as class actions, purporting to represent a group of similarly situated individuals. While it is not possible to forecast the outcome of pending lawsuits, in light of existing insurance, reinsurance and established reserves, it is the opinion of management that the disposition of such lawsuits will not have a materially adverse effect on the Company's operations or financial position.

                     United Life & Annuity Insurance Company
           Notes to Financial Statements - Statutory Basis (continued)
--------------------------------------------------------------------------------

14.  Financing Agreements

     The Company maintains a revolving loan agreement with SunTrust Bank, Atlanta (the "Bank"). Under this agreement, which expires July 31, 2003, the Company can borrow up to $75,000,000 from the Bank. Interest on any borrowing accrues at an annual rate equal to the cost of funds for the Bank for the period applicable for the advance plus 0.225% or a rate quoted by the Bank to the Company for the borrowing. Under this agreement, the Company incurred interest expense of $3,000 for the year ended December 31, 2002. At December 31, 2002, the Company had $0 payable to the Bank.

     The Company also maintains a revolving loan agreement with Bank of New York, New York (the "Bank"). Under this agreement, the Company can borrow up to $50,000,000 from the Bank. Interest on any of the Company borrowing accrues at an annual rate equal to: the cost of funds for the Bank for the period applicable for the advance plus 0.225% or a rate quoted by the Bank to the Company for the borrowing. Under this agreement, the Company incurred no interest expense for the year ended December 31, 2002. At December 31, 2002, the Company had $0 payable to the Bank.


15.  Related Party Transactions

     Affiliates

     Management and service contracts and all cost sharing arrangements with other affiliated ING US life insurance companies are allocated among companies in accordance with normal, generally accepted expense and cost allocation methods.

     Investment Management: The Company has entered into an investment advisory agreement and an administrative services agreement with ING Investment Management, LLC ("IIM") under which IIM provides the Company with investment management and asset liability management services. Total fees under this agreement were approximately $1,617,000 and $1,287,000 for the year ended December 31, 2002 and 2001, respectively.

     Inter-insurer Services Agreement: The Company has entered into a services agreement with certain of its affiliated insurance companies in the United States ("affiliated insurers") whereby the affiliated insurers provide certain administrative, management, professional, advisory, consulting and other services to each other. Net amounts paid under these agreements were $384,000 and $816,000 for the year ended December 31, 2002 and 2001, respectively.

                     United Life & Annuity Insurance Company
           Notes to Financial Statements - Statutory Basis (continued)
--------------------------------------------------------------------------------

15.  Related Party Transactions (continued)

     Reciprocal Loan Agreement: The Company has entered into a reciprocal or revolving loan agreement with ING America Insurance Holdings, Inc. ("ING AIH") a Delaware corporation and affiliate, to facilitate the handling of unusual and/or unanticipated short-term cash requirements. Under this agreement, which expires April 1, 2011, the Company and ING AIH can borrow up to $22,400,000 from one another. Interest on any borrowing is charged at the rate of ING AIH's cost of funds for the interest period plus 0.15%. Interest on any ING AIH borrowings is charged at the rate based on the prevailing interest rate of U.S. commercial paper available for purchase with a similar duration. Under this agreement, the company incurred interest expense of $10,000 and interest income of $40,000 for the year ended December 31, 2002. At December 31, 2002, the company had $0 payable to ING AIH and $0 receivable from ING AIH.


16.  Guaranty Fund Assessments

     Insurance companies are assessed the costs of funding the insolvencies of other insurance companies by the various state guaranty associations, generally based on the amount of premiums companies collect in that state.

     The Company accrues the cost of future guaranty fund assessments based on estimates of insurance company insolvencies provided by the National Organization of Life and Health Insurance Guaranty Associations (NOLHGA) and the amount of premiums written in each state. The Company reduces the accrual by credits allowed in some states to reduce future premium taxes by a portion of assessments in that state. The Company has estimated this liability to be $474,000 and $474,000 as of December 31, 2002 and 2001, respectively and has recorded a reserve. The Company has also recorded an asset of $351,000 and $95,000 as of December 31, 2002 and 2001,
     respectively, for future credits to premium taxes for assessments already paid.


17.  Regulatory Risk-Based Capital

     Life and health insurance companies are subject to certain Risk-Based Capital ("RBC") requirements as specified by the NAIC. Under those requirements, the amount of capital and surplus maintained by a life and health insurance company is to be determined based on the various risk factors related to it. At December 31, 2002, the Company meets the RBC requirements.

                     United Life & Annuity Insurance Company
           Notes to Financial Statements - Statutory Basis (continued)
--------------------------------------------------------------------------------

18.  Reconciliation to the Annual Statement

     Subsequent to the filing of the 2001 Annual Statement, the Company discovered adjustments that were recorded in the 2001 audited financial statement but not the 2001 Annual Statement. During 2002, the Company corrected these adjustments in its Summary of Operations in the 2002 Annual Statement. As a result, the differences below exist between the 2002 Annual Statement and the accompanying statutory basis financial statements:


                                                                                                    Capital and
                                                                                    Net Income         Surplus
                                                                                  --------------   --------------
                                                                                           (In Thousands)

     Amounts as reported in the 2002 Annual Statement                             $       8,817    $      82,852
     Capital gains tax                                                                   (1,935)               -
     Mortgage loan income                                                                   198                -
     Federal income taxes                                                                 4,471                -
     Asset valuation reserve                                                                  -           (1,646)
                                                                                  --------------   --------------
                                                                                  $      11,551    $      81,206
                                                                                  ==============   ==============

     At December 31, 2001, differences in amounts reported in the 2001 Annual Statement, as revised, and amounts in the accompanying statutory-basis financial statements are due to the following:


                                                                                                    Capital and
                                                                                    Net Income         Surplus
                                                                                  --------------   --------------
                                                                                           (In Thousands)

     Amounts as reported in the 2001 Annual Statement                             $      11,058    $      67,443
     Capital gains tax benefit                                                            1,935            1,935
     Mortgage loan income                                                                   368             (198)
     Deferred tax asset                                                                       -            1,930
     Federal income tax recoverable                                                           -           (4,471)
                                                                                  --------------   --------------
                                                                                  $      13,361    $      66,639
                                                                                  ==============   ==============

                                                                    Exhibit 99.7

                     United Life & Annuity Insurance Company
                         Balance Sheet - Statutory Basis
--------------------------------------------------------------------------------

                                                                                   September 30,
                                                                                       2003
                                                                                  --------------
                                                                                  (In Thousands)


Admitted assets
Cash and invested assets:
  Bonds                                                                           $     595,547
  Common stocks                                                                               2
  Subsidiaries                                                                               25
  Mortgage loans                                                                         38,032
  Policy loans                                                                              930
  Other invested assets                                                                  20,530
  Cash and short-term investments                                                         1,944
                                                                                  --------------
Total cash and invested assets                                                          657,010
Deferred and uncollected premiums                                                           (27)
Accrued investment income                                                                 7,021
Reinsurance balances recoverable                                                             53
Federal income tax recoverable                                                            1,709
Net deferred tax asset                                                                    2,805
Separate account assets                                                                  60,745
Other assets                                                                                 90
                                                                                  --------------
Total admitted assets                                                             $     729,406
                                                                                  ==============

Liabilities and capital and surplus
Liabilities:
  Policy and contract liabilities:
    Life and annuity reserves                                                           556,238
    Deposit type contracts                                                               13,959
                                                                                  --------------
  Total policy and contract liabilities                                                 570,197

  Accounts payable and accrued expenses                                                   1,434
  Indebtedness to related parties                                                         1,219
  Interest maintenance reserve                                                            5,262
  Asset valuation reserve                                                                 5,018
  Other liabilities                                                                      11,344
  Separate account liabilities                                                           60,745
                                                                                  --------------
Total liabilities                                                                       655,219

Capital and surplus:
  Common stock                                                                            8,401
  Additional paid-in capital                                                             41,241
  Unassigned surplus                                                                     24,545
                                                                                  --------------
Total capital and surplus                                                                74,187
                                                                                  --------------
Total liabilities and capital and surplus                                         $     729,406
                                                                                  ==============

                     United Life & Annuity Insurance Company
                   Statements of Operations - Statutory Basis
--------------------------------------------------------------------------------

                                                                                  Nine months ended September 30,
                                                                                       2003            2002
                                                                                  --------------  --------------
                                                                                          (In Thousands)


Premiums and other revenues:
  Life, annuity, and accident and health premiums                                 $       1,469   $       1,027
  Policy proceeds and dividends left on deposit                                             462             179
  Net investment income                                                                  26,962          33,648
  Amortization of interest maintenance reserve                                            1,498             990
  Commissions, expense allowances and reserve adjustments
    on reinsurance ceded                                                                    286             374
  Other income                                                                              887           2,064
                                                                                  --------------  --------------
Total premiums and other revenues                                                        31,564          38,282

Benefits paid or provided:
  Annuity benefits                                                                       15,542          16,562
  Surrender benefits                                                                     49,821          82,125
  Interest on policy or contract funds                                                       55             497
  Other benefits                                                                            (25)              -
  Life contract withdrawals                                                                 877             887
Change in life, annuity, and accident and health reserves                               (30,518)        (57,279)
Net transfers to separate accounts                                                      (10,229)        (13,329)
                                                                                  --------------  --------------
Total benefits paid or provided                                                          25,523          29,463

Insurance expenses:
  Commissions                                                                               426             443
  General expenses                                                                        1,940           1,556
  Insurance taxes, licenses and fees, excluding federal
    income taxes                                                                            337              43
                                                                                  --------------  --------------
Total insurance expenses                                                                  2,703           2,042
                                                                                  --------------  --------------
Gain (loss) from operations before federal income
  taxes and net realized capital losses                                                   3,338           6,777

Federal income taxes                                                                     (1,298)         (1,873)
                                                                                  --------------  --------------
Gain from operations before net realized capital losses                                   4,636           8,650

Net realized capital gains or (losses), net of income
  taxes 2003 - $0; 2002 - $1,992 and excluding net transfers
  to the interest maintenance reserve 2003 - $0; 2002 - $3,003                            2,862          (6,482)
                                                                                  --------------  --------------
Net income (loss)                                                                 $       7,498   $       2,168
                                                                                  ==============  ==============

                     United Life & Annuity Insurance Company
         Statements of Changes in Capital and Surplus - Statutory Basis
--------------------------------------------------------------------------------

                                                                                  Nine months ended September 30,
                                                                                       2003            2002
                                                                                  --------------  --------------
                                                                                          (In Thousands)


Common stock:
  Balance at beginning and end of year                                            $       8,401   $       8,401

Additional paid-in capital:
  Balance at beginning and end of year                                                   41,241          41,241

Unassigned surplus:
  Balance at beginning and end of year                                                   33,210          17,800
  Net income                                                                              7,498           2,168
  Change in net unrealized capital gains or losses                                           78          (2,178)
  Change in nonadmitted assets                                                            1,030          (9,847)
  Change in asset valuation reserve                                                        (921)          4,529
  Change in net deferred income tax                                                      (3,680)         12,811
  Dividends to stockholders                                                             (12,400)              -
  Other adjustments                                                                        (270)           (356)
                                                                                  --------------  --------------
  Balance at end of year                                                                 24,545          24,927

Total capital and surplus                                                         $      74,187   $      74,569
                                                                                  ==============  ==============

                     United Life & Annuity Insurance Company
                   Statements of Cash Flows - Statutory Basis
--------------------------------------------------------------------------------

                                                                                  Nine months ended September 30,
                                                                                       2003            2002
                                                                                  --------------  --------------
                                                                                          (In Thousands)


Operations
Premiums, policy proceeds, and other considerations
   received, net of reinsurance paid                                              $       1,469   $       1,198
Net investment income received                                                           28,981          36,526
Commission and expense allowances received on reinsurance ceded                          (2,802)            374
Benefits paid                                                                           (67,204)        (84,529)
Net transfers to separate accounts                                                        9,675          15,206
Insurance expenses paid                                                                       -          (2,164)
Federal income taxes (paid) received                                                        995           4,590
Net other (expenses) revenues                                                             1,594           2,158
                                                                                  --------------  --------------
Net cash used in operations                                                             (27,292)        (26,641)

Investments
Proceeds from sales, maturities, or repayments of investments:
  Bonds                                                                                 816,936         433,061
  Mortgage loans                                                                          1,277           1,789
  Real estate                                                                                 -              54
  Other invested assets                                                                      64              81
  Net gain or (losses) on cash and short-term investments                                     -            (264)
  Miscellaneous proceeds                                                                 14,659          (4,722)
  Net tax on capital gains                                                                    -          (1,992)
                                                                                  --------------  --------------
Net proceeds from sales, maturities, or repayments of investments                       832,936         428,007

Cost of investments acquired:
  Bonds                                                                                 794,630         388,217
  Mortgage loans                                                                          4,480           7,106
  Other invested assets                                                                       -              99
  Miscellaneous applications                                                              6,582               -
                                                                                  --------------  --------------
Total cost of investments acquired                                                      805,692         395,422

Net increase (decrease)  in policy loans                                                     (6)            (68)
                                                                                  --------------  --------------
Net cash used in investment activities                                                   27,238          32,653

Financing and miscellaneous activities
Cash provided (used):
  Net deposits on deposit-type contract funds                                              (967)              -
  Dividends to stockholders                                                             (12,400)              -
  Other sources                                                                             624         (19,537)
                                                                                  --------------  --------------
Net cash used in financing and miscellaneous activities                                 (12,743)        (19,537)

Net change in cash and short-term investments                                           (12,797)        (13,525)
Cash and short-term investments:
  Beginning of year                                                                      14,741          18,299
                                                                                  --------------  --------------
   End of year                                                                    $       1,944   $       4,774
                                                                                  ==============  ==============

                                                                   Exhibit 99.8


                          AGREEMENT AND PLAN OF MERGER
                                       OF
                           USG ANNUITY & LIFE COMPANY
                     UNITED LIFE & ANNUITY INSURANCE COMPANY
                                       AND
                    EQUITABLE LIFE INSURANCE COMPANY OF IOWA
                                      INTO
                     GOLDEN AMERICAN LIFE INSURANCE COMPANY
                                  TO BE RENAMED
                   ING USA ANNUITY AND LIFE INSURANCE COMPANY


     AGREEMENT AND PLAN OF MERGER, dated as of June 25, 2003 (the "Agreement"), by and between USG Annuity & Life Company ("USG"), an Oklahoma stock life insurance company, United Life & Annuity Insurance Company ("ULA"), an Iowa stock life insurance company, Equitable Life Insurance Company of Iowa ("ELIC"), an Iowa stock life insurance company, and Golden American Life Insurance Company ("GALIC"), a Delaware stock life insurance company, each having its primary office for books and records at 909 Locust Street, Des Moines, Iowa 50309;

     WHEREAS, each of USG, ULA, ELIC and GALIC is a wholly owned subsidiary of Lion Connecticut Holdings Inc.; and

     WHEREAS, on the date of the Merger but prior to the Effective Time (as hereinafter defined), GALIC shall have been duly redomesticated to Iowa in accordance with the applicable provisions of the laws of the State of Delaware and the State of Iowa (the "Redomestication");

     NOW, THEREFORE, in consideration of the mutual agreements, covenants and provisions contained herein, the parties hereto agree as follows:

                                    ARTICLE I
                                   THE MERGER

     Section 1.1. The Merger. At the Effective Time (as hereinafter defined) USG, pursuant to Title 18, Oklahoma Statutes, and ULA and ELIC, pursuant to Chapter 490, Code of Iowa, will be statutorily merged with and into GALIC and the separate corporate existence of USG, ULA and ELIC shall cease. GALIC as it exists from and after the Effective Time is sometimes referred to as the "Surviving Corporation."

     Section 1.2. Effective Time of the Merger. Subject to the terms and conditions of this Agreement, Articles of Merger shall be duly prepared, executed and acknowledged by USG, ULA, ELIC and GALIC and shall be filed with the Commissioner of the Iowa Insurance Division and a Certificate of Merger, as prescribed by Oklahoma law, shall be duly prepared, executed and acknowledged by GALIC and shall be filed with the Insurance Commissioner for the State of Oklahoma. The merger described in Section 1.1 (the "Merger") shall become effective upon the last to occur of (a) 12:02 a.m., January 1, 2004, (b) 12:02 a.m. on the date on which the Articles of Merger are filed with the Iowa Secretary of State, or (c) 12:02 a.m. on the date on which the Certificate of Merger is filed with the Oklahoma Secretary of State, provided the Articles of Merger have been approved by the Commissioner of the Iowa Insurance Division and the Certificate of Merger has been approved be the Insurance Commissioner for the State of Oklahoma and, provided further, that the Redomestication shall have been duly effected pursuant to Section 508.12 Code of Iowa and Delaware Code Title 18 Section 4946. The date and time when the Merger shall become effective is hereinafter referred to as the "Effective Time."

     Section 1.3. Effects of the Merger. The Merger shall have the effects as follows:


     1. The parties to this Agreement shall be one insurance corporation which shall be GALIC, the Surviving Corporation, which by virtue of the Redomestication, shall be an Iowa stock life insurance company.

     2.   The separate existence of USG, ULA and ELIC shall cease.

     3. The title to real estate and other property owned by each of USG, ULA and ELIC is vested in GALIC without reversion or impairment.

     4.   GALIC has all liabilities of each corporation party to the Merger.

     5. A proceeding pending against any of USG, ULA or ELIC may be continued as if the merger did not occur or the Surviving Corporation may be substituted in the proceeding for USG, ULA or ELIC, respectively.

                                   ARTICLE II
                            THE SURVIVING CORPORATION

     Section 2.1. Articles of Incorporation. The Articles of Incorporation of GALIC as in effect at the Effective Time shall be and remain the Articles of Incorporation of the Surviving Corporation and the name of the Surviving Corporation shall be ING USA Annuity and Life Insurance Company.

     Section 2.2. Bylaws. The Bylaws of GALIC in effect at the Effective Time shall be and remain the Bylaws of the Surviving Corporation until altered, amended or repealed in accordance with their terms and as provided by the Articles of Incorporation of the Surviving Corporation.

     Section 2.3. Directors and Officers. The directors and officers of GALIC in office at the Effective Time shall continue in office and shall constitute the directors and officers of the Surviving Corporation for the terms for which such persons have been elected and until their respective successors shall be elected or appointed and qualified.


                                   ARTICLE III
                                 CAPITALIZATION

     All of the shares of capital stock of USG, ULA and ELIC which are issued and outstanding immediately prior to the Effective Time, by virtue of the Merger and by operation of law and without any action on the part of the holder thereof, shall no longer be outstanding, shall be canceled and retired, and cease to exist, and each holder of a certificate representing any such shares of capital stock of USG, ULA and ELIC shall thereafter cease to have any rights with respect to such shares of capital stock thereof.


                                   ARTICLE IV
                                  MISCELLANEOUS

     Section 4.1. Cooperation. Each of USG, ULA, ELIC and GALIC shall take, or cause to be taken, all action or do or cause to be done, all things necessary, proper or advisable under the laws of the State of Oklahoma and the State of Iowa to consummate and effectuate the Merger, subject, however, to the appropriate vote or consent of the Board of Directors of each of USG, ULA, ELIC and GALIC in accordance with the requirements of the applicable provisions of the laws of the State of Oklahoma and the State of Iowa.

     Section 4.2. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

     Section 4.3. Governing Law. This Agreement shall be governed by and construed under the laws of the State of Iowa, without regard to the conflict of laws principles thereof.

     IN WITNESS WHEREOF, each of USG, ULA, ELIC and GALIC have executed this Agreement as of the date first written above.



                                  USG Annuity & Life Company

                 By:              /s/ Keith Gubbay
                 Name:            Keith Gubbay
                 Its:             President


                                  United Life & Annuity Insurance Company

                 By:              /s/ Keith Gubbay
                 Name:            Keith Gubbay
                 Its:             President



                                  Equitable Life Insurance Company of Iowa

                 By:              /s/ Keith Gubbay
                 Name:            Keith Gubbay
                 Its:             President


                                  Golden American Life Insurance Company

                 By:              /s/ Keith Gubbay
                 Name:            Keith Gubbay
                 Its:             President


              Consent of Ernst and Young LLP, Independent Auditors

We consent to the use of the following: our report dated April 25, 2003, with respect to the financial statements-statutory basis of Ameribest Life Insurance Company as of December 31, 2002 and 2001, and for each of the two years in the period ended December 31, 2002; our report dated March 21, 2003, with respect to the financial statements-statutory basis of Equitable Life Insurance Company of Iowa as of December 31, 2002 and 2001, and for each of the two years in the period ended December 31, 2002; our report dated April 25, 2003, with respect to the financial statements-statutory basis of United Life & Annuity Insurance Company as of December 31, 2002 and 2001, and for each of the two years in the period ended December 31, 2002; and our report dated April 25, 2003, with respect to the financial statements-statutory basis of USG Annuity & Life Company as of December 31, 2002 and 2001, and for each of the two years in the period ended December 31, 2002, included in the Registration Statement under the Securities Act of 1933 (No. 333-104539) and the related Prospectus Supplement of ING USA Annuity and Life Insurance Company (formerly Golden American Life Insurance Company).


                                       /s/ Ernst & Young LLP

Atlanta, Georgia
January 7, 2004